Pursuant to Rule 424(b)(5)
                                                              File No. 333-79283

PROSPECTUS SUPPLEMENT DATED SEPTEMBER 20, 1999
(To prospectus dated August 20, 1999)

                           $500,257,334 (APPROXIMATE)
               HOME LOAN ASSET BACKED CERTIFICATES, SERIES 1999-3
                                 [COMPANY LOGO]
                         FREMONT HOME LOAN TRUST 1999-3
                                     ISSUER
                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
                                    DEPOSITOR
                            FREMONT INVESTMENT & LOAN
                         TRANSFEROR AND MASTER SERVICER
                          COUNTRYWIDE HOME LOANS, INC.
                                    SERVICER

      The Fremont Home Loan Trust 1999-3 is issuing certificates in 5 classes. Only the Class A-1, Class A-2 and Class B certificates are being offered by this prospectus supplement.

      o The trust's main source of funds for making distributions on the offered certificates will be collections on the related pools of first lien mortgage loans secured by one-to-four family residences and other properties as described in this prospectus supplement.

      o Credit enhancement consisting of an unconditional and irrevocable guarantee of timely payment of interest and ultimate payment of principal on the Class A-1 and Class A-2 certificates is provided by a financial guaranty insurance policy issued by Ambac Assurance Corporation.


     PRICE TO PUBLIC      UNDERWRITING DISCOUNT      PROCEEDS TO DEPOSITOR
      $486,000,000             $1,093,500                $484,906,500
       100.00%                  0.225%

      The price to public, underwriting discount and proceeds to the depositor are shown for the Class A-1 and Class A-2 certificates in the aggregate. The Class B certificates will be offered at negotiated prices determined at the time of sale with an underwriting discount of 0.75%. The aggregate proceeds to the depositor for the Class A-1, Class A-2 and Class B certificates will be $492,008,831, which includes accrued interest with respect to the Class B certificates. See "Underwriting" in this prospectus supplement.

      The proceeds to the depositor shown above are before deducting expenses, estimated at $400,000.

                                  [AMBAC LOGO]

--------------------------------------------------------------------------------
      YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-16 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 16 IN THE PROSPECTUS.
      The certificates will not represent obligations of PaineWebber Mortgage Acceptance Corporation IV or any other person or entity. No governmental agency or any other person will insure the certificates or the collateral securing the certificates, except that Ambac Assurance Corporation will insure the Class A-1 and Class A-2 certificates to the extent described in this prospectus supplement. The certificates are not obligations of a bank and are not insured or guaranteed by the FDIC.
      You should consult with your own advisors to determine if the notes are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the certificates.
--------------------------------------------------------------------------------

      NEITHER THE  SECURITIES AND EXCHANGE  COMMISSION NOR ANY STATE  SECURITIES
COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      We will not list the certificates on any securities exchange or on any automated quotation system.

      PaineWebber Incorporated, Credit Suisse First Boston Corporation, First Union Capital Markets Corp., Banc One Capital Markets, Inc., Chase Securities Inc. and Deutsche Bank Securities Inc., as the underwriters, will purchase the offered certificates from PaineWebber Mortgage Acceptance Corporation IV and offer them to the public.

      The underwriters expect to deliver the offered certificates to purchasers on or about September 23, 1999 in book-entry form through the facilities of The Depository Trust Company, Cedelbank and The Euroclear System.

PAINEWEBBER INCORPORATED
      CREDIT SUISSE FIRST BOSTON
                  FIRST UNION CAPITAL MARKETS CORP.
                             BANC ONE CAPITAL MARKETS, INC.
                                          CHASE SECURITIES INC.
                                                       DEUTSCHE BANC ALEX. BROWN

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

      Information about the offered certificates is provided in two separate documents that progressively include more detail:

      o the accompanying prospectus dated August 20, 1999, which provides general information, some of which may not apply to the offered certificates; and

      o this prospectus supplement, which describes the specific terms of the offered certificates.

      Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus. Please read this prospectus supplement and the prospectus in full.

      IF THE TERMS OF THE OFFERED  CERTIFICATES  VARY  BETWEEN  THIS  PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, THEN YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

      All statistical data with respect to the loans are approximate, and are based on the actual principal balances of the loans as of August 25, 1999, except where otherwise noted. The data with respect to the loans in this prospectus supplement does not include information with respect to the loans that may be acquired by the trust after the closing date and prior to December 23, 1999.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

Important Notice About Information Presented in this Prospectus
  Supplement and the Prospectus............................................S-2
Summary....................................................................S-5
Risk Factors..............................................................S-16
      Basis Risk May Adversely Affect Yield...............................S-16
      Actual Yield to Maturity May Be Less Than Anticipated...............S-17
      Unpredictability of Prepayments Could Adversely Affect Yield........S-17
      Inability to Acquire Subsequent Loans May Cause Significant
        Principal Payments on the Certificates............................S-18
      Limited Liquidity May Adversely Affect Market Value of Certificates.S-18
      Credit Enhancement May Not Be Adequate..............................S-18
      Certificateholders' Rights Are Limited by Securities Insurer........S-19
      Risks Relating to Non-Conforming Underwriting Guidelines............S-19
      Transfers of Servicing May Adversely Affect Distributions
        on the Certificates...............................................S-20
      Failure of Servicer to Perform May Adversely Affect Distributions
        on the Certificates...............................................S-20
      Inadequacy of Value of Properties Could Affect Severity of Losses...S-20 Bankruptcy of Borrower May Adversely Affect Distributions on
        the Certificates..................................................S-21
      Geographic Concentration Could Increase Losses on the Loans.........S-21
      Non-Recordation of Assignments Could Increase Losses on the Loans...S-21 Insolvency of Transferor May Adversely Affect Distributions
        on the Certificates...............................................S-22
      Bankruptcy of Other Parties May Adversely Affect Distributions
        on the Certificates...............................................S-22
      Violations of Federal and State Laws May Adversely Affect
        Ability to Collect on Loans.......................................S-22
      Transferor May Not Be Able to Repurchase or Replace Defective Loans.S-23 Year 2000 Non-Compliance May Adversely Affect Distributions
        on the Certificates...............................................S-23
      Year 2000 Legislation May Affect Timely Exercise to Remedies........S-24
Forward-Looking Statements................................................S-25
Defined Terms.............................................................S-25
The Pools.................................................................S-25
      General.............................................................S-25
      Payments on the Loans...............................................S-27
      Characteristics of the Loans........................................S-29
      Initial Pool 1 Loan Statistics......................................S-30
      Initial Pool 2 Loan Statistics......................................S-39
      Conveyance of Subsequent Loans......................................S-47
Fremont Investment & Loan.................................................S-48
      General.............................................................S-48
Master Servicer...........................................................S-48
      Master Servicer Duties..............................................S-48
Servicer..................................................................S-50
      General.............................................................S-50
      Servicing Procedures................................................S-51
      Collection Procedures...............................................S-52
      Foreclosure and Delinquency Experience..............................S-52
Underwriting Criteria.....................................................S-54
      General.............................................................S-54
Prepayment and Yield Considerations.......................................S-59
      General.............................................................S-59
      Excess Spread and Reduction of Overcollateralization Target Amount..S-64
      Reinvestment Risk...................................................S-65
      Yield Considerations Relating to Adjustable-Rate Loans..............S-65
      Weighted Average Lives of the Offered Certificates..................S-66

      Class B Certificates................................................S-72
Description of the Certificates...........................................S-75
      General.............................................................S-75
      Distributions on the Certificates...................................S-77
      Priority of Distributions...........................................S-79
      Securities Insurer Reimbursement Amount.............................S-83
      Pre-Funding Account.................................................S-83
      Capitalized Interest Account........................................S-84
      Optional Termination................................................S-84
Description of Credit Enhancement.........................................S-85
      General.............................................................S-85
      Excess Spread and Overcollateralization.............................S-85
      Reserve Account.....................................................S-87
      Subordination.......................................................S-87
      Financial Guaranty Insurance Policy.................................S-88
      The Securities Insurer..............................................S-89
Description of the Transfer and Servicing Agreements......................S-91
      Sale and Assignment of the Loans....................................S-91
      Representations and Warranties......................................S-92
      Repurchase of Loans.................................................S-93
      Fees and Expenses...................................................S-93
      Servicing...........................................................S-94
      Collection Account and Distribution Account.........................S-95
      Income From Accounts................................................S-95
      Collection and Other Servicing Procedures For Loans.................S-96
      Maintenance of Hazard Insurance Policies and Errors
        and Omissions and Fidelity Coverage...............................S-96
      Realization on Defaulted Loans......................................S-97
      Evidence as to Compliance...........................................S-98
      Certain Matters Regarding the Master Servicer.......................S-99
      Master Servicer Events of Default..................................S-100
      Certain Matters Regarding the Servicer.............................S-101
      Servicer Determinations and Events of Default......................S-101
      Restrictions on Certificateholders' Rights.........................S-102
      The Trustee........................................................S-103
      Duties of the Trustee..............................................S-103
      Reports to Certificateholders......................................S-104
Federal Income Tax Consequences..........................................S-106
      General............................................................S-106
      Characterization of Investments in  the Offered Certificates.......S-107
      Taxation of Basis Risk Arrangements................................S-107
ERISA Considerations.....................................................S-109
Legal Investment.........................................................S-111
Use of Proceeds..........................................................S-112
Underwriting.............................................................S-112
Experts..................................................................S-114
Legal Matters............................................................S-114
Ratings..................................................................S-114
Glossary of Terms........................................................S-116

                                     SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

RELEVANT PARTIES

 Trust............................. Fremont Home Loan Trust  1999-3,  a New York
                                    common   law   trust.   The  trust  will  be
                                    established pursuant to a pooling and master servicing agreement among the depositor, the trustee and Fremont Investment & Loan.

 Depositor......................... PaineWebber Mortgage Acceptance  Corporation
                                    IV, a Delaware corporation.  The depositor's
                                    address is 1285 Avenue of the Americas,  New
                                    York, New York 10019, telephone number (212)
                                    713-2000.   See  "The   Depositor"   in  the
                                    accompanying prospectus.

 Transferor and Master Servicer.... Fremont Investment & Loan, a thrift and loan organized  as a California  industrial  loan
                                    company.   Fremont   Investment  &  Loan  is
                                    regulated by the Federal  Deposit  Insurance
                                    Corporation and the California Department of
                                    Financial Institutions. Fremont's address is
                                    175   North   Riverview   Drive,    Anaheim,
                                    California  92808,  telephone  number  (714)
                                    283-6500. See "Fremont Investment & Loan" and "Master Servicer" in this prospectus supplement. Fremont Investment & Loan will also act as the initial servicer.

 Servicer.......................... Countrywide Home Loans,  Inc. Its address is
                                    4500  Park  Granada,  Calabasas,  California
                                    91302,  telephone number (818) 225-3000. See
                                    "Servicer"  in this  prospectus  supplement.
                                    Countrywide  Home  Loans,  Inc.  will  begin
                                    servicing  the loans on or  before  November
                                    30,    1999.    However,    the    servicing
                                    commencement date may be extended to January
                                    31,  2000  if the  rating  agencies  deliver
                                    written   confirmation  that  the  extension
                                    would not result in a downgrade, withdrawal or qualification of the then current ratings of the offered certificates.

 Securities Insurer................ Ambac     Assurance      Corporation,      a
                                    Wisconsin-domiciled      stock     insurance
                                    corporation.    The   securities   insurer's
                                    address is One State Street Plaza, New York,
                                    New  York  10004,   telephone  number  (212)
                                    668-0340.   See   "Description   of   Credit
                                    Enhancement--The Securities Insurer" in this prospectus supplement.

 Trustee........................... The Bank of New  York,  a New  York  banking corporation. Its principal office is located
                                    at 101  Barclay  Street-12E,  New York,  New
                                    York 10286, telephone number (212) 815-8727.
                                    See  "The   Trustee"   in  this   prospectus
                                    supplement.

RELEVANT DATES

 Closing Date...................... On or about September 23, 1999.

 Cut-Off Date...................... The close of business on  September  1, 1999
                                    with   respect   to   the   initial    loans
                                    transferred  to the  trust  on  the  closing
                                    date. With respect to any loans subsequently
                                    transferred to the trust, the date specified
                                    as  the  cut-off  date  in  the   applicable
                                    transfer agreement.

 Distribution Date................. The 25th day of each  month  or, if that day is not a business day, the next business day, commencing in October 1999.

 Statistical Calculation Date...... The  loans   described  in  this  prospectus
                                    supplement  represent  the pools of loans as
                                    of  the  statistical   calculation  date  of
                                    August 25, 1999 that have been identified by Fremont. We anticipate that additional loans will be conveyed to the trust at closing and during the three months following closing. In addition, other loans may be substituted for the currently identified loans. The information regarding the loans in this prospectus supplement does not include any information:

                                    o   with  respect  to  the  initial
                                        loans  that are  identified  by
                                        the transferor after August 25,
                                        1999  and  transferred  to  the
                                        trust on the closing date and

                                    o   with  respect to the loans that
                                        may be  acquired  by the  trust
                                        after  the  closing   date  and
                                        prior to December 23, 1999.

                                    See   "The   Pools"   in   this   prospectus
                                    supplement.

 Due Period........................ For  each  distribution   date,  the  period
                                    commencing  on the 2nd  day of the  calendar
                                    month  preceding  the  month  in  which  the
                                    relevant   distribution  date  occurs,   and
                                    ending on the 1st day of the month in which the relevant distribution date occurs.

 Determination Date................ The 18th  calendar  day of each month or, if that day is not a business day, then the preceding business day.

 Accrual Period.................... With  respect to the Class A-1 and Class A-2 certificates and for the first distribution date, the period beginning on the closing date and ending on the day prior to the first distribution date. With respect to the Class A-1 and Class A-2 certificates and for each other distribution date, the period beginning on the prior distribution date and ending on the day prior to the relevant distribution date. With respect to the

                                    Class B certificates  and each  distribution
                                    date,   the  calendar  month  prior  to  the
                                    related distribution date.

OFFERED SECURITIES................. We are offering the Class A-1, Class A-2 and
                                    Class B  certificates.  Each  class  will be
                                    issued   with  the   following   approximate
                                    original principal balance, subject to a permitted variance of plus or minus 5%:

                                         CLASS    ORIGINAL PRINCIPAL BALANCE
                                         -----    --------------------------

                                          A-1            $325,000,000

                                          A-2            $161,000,000

                                           B             $ 14,257,334

                                    The Series 1999-3  certificates will consist
                                    of a total of 5 classes.  However, the Class
                                    X and the Class R certificates are not being
                                    offered by this  prospectus  supplement.  In
                                    general,  distributions on the Class A-1 and
                                    Class  A-2  certificates  will be made  from
                                    separate    loan    pools.    In    general,
                                    distributions on the Class B certificates will be made from the principal and interest payments available in each loan pool on a subordinated basis. These loan pools are described in the section under "--Assets of the Trust--Loans" below.

 Interest Distributions............ On each distribution date,  interest accrued during the preceding accrual period will be due on the offered certificates. The offered certificates will accrue interest for each accrual period on their unpaid principal balance.

                                    The offered certificates will bear interest at the following rates per annum:

                                      Class     Pass-Through Rate
                                      -----     -----------------

                                       A-1      one-month  LIBOR +  0.355%,  or
                                                commencing  on the first day of
                                                the accrual period in which the
                                                optional    termination    date
                                                occurs,   one-month   LIBOR   +
                                                0.710%.

                                       A-2      one-month  LIBOR +  0.395%,  or
                                                commencing  on the first day of
                                                the accrual period in which the
                                                optional    termination    date
                                                occurs,   one-month   LIBOR   +
                                                0.790%.


                                        B       9.250%,  or  commencing  on the
                                                first day of the accrual period
                                                in    which    the     optional
                                                termination     date    occurs,
                                                9.750%.

                                    The   interest    rates   on   the   offered
                                    certificates will be subject to an available
                                    funds  cap.  The  available   funds  cap  is
                                    different for each class and is described in
                                    "Description  of the  Certificates--General"
                                    in this prospectus supplement. Any shortfall
                                    resulting   from  the   imposition   of  the
                                    available  funds cap together  with interest
                                    on the shortfall will be carried forward and
                                    will  be   distributed  on  the  current  or
                                    following distribution dates to the extent there are funds available. The guaranty insurance policy will not cover any of these shortfalls.

                                    The   ratings   assigned   to  the   offered
                                    certificates do not address the likelihood of your receipt of interest carried forward to later distribution dates due to the available funds cap.

                                    Interest  on the  Class  A-1 and  Class  A-2
                                    certificates will be calculated on the basis
                                    of the actual  number of days elapsed in the
                                    accrual period and a 360-day year.  Interest
                                    on  the   Class  B   certificates   will  be
                                    calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                    See   "Description  of  the   Certificates--
                                    Distributions on the Certificates" in this prospectus supplement.

 Principal Distributions........... On  each  distribution  date,  one or  more classes of the offered certificates will be
                                    due   distributions   of   principal.   See
                                    "Description    of    the    Certificates--
                                    Distributions on the  Certificates" in this
                                    prospectus   supplement   for  a   detailed
                                    discussion of the amount and timing of principal payments.

 Allocation and Distributions to
    the Offered Certificates....... Interest and principal  distributions due on the Class A-1 and Class A-2 certificates will generally be distributable from:

                                    o  any  available  funds from  payments  and
                                       collections   from   the  pool  of  loans
                                       related to the applicable class;

                                    o  any  available  funds from  payments  and
                                       collections  from the other pool of loans
                                       to   the   extent   described   in   this
                                       prospectus supplement; and

                                    o  any  payments  that  are made  under  the
                                       financial   insurance   guaranty   policy
                                       described below.

                                    Interest and principal distributions due on the Class B certificates will generally be distributable from any available funds from payments and collections from each pool of loans after distributions of interest and principal, respectively, to the Class A-1 and Class A-2 certificates.

                                    The  right of the  Class B  certificates  to
                                    receive  interest  is  subordinated  to  the
                                    rights  of  the  Class  A-1  and  Class  A-2
                                    certificates to receive interest.  The right
                                    of  the  Class  B  certificates  to  receive
                                    principal is  subordinated  to the rights of
                                    the Class A-1 and Class A-2  certificates to
                                    receive  principal.   On  each  distribution
                                    date, the priority of  distributions  to the
                                    applicable  classes of certificates  will be
                                    as described in this  prospectus  supplement
                                    under  the  caption   "Description   of  the
                                    Certificates--Priority of Distributions."

OTHER SECURITIES ISSUED............ In addition to the offered certificates, the trust is also  issuing  the  Class X and the
                                    Class R certificates.  The Class X and Class
                                    R  certificates   are   subordinate  to  the
                                    offered certificates.

                                    We are not offering the Class X or the Class
                                    R  certificates   through  this   prospectus
                                    supplement or the accompanying prospectus.

ASSETS OF THE TRUST

 Loans............................. The  assets  of  the  trust   will   consist
                                    primarily  of two pools of  mortgage  loans.
                                    The pool 1 loans will back the Class A-1 and
                                    Class B  certificates,  in that  payments on
                                    pool 1 loans will  generally be used to make
                                    distributions  on the  Class A-1 and Class B
                                    certificates.  Similarly,  the  pool 2 loans
                                    will   back  the   Class  A-2  and  Class  B
                                    certificates.  The loans  will be secured by
                                    first liens on one- to four-unit residences,
                                    condominium units and manufactured  housing.
                                    Each pool of loans to be  transferred to the
                                    trust on the  closing  date is  expected  to
                                    have   the   following    aggregate   unpaid
                                    principal balance as of the cut-off date, in each case subject to a variance of plus or minus 5%:

                                            Pool 1          $253,500,430

                                            Pool 2          $125,648,916

                                    On or prior to December 23, 1999,  the trust
                                    may purchase  additional loans for each pool
                                    having the following  approximate  aggregate
                                    unpaid  principal  balance,   in  each  case
                                    subject to a variance of plus or minus 5%:

                                            Pool 1          $81,033,795

                                            Pool 2          $40,074,193

                                    Unless the context indicates otherwise, any numerical or statistical information with respect to the loans presented in this prospectus supplement is based upon the characteristics, as of August 25, 1999, of the portion of the total pools of loans that have been identified.

                                    The portion of the pool 1 loans described in this prospectus supplement will have an aggregate principal balance of approximately $250,394,077 as of August 25, 1999.

                                    The portion of the pool 2 loans described in this prospectus supplement will have an aggregate principal balance of approximately $115,584,286 as of August 25, 1999.

                                    The loans will bear interest at fixed or adjustable rates.

                                    The  loans   have  been   originated   using
                                    underwriting   standards   that   are   less
                                    stringent than FHLMC or FNMA guidelines concerning first-lien mortgage loans. See "The Pools" in this prospectus supplement and "The Trust Funds--Residential loans" in the accompanying prospectus.

PRE-FUNDING ACCOUNT................ On   the   closing    date,    approximately
                                    $121,107,988   will   be   deposited   in  a
                                    pre-funding  account  in  the  name  of  the
                                    trustee,  subject to a  variance  of plus or
                                    minus 5%. $81,033,795, subject to a variance
                                    of  plus  or  minus  5%,  may be used by the
                                    trustee to purchase pool 1 loans  subsequent
                                    to the closing date. $40,074,193, subject to
                                    a variance  of plus or minus 5%, may be used
                                    by the  trustee  to  purchase  pool 2  loans
                                    subsequent  to  the  closing   date.   These
                                    subsequently  acquired  loans  will back the
                                    applicable  class  of  certificates.   These
                                    subsequently acquired loans may only be acquired during the period commencing on the closing date and ending generally on the earlier to occur of:

                                    (1) the date on which the  amount on deposit
                                    in the pre-funding  account as it relates to
                                    the  applicable  pool, net of any investment
                                    earnings  on  that  amount,   is  less  than
                                    $50,000; and

                                    (2) December 23, 1999.

                                    See   "Description  of  the   Certificates--
                                    Pre-Funding   Account"  in  this  prospectus
                                    supplement.

CAPITALIZED INTEREST
   ACCOUNT......................... On the closing  date,  a portion of the sale proceeds of the offered certificates will be
                                    deposited in a capitalized interest account.
                                    Funds in this account will be applied by the
                                    trustee on the distribution  dates occurring
                                    in October 1999,  November 1999 and December
                                    1999 to cover shortfalls in distributions on
                                    the  certificates  that may arise due to the
                                    utilization  of the  pre-funding  account as
                                    described in this prospectus supplement. Any
                                    amounts in the capitalized  interest account
                                    that  are  not   required   to  cover  these
                                    interest
                                    shortfalls will be paid to the transferor.

SERVICING OF THE LOANS............. Countrywide   Home  Loans,   Inc.,   as  the
                                    servicer,  will  perform the loan  servicing
                                    and  receive  a  monthly  servicing  fee and
                                    other servicing  compensation.  The servicer
                                    also  will  make  reasonable  and  customary
                                    expense  advances with respect to the loans,
                                    in accordance  with reasonable and customary
                                    servicing procedures.  The servicer will not
                                    be  required to make  advances of  principal
                                    and   interest   due  on  the   loans.   See
                                    "Description  of the Transfer and  Servicing
                                    Agreements--Servicing" in this prospectus supplement. Fremont Investment & Loan will be the master servicer.

                                    The master servicer will generally:

                                    o advance delinquent payments of interest and principal on the loans,

                                    o  pay   compensating   interest   to  cover
                                       prepayment  interest  shortfalls  to  the
                                       extent   described  in  this   prospectus
                                       supplement,

                                    o monitor the servicing activities of the servicer, and

                                    o be available to assume the servicing if the servicer is terminated. See "Master Servicer" in this prospectus supplement.

                                    The master servicer will service the loans for an interim period beginning on the closing date until Countrywide Home Loans, Inc. has assumed its duties as servicer.

CREDIT ENHANCEMENT................. Credit  enhancement  for the  Class  A-1 and
                                    Class A-2 certificates will be provided by the following:

                                    o  excess  payments of interest on the loans
                                       in  the   pool  of  loans   backing   the
                                       applicable class;

                                    o  excess  payments of interest on the loans
                                       in the pool of loans  backing  the  other
                                       class  of  Class A  certificates,  to the
                                       extent not needed for the other  class of
                                       Class  A   certificates   and  under  the
                                       circumstances     as     described     in
                                       "Description   of   the    Certificates--
                                       Priority of Payments" in this prospectus supplement;

                                    o  the  overcollateralization  that  results
                                       from the cash flow structure described in
                                       "Description of the Certificates-Priority
                                       of   Payments"    in   this    prospectus
                                       supplement;

                                    o a reserve fund funded by certain excess payments of interest on the loans;

                                    o  the  subordination  of the  right  of the
                                       Class B certificates to receive  interest
                                       and       principal        distributions,
                                       respectively,
                                       and the subordination of the right of the Class X and Class R certificates to receive distributions of any remaining amounts from the loans; and

                                    o a guaranty insurance policy issued by the securities insurer.

                                    The   guaranty    insurance    policy   will
                                    irrevocably and unconditionally  guaranty to
                                    the  trustee  timely  payment  of  interest,
                                    subject to any  applicable  available  funds
                                    caps,   as  described  in  this   prospectus
                                    supplement and ultimate payment of principal
                                    due  on  the   Class   A-1  and   Class  A-2
                                    certificates.  The guaranty insurance policy
                                    may  not be  canceled  for any  reason.  The
                                    guaranty  insurance policy does not guaranty
                                    any  specified  rate  of  prepayments.   The
                                    guaranty  insurance  policy does not provide
                                    funds to  redeem  any of the  Class  A-1 and
                                    Class  A-2  certificates  upon  an  optional
                                    termination   of  the   trust,   unless  the
                                    termination   is  at  the   option   of  the
                                    securities  insurer.  The guaranty insurance
                                    policy will not cover any  shortfalls on the
                                    Class  A-1  and   Class   A-2   certificates
                                    resulting   from  the   imposition   of  the
                                    available funds cap.

                                    Credit   enhancement   for   the   Class   B
                                    certificates   will  be   provided   by  the
                                    following:

                                    o excess payments of interest on the loans in both pools of loans;

                                    o  the  overcollateralization  that  results
                                       from the cash flow structure described in
                                       "Description of the Certificates-Priority
                                       of   Payments"    in   this    prospectus
                                       supplement; and

                                    o the subordination of the right of the Class X and the Class R certificates to receive distributions of any remaining amounts from the loans.

                                    See "Description of Credit Enhancement" in this prospectus supplement.

                                    These  sources  of  credit  enhancement  are
                                    intended to increase the likelihood that you
                                    will  receive the full and timely  amount of
                                    interest   payments   and  full   amount  of
                                    principal  payments  due on  the  applicable
                                    class of offered certificates.  In addition,
                                    these  sources  of  credit  enhancement  are
                                    intended  to  provide   protection   against
                                    losses on the loans. The credit  enhancement
                                    for  the  offered  certificates  is for  the
                                    benefit of the  offered  certificates  only.
                                    The   offered   certificates   will  not  be
                                    entitled to the benefits of any other credit
                                    enhancement.   See   "Risk   Factors--Credit
                                    Enhancement May Not Be Adequate" in this prospectus supplement.

 Optional Termination.............. The  holders  of  the  majority   percentage
                                    interest in the Class R certificates have the option to effect an early termination of the trust on or after any distribution date on which the outstanding aggregate principal balance of the loans declines to 10% or less of an amount equal to the sum of :

                                    o  the aggregate  principal  balance,  as of
                                       the   cut-off    date,   of   the   loans
                                       transferred to the trust on the closing date and

                                    o  the aggregate  principal  balance,  as of
                                       the applicable cut-off date, of the loans
                                       transferred   to  the  trust   after  the
                                       closing  date and on or prior to December
                                       23, 1999.

                                    If the  exercise of this option would result
                                    in  a  draw  under  the  guaranty  insurance
                                    policy,   the   holders   of  the   Class  R
                                    certificates  may only  exercise this option
                                    with the consent of the securities  insurer.
                                    The securities  insurer or the servicer will
                                    have the  option  to effect  the same  early
                                    termination  of the trust if the  holders of
                                    the Class R  certificates  fail to  exercise
                                    this  early   termination   option  and  the
                                    aggregate  principal  balance  of the  loans
                                    declines   to  5%  or  less  of  the  amount
                                    described  in  the   immediately   preceding
                                    sentence.

                                    See   "Description  of  the   Certificates--
                                    Optional Termination" in this prospectus supplement.

CLEARANCE, SETTLEMENT AND
  DENOMINATIONS OF THE
  CERTIFICATES..................... The offered certificates will be issued only in book-entry form through DTC in the United
                                    States, or Cedelbank or Euroclear in Europe.
                                    Transfers  will be in  accordance  with  the
                                    usual rules and operating procedures of DTC,
                                    Cedelbank  and   Euroclear.   You  will  not
                                    receive     a     definitive     certificate
                                    representing  your  interest  in the  trust,
                                    except in limited circumstances described in
                                    the  accompanying   prospectus.   See  "Risk
                                    Factors--Book-Entry   System   for   Certain
                                    Classes  May  Decrease  Liquidity  and Delay
                                    Payment"    and    "Description    of    the
                                    Securities--Book-Entry    Registration    of
                                    Securities" in the accompanying prospectus.

                                    We will offer  beneficial  interests  in the
                                    trust in  minimum  denominations  of $25,000
                                    and  integral  multiples  of $1 in excess of
                                    that amount.  However,  one  certificate  of
                                    each class may be issued in any denomination
                                    as  may  be  necessary   to  represent   the
                                    remainder   of  the   aggregate   amount  of
                                    certificates of the class.

TAX STATUS......................... The  trustee  will make an election to treat designated portions of the trust fund as two
                                    REMICs for federal income tax purposes. In the opinion of counsel, those portions of the trust will qualify for this treatment. A portion of the trust, which includes the rights of the holders of the offered certificates to receive interest in excess of the weighted average interest rate of the loans, net of expenses, will be treated as a grantor trust.

                                    Pertinent federal income tax consequences of an investment in the offered certificates include:

                                    o  Your certificates will represent:

                                       o  a "regular interest" in a REMIC and

                                       o  the right to receive interest from the
                                          grantor  trust at the  excess of their
                                          pass-through rates,  without regard to
                                          their   respective   caps,   over  the
                                          weighted average interest rates on the
                                          loans, net of expenses.

                                    o  The regular  interests will be treated as
                                       newly originated debt instruments and the
                                       interests  in  the  grantor   trust  will
                                       represent  notional  principal  contracts
                                       for federal  income tax purposes,  to the
                                       extent   described  in  this   prospectus
                                       supplement.

                                    o  The  portion,  if any,  of your  purchase
                                       price   for  the   offered   certificates
                                       allocable   to  the   right  to   receive
                                       interest on that class in excess of the REMIC rate will be amortizable under the rules for notional principal contracts, subject to limitations if you are an individual.

                                    See  "Federal  Income Tax  Consequences"  in
                                    this   prospectus   supplement  and  in  the
                                    accompanying prospectus.

ERISA CONSIDERATIONS............... A fiduciary of any employee  benefit plan or
                                    other  retirement   arrangement  subject  to
                                    ERISA,  or  Section  4975  of  the  Internal
                                    Revenue  Code of 1986,  as  amended,  should
                                    carefully  review  with its  legal  advisors
                                    whether  the  purchase or holding of offered
                                    certificates    could   give   rise   to   a
                                    transaction   prohibited  or  not  otherwise
                                    permissible  under  ERISA  or  the  Internal
                                    Revenue Code.  The U.S.  Department of Labor
                                    has  issued  to   PaineWebber   Incorporated
                                    prohibited transaction exemption 90-36. This
                                    exemption   generally   exempts   from   the
                                    application  of  certain  of the  prohibited
                                    transaction  provisions  of  ERISA,  and the
                                    excise taxes and civil penalties  imposed on
                                    prohibited  transactions  by Section 4975(a)
                                    and (b) of the  Internal  Revenue  Code  and
                                    Section   502(i)  of   ERISA,   transactions
                                    relating to the  purchase,  sale and holding
                                    of  pass-through  certificates  such  as the
                                    Class A-1 and Class  A-2  certificates,  but
                                    not  the  Class  B  certificates,   and  the
                                    servicing  and operation of asset pools such
                                    as  the  trust,   provided  that   specified
                                    conditions   are   satisfied.   See   "ERISA
                                    Considerations"     in    this    prospectus
                                    supplement    and   in   the    accompanying
                                    prospectus.

LEGAL INVESTMENT................... Your   certificates   will  not   constitute
                                    "mortgage  related  securities" for purposes
                                    of the Secondary Mortgage Market Enhancement
                                    Act of 1984,  as  amended.  The  appropriate
                                    characterization  of your certificates under
                                    various legal investment  restrictions,  and
                                    therefore  your ability,  if you are subject
                                    to  these  restrictions,   to  purchase  the
                                    certificates  may be subject to  significant
                                    interpretive   uncertainties.   You   should
                                    consult your own legal advisors to determine whether the certificates constitute legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS................ On   the   closing    date,    the   offered
                                    certificates  are  required  to be  rated by
                                    Moody's Investors Service,  Inc., Standard &
                                    Poor's,   a  division  of  The   McGraw-Hill
                                    Companies,  Inc.  and Duff &  Phelps  Credit
                                    Rating Co. as follows:

                                         CLASS     MOODY'S     S&P      DCR
                                         -----     -------     ---      ---

                                          A-1        Aaa       AAA      AAA
                                          A-2        Aaa       AAA      AAA
                                          B          NR        BBB-     BBB

                                    See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the primary factors on which the ratings are based.

IMPORTANT COVENANTS OF
  CERTIFICATEHOLDERS............... By accepting your certificate,  you agree to allow the securities insurer to exercise all
                                    of your voting  rights with  respect to your
                                    certificates.     See    "Risk     Factors--
                                    Certificateholders'  Rights  are  Limited by
                                    Securities  Insurer" and "Description of the
                                    Transfer    and    Servicing    Agreements--
                                    Restrictions on Certificateholders' Rights" in this prospectus supplement.

                                  RISK FACTORS

      Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the offered certificates speculative or risky. In particular, payments on your certificates will depend on payments received on and other recoveries with respect to the loans.

BASIS RISK MAY ADVERSELY AFFECT YIELD

      The yield on the Class A-1 and Class A-2 certificates will be sensitive to fluctuations in the level of one-month LIBOR. The yield on the Class A-1, Class A-2 and Class B certificates may also be adversely affected by the application of the available funds cap. The prepayment of the loans with higher loan interest rates may result in a lower available funds cap. If on any distribution date the application of the available funds cap results in an interest payment lower than the pass-through rate on the certificates during the related accrual period, the value of your certificates may decline.

      Although you will be entitled to receive on subsequent distribution dates the amount of any interest shortfall resulting from the application of the available funds cap on your certificates, in light of the distribution priorities on the relevant distribution dates, there is no assurance that funds will be available. The guaranty insurance policy does not cover, and the ratings of the offered certificates do not address, the likelihood of the distribution of those amounts carried forward.

      The mortgage pools will contain adjustable-rate mortgage loans that, after a period of six months, one year, two years, three years or five years following the date of origination, adjust semi-annually based on the London interbank offered rate for six-month United States dollar deposits. Consequently, the interest due on the related mortgage loans during any due period may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the Class A-1 and Class A-2 certificates during the related accrual period. The mortgage pools will also contain fixed-rate loans. If there are significant losses on or prepayments of the adjustable rate loans in the pools, interest distributions on the Class A-1 and Class A-2 certificates may be supported primarily by the fixed-rate mortgage loans remaining in the pools. In particular, in a rising interest rate environment, because the pass-through rate on the Class A-1 and Class A-2 certificates adjusts monthly, while the interest rates on the adjustable-rate loans adjust semi-annually after an initial period where the interest rate is fixed and the interest rates on the fixed-rate loans do not adjust, the amount of interest distributed on the Class A-1 and Class A-2 certificates on any distribution date may be less than one-month LIBOR plus the applicable margin. If there are significant losses on or prepayments of the fixed rate loans in the pools, interest distributions on the Class B certificates, which bear interest at a fixed-rate, may be supported primarily by the adjustable-rate loans remaining in the pools.

      The yield to maturity on your certificates may be affected by the resetting of the interest rates on the adjustable-rate loans. In addition, because the interest rate for the adjustable-rate loans is based on six-month LIBOR plus the related margin, this rate could be higher than prevailing market interest rates, which may result in an increase in the rate of prepayments on the loans after the adjustment.

      See "Certain Legal Aspects of Residential Loans--Prepayment Charges and Prepayments" in the prospectus.

ACTUAL YIELD TO MATURITY MAY BE LESS THAN ANTICIPATED

      The degree to which the actual yield of your certificates may vary from the anticipated yield will depend on:

      o the price of your certificates, including the amount of any premium or discount;

      o the degree to which the timing of payments on your certificates is sensitive to the prepayment experience of loans and the application of excess payments of interest on the loans as principal on the certificates;

      o the timing of delinquencies, defaults and losses on the loans to the extent not covered by the credit enhancement, including the guaranty insurance policy in the case of the Class A-1 and Class A-2 certificates; and

      o a change in the overcollateralization target amount for the Class A-1 or Class A-2 certificates or a change in the delinquency levels with respect to the loans used to determine an increase or decrease in the overcollateralization target amount.

The allocation of excess payments of interest on the loans backing the Class A-1 or Class A-2 certificates as an additional distribution of principal on that class until the amount of overcollateralization for that class equals the overcollateralization target amount for that class will accelerate the principal amortization of that class of certificates relative to the speed at which principal is paid on the related loans. However, any reduction in the overcollateralization target amount will slow the principal amortization of that class. See "Prepayment and Yield Considerations" in this prospectus supplement.

      The yield to maturity of the Class B certificates will be sensitive, in varying degrees, to delinquencies and losses on the loans. This is so because any realized losses on the loans will be borne by the Class R and Class X certificates in the first instance and then by the Class B certificates. As a result, holders of the Class B certificates may incur a loss on their investment. In addition, the yield to maturity of the Class B certificates will also be sensitive to fluctuations in the level of one-month LIBOR. As one-month LIBOR increases, excess payments of interest from the loans available to distribute to the Class B certificates will be reduced. As a result, the amortization of principal of the Class B certificates will be slowed in that event and the yield of the Class B certificates would be adversely affected.

UNPREDICTABILITY OF PREPAYMENTS COULD ADVERSELY AFFECT YIELD

      The rate and timing of payments of principal on the loans, among other factors, will affect the rates of principal payments on your certificates and the aggregate amount of payments and the yield to maturity of your certificates. While a substantial majority of the "1/29," "2/28," "3/27" and "5/25" loans impose prepayment penalties if a loan is prepaid, generally during the initial five years of the loan, the penalties for the "2/28" loans and the "3/27" loans are typically suspended during the 60-day period following the initial adjustment date. The servicer will be required to enforce prepayment penalties unless doing so would be unlawful or the master servicer consents to waive the prepayment penalties. The suspension or waiving of the prepayment penalties may result in increased prepayments and this may cause your certificates to be paid more quickly than anticipated. Because the prepayment experience of the loans will depend on future events and a variety of factors, the prepayment experience of the loans is uncertain and in all likelihood will not conform to any projected rates of prepayments. These factors will include whether any amounts are in the pre-funding account that are not used by the trust to acquire loans subsequent to the closing date. See "Prepayment and Yield Considerations" in this prospectus supplement.

INABILITY TO ACQUIRE  SUBSEQUENT LOANS MAY CAUSE SIGNIFICANT  PRINCIPAL PAYMENTS
 ON THE CERTIFICATES

      The ability of the transferor to acquire or originate loans subsequent to the closing date and on or prior to December 23, 1999 that meet the requirements for transfer to the trust is affected by a variety of factors. These factors include interest rates, employment levels, the rate of inflation and the general consumer perception of economic conditions. We expect that substantially all of the funds in the pre-funding account will be used to transfer additional loans to the trust prior to December 23, 1999, so that you will not receive material unanticipated principal distributions. However, we cannot assure you that this will occur. If significant amounts remain in the pre-funding account after December 23, 1999, you will receive a significant unanticipated distribution of principal in December 1999.

LIMITED LIQUIDITY MAY ADVERSELY AFFECT MARKET VALUE OF CERTIFICATES

      A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding. Limited liquidity could result in a substantial decrease in the market value of your certificates. See "Risk Factors--Limited Liquidity of Securities May Adversely Affect Market Value of Securities" in the accompanying prospectus.

      Because the Class B certificates are subordinated to the Class A-1 and Class A-2 certificates, the requirements of certain prohibited transaction exemptions will not be satisfied. As a result, the purchase or holding of any of the Class B certificates by a plan investor may constitute a non-exempt prohibited  transaction  or result in the  imposition  of excise  taxes or civil penalties. Accordingly, the Class B certificates are not offered to or transferable to plan investors unless the plan investor meets certain requirements. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

CREDIT ENHANCEMENT MAY NOT BE ADEQUATE

      RATINGS OF SECURITIES INSURER. Any reduction in a rating assigned to the claims-paying ability of the securities insurer may result in a reduction in the rating of the Class A-1 and Class A-2 certificates. Future events may reduce the rating of the securities insurer or impair the ability of the securities insurer to pay claims for insured payments under the financial guaranty insurance policy. In that event, the securities insurer might not have the ability to cover delays or shortfalls in payments of interest or ultimate principal due on the Class A-1 and Class A-2 certificates. See "Description of Credit Enhancement--Financial Guaranty Insurance Policy" in this prospectus supplement.

      LOAN DELINQUENCIES, DEFAULTS AND LOSSES. Delinquencies, if not advanced by the master servicer, defaults and losses on the loans will reduce the credit enhancement available from the overcollateralization feature. If amounts available from this credit enhancement are not adequate to protect against the delinquencies, defaults and losses experienced on the loans, then delays or shortfalls in distributions of interest or principal due on the Class A-1, Class A-2 and Class B certificates will occur, unless, in the case of the Class A-1 and Class A-2 certificates, these delays or shortfalls are covered under the financial guaranty insurance policy. See "Description of Credit Enhancement" in this prospectus supplement.

      AVAILABILITY OF EXCESS SPREAD FOR OVERCOLLATERALIZATION. Excess payments of interest on each pool of loans may not be generated in sufficient amounts to create and maintain the related amount of overcollateralization for the Class A-1 and Class A-2 certificates at the related overcollateralization target amount at all times. In particular, delinquencies, if not advanced by the master servicer or the trustee, defaults and principal prepayments on the loans will reduce the excess payments of interest on the loans that otherwise would be available on a distribution date. The reduction of the available excess payments of interest on the pools of loans will result in a slower principal amortization of the related classes of offered certificates. This in turn will result in a lower level of overcollateralization for that class of certificates. See "Description of Credit Enhancement-Excess Spread and Overcollateralization" in this prospectus supplement.

      SUBORDINATION IS LIMITED IN SCOPE. The Class B certificates are subordinated to the Class A-1 and Class A-2 certificates. Realized losses in excess of the subordination provided by the Class R and Class X certificates will be borne by the Class B certificates. Thereafter, realized losses in excess of the subordination provided by the Class R, Class X and Class B certificates will be borne by the Class A-1 and Class A-2 certificates to the extent that the securities insurer defaults under the financial guaranty insurance policy.

      The holders of the Class R, Class X and Class B certificates are generally never obligated to refund amounts previously distributed to them to holders of more senior classes of certificates, including payments of excess interest. This is the case even if on a subsequent distribution date insufficient funds are available to distribute interest or principal due on your certificates. See "Description of Credit Enhancement--Subordination" in this prospectus supplement.

CERTIFICATEHOLDERS' RIGHTS ARE LIMITED BY SECURITIES INSURER

      Generally, the securities insurer may exercise all of the voting rights with respect to the Class A-1 and Class A-2 certificates without the consent of the related holders. The exercise, or a refusal to consent to the exercise, by the securities insurer of some certificateholder rights could be adverse to your interest. See "Description of the Transfer and Servicing Agreements--Restrictions on Certificateholders' Rights" in this prospectus supplement.

RISKS RELATING TO NON-CONFORMING UNDERWRITING GUIDELINES

      The originator's underwriting standards are intended to assess the creditworthiness of the borrower and the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the loan. In comparison to first lien mortgage loans that conform to the underwriting guidelines of FNMA or FHLMC, the loans have generally been underwritten or reunderwritten with more lenient underwriting criteria. For example, the loans may have been made to borrowers having imperfect credit histories, ranging from minor delinquencies to bankruptcies, or borrowers with higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income.

      Accordingly, the loans will likely experience higher, and possibly substantially higher, rates of delinquencies, defaults and losses than the rates experienced by loans underwritten according to FNMA or FHLMC guidelines. As a result, the risk that you will suffer losses could increase. Furthermore, changes in the values of the mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the loans than on mortgage loans originated according to FNMA or FHLMC guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related loans. See "--Credit Enhancement May Not Be Adequate" above, and "Underwriting Criteria" in this prospectus supplement.

TRANSFERS OF SERVICING MAY ADVERSELY AFFECT DISTRIBUTIONS ON THE CERTIFICATES

      The servicing of loans like those originated under the underwriting guidelines described above, as compared to the servicing of prime mortgage loans, requires special skill and diligence. The servicing of these types of loans generally requires:

      o     more attention to each account;

      o     earlier and more frequent contact with borrowers in default; and

      o     commencing the foreclosure process at an earlier stage of default.

The loans are not currently being serviced by the servicer. On or before November 30, 1999, the servicing of the loans will be transferred from the master servicer to the servicer. However, this servicing transfer date may be extended to January 31, 2000 if the rating agencies deliver written confirmation that this extension would not result in a downgrade, withdrawal or qualification of the then current ratings of the offered certificates. Following that time, the servicer will directly service all of the loans. Interruptions in servicing may occur during the transfer of servicing to the servicer.

      The term of the servicer will be extendable for successive 90 day terms until the Class A-1 and Class A-2 certificates are paid in full, provided that prior to the expiration of each term the securities insurer delivers written notice of renewal to the servicer. If this renewal notice is not delivered and a successor servicer is appointed, the servicing of the loans will be transferred. During this period, interruptions in servicing may occur potentially resulting in the loans suffering a higher default rate.

FAILURE OF  SERVICER  TO  PERFORM  MAY  ADVERSELY  AFFECT  DISTRIBUTIONS  ON THE
 CERTIFICATES

      The amount and timing of distributions on the certificates generally will be dependent upon the servicer performing its servicing obligations in an adequate and timely manner. See "Servicer--Servicing Procedures" in this prospectus supplement. The failure of the securities insurer to renew the term of the servicer every 90 days or the occurrence of events of default may result in the termination of the servicer. See "Description of the Transfer and Servicing Agreements--Servicer Determinations and Events of Default" in this prospectus supplement. The master servicer or other successor appointed by the master servicer and approved by the securities insurer will assume the loan servicing functions if the servicer is terminated. This termination, with its transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the loans. See "Servicer--Servicing Procedures" in this prospectus supplement.

INADEQUACY OF VALUE OF PROPERTIES COULD AFFECT SEVERITY OF LOSSES

      Assuming that the mortgaged properties provide adequate security for the loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. No assurance can be given that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses, including legal fees, real estate taxes, servicing advances and maintenance and preservation expenses, will reduce the proceeds payable on the mortgage notes and thereby reduce the security for the loans. As a result, the risk that you will suffer losses could increase. If any of the mortgaged properties fail to provide adequate security for the related loan, you may experience a loss if the securities insurer were unable to perform its obligations under the guaranty insurance policy. See "Description of the Transfer and Servicing Agreements--Realization on Defaulted Loans" in this prospectus supplement, and "Certain Legal Aspects of Residential Mortgage Loans--Foreclosure on Mortgages" in the prospectus.

BANKRUPTCY OF BORROWER MAY ADVERSELY AFFECT DISTRIBUTIONS ON THE CERTIFICATES

      The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. These loans will likely experience more severe losses, which may be total losses. As a result, the risk that you will suffer losses could increase. See "--Credit Enhancement May Not Be Adequate" above and "--Violations of Federal and State Laws May Adversely Affect Ability to Collect on Loans" below.

GEOGRAPHIC CONCENTRATION COULD INCREASE LOSSES ON THE LOANS

      Because of the geographic concentration of mortgaged properties within California, an economic downturn or recession in California may affect the ability of the borrowers to timely pay their loans. In addition, mortgaged properties located in California may experience special hazards that are not covered by any available casualty insurance, including earthquakes, mudslides and other disasters. Accordingly, the pools of loans may experience higher rates of delinquencies, defaults and losses than the rates experienced by pools of loans having greater geographical diversification. See "--Adequacy of Credit Enhancement May Not Be Adequate" above.

NON-RECORDATION OF ASSIGNMENTS COULD INCREASE LOSSES ON THE LOANS

      The transferor will not be required to record assignments of the mortgages to the trustee in the real property records of California and some other states. The master servicer will retain record title to the related mortgages on behalf of the trustee. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Loans" in this prospectus supplement.

      The recordation of the assignments of the mortgages in favor of the trustee is not necessary to effect a transfer of the loans to the trustee. However, if the transferor or the depositor were to sell, assign, satisfy or discharge any loan prior to recording the related assignment in favor of the trustee, the other parties to this sale, assignment, satisfaction or discharge may have rights superior to those of the trustee. In some states, in the absence of a related recordation of the assignments of the mortgages, the transfer to the indenture trustee of the loans may not be effective against particular creditors of, or purchasers from the transferor or a trustee in bankruptcy of the transferor. If these other parties, creditors or purchasers have rights to the loans that are superior to those of the trustee, you could lose the right to future payments of principal and interest from the related loans. As a result you could suffer a loss of principal and interest to the extent that the relevant loss is not otherwise covered by the applicable credit enhancement.

Insolvency of TRANSFEROR May Adversely Affect Distributions on the Certificates

      If the FDIC is appointed receiver or conservator of the transferor, the FDIC's administrative expenses may have priority over the interest of the trustee in the loans. In addition, the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, gives the FDIC particular powers in its capacity as a receiver or conservator of the transferor. If these powers are exercised delays or reductions in distributions of principal and interest on your certificates could result, unless these distributions are covered under the guaranty insurance policy.

      The FDIC has the power as receiver or conservator to disaffirm or repudiate any of the transferor's contracts or leases if the performance would be burdensome and the disaffirmance or repudiation would promote the orderly administration of the transferor's affairs. It is unclear whether the FDIC can utilize this power to repudiate the transfer of the loans to the depositor and administer the loans as part of any receivership or conservatorship of the transferor. Any attempt by the FDIC to repudiate the transfer of the loans to the depositor in a receivership or conservatorship of the transferor, even if unsuccessful, could result in delays or reductions in distributions of principal and interest on your certificates, unless these payments are covered under the guaranty insurance policy.

      On September 9, 1999, the FDIC gave formal notice of a proposed rulemaking. Under the proposed rule, the FDIC will not seek to repudiate transfers made as part of a securitization. These transfers would include the transfer of the loans to the depositor. Although the rule is not yet final, much of it merely confirms the FDIC's existing practice and substantive changes are not expected. The transfer of the loans to the depositor has been structured with the specific intent to satisfy the requirements of the proposed rule.

      See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Loans" in this prospectus supplement.

BANKRUPTCY  OF  OTHER  PARTIES  MAY  ADVERSELY   AFFECT   DISTRIBUTIONS  ON  THE
 CERTIFICATES

      If a bankruptcy or insolvency of the master servicer or servicer occurs, the bankruptcy trustee or receiver may have the power to prevent the securities insurer, the trustee or the depositor from appointing a successor master servicer or servicer.

      If an insolvency of the servicer occurs and if cash collections are commingled with the servicer's own funds for at least ten days, the trustee will likely not have an ownership interest in these collections. This is because the collections would not have been deposited in a segregated account within ten days after the related collection. The inclusion of these cash collections within the bankruptcy estate of the servicer in this situation may result in
delays  in  distribution   and  failure  to  distribute   amounts  due  on  your
certificates.

      In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. See "Certain Legal Aspects of Residential Loans" in the prospectus.

VIOLATIONS OF FEDERAL AND STATE LAWS MAY ADVERSELY  AFFECT ABILITY TO COLLECT ON
 LOANS

      Federal and state laws regulate the underwriting, origination, servicing and collection of the loans. These laws could change over time and may become more restrictive or stringent with respect to some of these activities of the servicer, master servicer and transferor. Violations of these federal and state laws may:

      o limit the ability of the servicer or master servicer to collect principal or interest on the loans,

      o     entitle the borrowers to a refund of amounts previously paid, and

      o subject the trust, the servicer, master servicer or transferor to damages and administrative sanctions.

The inability to collect principal or interest on the loans because of violations of federal or state laws will likely cause the loans to experience higher rates of delinquencies, defaults and losses. An assessment of damages or sanctions against the trust could result in the trust's assets being insufficient to distribute all interest and principal due on your certificates. An assessment of damages or sanctions against the servicer, master servicer or the transferor may adversely affect the ability of the servicer or master servicer to service the loans or the transferor to repurchase or replace defective loans. See "Risk Factors--Violations of Federal Laws May Adversely Affect Ability to Collect on Loans" in the prospectus. The transferor will be required to repurchase or replace any loan that did not materially comply with applicable federal and state laws. See "--Transferor May Not Be Able to Repurchase or Replace Defective Loans" below.

      POTENTIAL LAWSUITS AGAINST TRANSFEROR. Because the nature of the transferor's business involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, the transferor is subject to claims and legal actions in the ordinary course of its business. Several class-action lawsuits have been filed against a number of consumer finance companies alleging that the compensation of mortgage brokers through the payment of yield spread premiums violates various federal and state consumer protection laws. While the transferor is not a party to any suit of this nature, lawsuits could be filed against the transferor in the future, and the results of any lawsuits are uncertain.

TRANSFEROR MAY NOT BE ABLE TO REPURCHASE OR REPLACE DEFECTIVE LOANS

      If the transferor fails to cure a material breach of its loan representations and warranties with respect to any loan in a timely manner, then the transferor is required to repurchase or replace the related defective loan. See "Description of the Transfer and Servicing Agreements--Representations and Warranties" in this prospectus supplement. The transferor may not be capable of repurchasing or replacing any defective loans, for financial or other reasons. The transferor's inability to repurchase or replace defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in distributions due on your certificates could occur if not covered by the guaranty insurance policy. See "--Credit Enhancement May Not Be Adequate" above, and "Fremont Investment & Loan" and "Description of Credit Enhancement" in this prospectus supplement.

YEAR 2000 NON-COMPLIANCE MAY ADVERSELY AFFECT DISTRIBUTIONS ON THE CERTIFICATES

      The transferor and the depositor are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex. The rollover of the two-digit year value to 00 will affect virtually every computer in some way. The issue is whether the computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize this information could generate erroneous data or cause a system to fail.

      The master servicer, the servicer and the trustee will certify that they are committed either to:

      o implement modifications to their respective existing systems to the extent required to cause them to be year 2000 ready; or

      o acquire computer systems that are year 2000 ready, in each case prior to January 1, 2000.

      However, the depositor has not made any independent investigation of the computer systems of the master servicer, the servicer or the trustee. If computer problems arise out of a failure of these efforts to be completed on time, or if the computer systems of the master servicer, the servicer or the trustee are not fully year 2000 ready, the resulting disruptions in the collection or distribution of receipts on the loans could materially and adversely affect your investment.

      DTC has informed members of the financial community that it has developed and is implementing a program for the year 2000 problem. The purpose of this program is to make its systems, as they relate to the timely payment of distributions, including principal and interest payments to security holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent on other parties, including but not limited to, its participating organizations, through which you will hold your certificates, as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to:

      o impress on them the importance of these services being year 2000 compliant; and

      o determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services.

In addition, DTC has stated that it is in the process of developing those contingency plans as it deems appropriate.

      If problems associated with the year 2000 problem were to occur with respect to DTC and the services described above, distributions to you could be delayed or otherwise adversely affected.

YEAR 2000 LEGISLATION MAY AFFECT TIMELY EXERCISE TO REMEDIES

      In July 1999, Congress approved, and the President signed into law, legislation that limits legal liability for losses due to year 2000 computer-related errors. This legislation, among other things, also protects borrowers from foreclosure if their residential mortgage loans become delinquent because an actual year 2000 failure results in the inability to accurately or timely process their mortgage payments.

      This legislation is not intended to extinguish or otherwise affect a borrower's payment obligations but instead delays the enforcement of obligations
on  an  otherwise   defaulted  mortgage
loan. Borrowers seeking foreclosure protection under this legislation must provide timely written notice and documentation to the servicer of the failure of their mortgage payments to be accurately or timely applied. Absent an extension from the servicer, borrowers will then have four weeks to make up late payments on their loans. This legislation does not apply to mortgage loans for which a default occurs before December 15, 1999, or for which an imminent default is foreseeable before that date. Moreover, this legislation does not protect borrowers who deliver notice of a year 2000 failure after March 15, 2000. Mortgage loans that remain in default after the applicable grace period will be subject to foreclosure or other enforcement.

      This legislation could delay the servicer's ability to foreclose on some loans during the first quarter of the year 2000. These delays could consequently affect the timing of payments on your certificates.


                           FORWARD-LOOKING STATEMENTS

      In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables set forth under "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

      o     economic conditions and industry competition,

      o     political and/or social conditions, and

      o     the law and government regulatory initiatives.

      We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which the statements were originally based.


                                  DEFINED TERMS

      We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. We define the capitalized terms we use in this prospectus supplement under the caption "Glossary of Terms" beginning on page S-116 in this prospectus supplement. We define capitalized terms we use in the accompanying prospectus under the caption "Glossary of Terms" beginning on page 168 in the prospectus.


                                    THE POOLS

GENERAL

      On or about September 23, 1999, the depositor will acquire from the transferor two pools of loans. On the Closing Date, the Initial Pool 1 Loans are expected to have an aggregate unpaid principal balance of approximately $253,500,430 as of the Cut-Off Date, subject to a permitted variance of plus or minus 5%. On the Closing Date, the Initial Pool 2 Loans are expected to have an aggregate unpaid principal balance of approximately $125,648,916 as of the Cut-Off Date, subject to a permitted variance of plus or minus 5%. The depositor will transfer the Initial Pool 1 Loans and Initial Pool 2 Loans to the trust under the Pooling and Master Servicing Agreement. The statistical information presented in this prospectus supplement with respect to the Initial Loans includes a portion of the Initial Loans that are expected to be transferred to the trust on the closing date. This information is presented as of August 25, 1999, the Statistical Calculation Date. On or prior to December 23, 1999, additional Pool 1 Loans and Pool 2 Loans may be transferred to the trust having an unpaid principal balance of up to $81,033,795 and $40,074,193, respectively, in each case, subject to a variance of plus or minus 5%. The trust will be entitled to all payments of principal and interest in respect of the loans due after the Cut-Off Date. The loans will be secured by first lien mortgages, deeds of trust and security deeds of trust and security deeds on residences. None of the loans will be insured or guaranteed by any governmental agency.

      The loans will have been originated for the purpose of:

      o     purchasing and refinancing single-family residences,

      o     consolidating debt,

      o     financing property improvements,

      o     providing cash to the borrower for unspecified purposes, or

      o     a combination of the foregoing.

The majority of the loans will have been originated or acquired by the transferor on a flow basis, through a network of small independent mortgage brokers. The remaining loans will have been acquired by the transferor either through a network of correspondents, direct origination or will have been purchased by the transferor through bulk acquisitions. See "Underwriting Criteria" in this prospectus supplement.

      All of the loans will be fully amortizing adjustable-rate or fixed-rate home loans. The Pool 1 Loans will have original principal balances that are equal to or less than the amounts set forth in the following table. Approximately 45.83% of the Initial Pool 2 Loans by Statistical Pool Principal Balance will have original principal balances that exceed the corresponding amounts for the Pool 1 Loans set forth in the following table.

               MAXIMUM ORIGINAL PRINCIPAL BALANCES OF POOL 1 LOANS

      NUMBER OF UNITS      CONTINENTAL UNITED STATES      ALASKA OR HAWAII
      ---------------      -------------------------      ----------------

             1                     $240,000                   $360,000
             2                     $307,100                   $460,650
             3                     $371,200                   $556,800
             4                     $461,350                   $692,025


      The loans will have been underwritten in compliance with the underwriting standards of the transferor. See "Underwriting Criteria" in this prospectus supplement.

PAYMENTS ON THE LOANS

      Interest on each loan is payable monthly on its outstanding principal balance at a per annum loan interest rate. Approximately 8.22% of the Initial Pool 1 Loans, by Statistical Pool Principal Balance for the Pool 1 Loans, and approximately 6.31% of the Initial Pool 2 Loans, by Statistical Pool Principal Balance for the Pool 2 Loans, bear interest at a fixed interest rate.

      The loan interest rate on each adjustable-rate loan will be subject to adjustment based on Six-Month LIBOR after an initial period. Approximately 0.13% of the Initial Pool 1 Loans, by Statistical Pool Principal Balance for the Initial Pool 1 Loans, and none of the Initial Pool 2 Loans, by Statistical Pool Principal Balance for the Initial Pool 2 Loans, known as "1/29" loans, will bear interest at a fixed-rate for approximately 1 year after origination. Approximately 51.15% of the Initial Pool 1 Loans, by Statistical Pool Principal Balance for the Initial Pool 1 Loans, and approximately 53.93% of the Initial Pool 2 Loans, by Statistical Pool Principal Balance for the Initial Pool 2
Loans, known as "2/28" loans, will bear interest at a fixed rate for approximately two years after origination. Approximately 27.37% of the Initial Pool 1 Loans, by Statistical Pool Principal Balance for the Initial Pool 1 Loans, and approximately 29.63% of the Initial Pool 2 Loans, by Statistical Pool Principal Balance for the Initial Pool 2 Loans, known as "3/27 loans" will bear interest at a fixed rate for approximately three years after origination. Approximately 2.32% of the Initial Pool 1 Loans, by Statistical Pool Principal Balance for the Initial Pool 1 Loans, and approximately 3.14% of the Initial Pool 2 Loans, by Statistical Pool Principal Balance for the Initial Pool 2 Loans, will bear interest at a fixed rate for six months after origination. Approximately 10.81% of the Initial Pool 1 Loans, by Statistical Pool Principal Balance for the Initial Pool 1 Loans, and approximately 6.99% of the Initial Pool 2 Loans, by Statistical Pool Principal Balance for Initial Pool 2 Loans, known as "5/25" loans, will bear interest at a fixed rate for approximately five years after origination.

      At the end of the six-month, one-year, two-year, three-year or five-year periods and at six month intervals after those periods, the interest rate on each adjustable-rate loan will be adjusted to a rate equal to the sum of:

      (1)   Six-Month LIBOR, as published in The Wall Street Journal; and

      (2)   the Gross Margin stated in the mortgage note.

The new loan interest rate will be rounded and may be subject to Periodic Rate Caps, Lifetime Caps and Lifetime Floors. Certain of the loans may have larger Periodic Rate Caps on their initial reset dates of up to approximately 3%. A Periodic Rate Cap limits changes in the interest rate for each loan on a particular reset date. The Lifetime Cap for a loan is the maximum interest rate that may be charged on a loan. The Lifetime Floor is the minimum interest rate that may be charged on a loan. The loans do not provide for negative amortization or limits on changes in monthly payments.

      SIX-MONTH LIBOR. Listed below are monthly Six-Month LIBOR rates on the last business day of the related calendar month beginning in 1995, as published by Bloomberg L.P. The Six-Month LIBOR rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern. There can be no assurance that levels of Six-Month LIBOR published in Bloomberg on a different LIBOR reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR. No assurance can be given as to the level of Six-Month LIBOR on any reset date or during the life of any loan based on Six-Month LIBOR.

                                 SIX-MONTH LIBOR


  MONTH                1999         1998         1997         1996         1995
  -----                ----         ----         ----         ----         ----

January............   4.971%       5.625%       5.688%       5.266%       6.688%
February...........   5.127%       5.695%       5.688%       5.297%       6.438%
March..............   5.060%       5.750%       5.938%       5.500%       6.500%
April..............   5.043%       5.813%       6.000%       5.563%       6.375%
May................   5.245%       5.750%       6.000%       5.633%       6.000%
June...............   5.650%       5.781%       5.906%       5.789%       5.996%
July...............   5.705%       5.750%       5.801%       5.883%       5.875%
August.............   5.919%       5.594%       5.844%       5.773%       5.906%
September..........                5.246%       5.844%       5.734%       5.945%
October............                4.978%       5.785%       5.566%       5.875%
November...........                5.148%       5.914%       5.543%       5.688%
December...........                5.066%       5.844%       5.602%       5.508%


      The initial interest rate in effect on an adjustable-rate loan generally will be lower, and may be significantly lower, than the interest rate that would have been in effect based on the rate of Six-Month LIBOR and the Gross Margin specified in the mortgage note at the origination of the loan. Therefore, unless Six-Month LIBOR declines after origination of a loan, the related loan interest rate will generally increase on the first reset date following origination of the loan, subject to the periodic rate cap. The repayment of the adjustable-rate loans will be dependent on the ability of the borrowers to make larger monthly payments following adjustments of the loan interest rate. Adjustable-rate loans that have the same initial interest rate at the cut-off date may not always bear interest at the same interest rate. This is so because the adjustable-rate loans may have different reset dates, and the loan interest rates therefore may reflect different levels of Six-Month LIBOR, Gross Margins, Lifetime Caps and Lifetime Floors.

      The principal balance of a loan on any day is equal to:

      (1) its unpaid principal as of the Cut-Off Date after giving effect to scheduled principal payments due on the loan on or prior to the Cut-Off Date, whether or not received, minus

      (2) all principal reductions credited against the principal balance of the related loan since the Cut-Off Date, including any principal losses recorded by the servicer on account of a short pay-off, short sale or other modification of that loan affecting the applicable principal balance.

However, any Liquidated Loan will have a principal balance of zero. With respect to any date, the principal balance of loans in a pool will be equal to the aggregate principal balances of all loans in the pool as of that date.

      Although the loans may be prepaid at any time, prepayment may subject the borrower to a prepayment penalty, subject to state regulation. The prepayment penalties may be in effect during a period ranging from one year to five years. Generally, approximately 91.53% of the Initial Pool 1 Loans, by Statistical Pool Principal Balance for the Initial Pool 1 Loans and approximately 90.91% of the Initial Pool 2 Loans, by Statistical Pool Principal Balance for the Initial Pool 2 Loans, provide for a prepayment penalty for certain partial prepayments and any prepayments in full. With respect to the "2/28" and 3/27" loans, however, the prepayment penalties are typically suspended during the 60-day period that coincides with the initial adjustment date for the loan. The prepayment penalty would equal, generally, a specified amount of advance interest on the amount of the prepayment of the loan. Because the master servicer is entitled to keep the prepayment penalties as additional compensation, it will not be available to make payments on the certificates. The servicer will be required to enforce prepayment penalties unless doing so would be unlawful or the master servicer consents to waive the prepayment penalties.

      The loans will be serviced under an actuarial interest method in which interest is charged to the related borrowers, and payments are due from those borrowers as of a scheduled day each month that is fixed at the time of origination. Payments received after a grace period following the scheduled day are subject to a late charge. Therefore, each regular scheduled payment made by the borrower is treated as containing a predetermined amount of interest and principal. Scheduled monthly payments made by the borrowers on the loans either earlier or later than their scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest. Interest accrued on each loan will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      In connection with a partial prepayment, the servicer, at the request of the borrower, may recalculate the amortization schedule of the related loan to reduce the scheduled monthly payment over the remaining term to maturity.

CHARACTERISTICS OF THE LOANS

      Set forth below is statistical information regarding characteristics, as of August 25, 1999, the Statistical Calculation Date, of only a portion of the Initial Loans to be transferred to the trust on the closing date and included in the pools. With respect to the Initial Pool 1 Loans, this portion consists of loans having an aggregate principal balance of $250,394,077 as of the Statistical Calculation Date. With respect to the Initial Pool 2 Loans, this portion consists of loans having an aggregate principal balance of $115,584,286 as of the Statistical Calculation Date. Unless the context indicates otherwise, any numerical or statistical information presented in this prospectus supplement is based on the characteristics of the portion of the total of each pool of Initial Loans that comprise the Statistical Pool Principal Balance for each pool.

      Before the closing date, the transferor may remove any of the Initial Loans identified as of the date of this prospectus supplement or may substitute comparable loans for any of the Initial Loans identified as of the date of this prospectus supplement. However, the aggregate principal balance of the substituted Initial Loans will not exceed 5% of the principal balance of the Initial Loans as of the Cut-Off Date. As a result, the statistical information presented below regarding the characteristics of the portion of Initial Loans identified for inclusion in each related pool may vary in some respects from comparable information based on the actual composition of the Initial Loans included in the pool on the closing date. In addition, after the Cut-Off Date, the characteristics of the actual Initial Loans may materially vary from the information below due to a number of factors. These factors include prepayments of the Initial Loans after the Cut-Off Date, the substitution or repurchase of Initial Loans after the closing date or the transfer to the trust of Subsequent Loans after the closing date.

      If the trust acquires Subsequent Loans, a Current Report on Form 8-K containing a description of the loans at the end of the Pre-Funding Period will be filed with the SEC within 15 days after the end of the Pre-Funding Period.

INITIAL POOL 1 LOAN STATISTICS

      As of the Statistical Calculation Date, the portion of the Initial Pool 1 Loans that have been identified had the following approximate characteristics:

                              INITIAL POOL 1 LOANS


Number of Initial Pool 1 Loans...................... 2,492

Principal Balance
   Aggregate........................................ $250,394,077
   Average.......................................... $100,479
   Range............................................ $11,965 to $291,000

Current Loan Rate
   Weighted Average................................. 9.952%
   Range............................................ 7.250% to 14.000%

Current Loan Rate (fixed-rate loans)
   Weighted Average................................. 10.042%
   Range............................................ 7.750% to 13.900%

Current Loan Rate (adjustable-rate loans)
   Weighted Average................................. 9.944%
   Range............................................ 7.250% to 14.000%

Gross Margin (adjustable-rate loans)
   Weighted Average................................. 6.233%
   Range............................................ 3.750% to 10.000%

Lifetime Caps (adjustable-rate loans)
   Weighted Average................................. 16.838%
   Range............................................ 13.500% to 21.000%

Lifetime Floors (adjustable-rate loans)
   Weighted Average................................. 9.929%
   Range............................................ 7.250% to 14.000%

Months to Next Change Date (adjustable-rate loans)
   Weighted Average................................. 29 months
   Range............................................ 2 months to 60 months

Remaining Term to Maturity (months)
   Weighted Average................................. 356 months
   Range............................................ 119 months to 360 months

Seasoning (months)
   Weighted Average................................. 2 months
   Range............................................ 0 months to 18 months

Loan-to-Value Ratio
   Weighted Average................................. 78.500%
   Range............................................ 14.370% to 90.000 %

      As of the Statistical Calculation Date, all of the Initial Pool 1 Loans had original stated maturities of not more than 30 years, and no Initial Pool 1 Loan was scheduled to mature later than September 1, 2029.

      As of the Statistical Calculation Date, all of the Initial Pool 1 Loans were secured by mortgaged properties located in 46 states and the District of Columbia.

      The following tables are based on statistical characteristics as of the Statistical Calculation Date, with respect to the portion of the Initial Pool 1 Loans that have been identified. The sum of the dollar amounts and percentages in the following tables may not equal the totals due to rounding.

                                   POOL 1 - GEOGRAPHIC DISTRIBUTION

                                                              AGGREGATE         % OF STATISTICAL POOL
    JURISDICTION                      NUMBER OF LOANS     PRINCIPAL BALANCE       PRINCIPAL BALANCE
    ------------                      ---------------     -----------------       -----------------

California.........................         576             $ 76,332,459                30.48%
Illinois...........................         195               17,894,756                 7.15
Florida............................         203               17,212,726                 6.87
Washington.........................         142               16,651,218                 6.65
New York...........................         112               11,417,820                 4.56
New Jersey.........................         103               10,764,441                 4.30
Utah...............................          93                9,561,841                 3.82
Michigan...........................         135                9,212,219                 3.68
Ohio...............................         102                7,178,782                 2.87
Arizona............................          80                7,061,485                 2.82
Massachusetts......................          54                6,865,154                 2.74
Oregon.............................          62                6,739,093                 2.69
Colorado...........................          60                6,209,288                 2.48
Nevada.............................          40                4,551,684                 1.82
Missouri...........................          63                4,305,274                 1.72
Indiana............................          58                3,965,013                 1.58
Pennsylvania.......................          57                3,428,446                 1.37
Georgia............................          34                3,207,038                 1.28
North Carolina.....................          31                2,835,912                 1.13
Idaho..............................          34                2,737,884                 1.09
Wisconsin..........................          37                2,688,091                 1.07
Connecticut........................          21                1,979,647                 0.79
New Hampshire......................          17                1,682,406                 0.67
Minnesota..........................          21                1,644,873                 0.66
Kansas.............................          19                1,606,778                 0.64
South Carolina.....................          15                1,407,608                 0.56
Texas..............................          16                1,399,712                 0.56
Maryland...........................          13                1,363,902                 0.54
Oklahoma...........................          17                1,309,058                 0.52
New Mexico.........................          12                1,087,299                 0.43
Alaska.............................           9                1,073,715                 0.43
Tennessee..........................          11                  790,296                 0.32
Montana............................           8                  674,580                 0.27
Rhode Island.......................           7                  658,552                 0.26
Maine..............................           5                  457,169                 0.18
Virginia...........................           4                  415,691                 0.17
Delaware...........................           3                  357,374                 0.14
Kentucky...........................           5                  352,378                 0.14
Hawaii.............................           2                  257,500                 0.10
Mississippi........................           2                  186,963                 0.07
Vermont............................           2                  177,816                 0.07
West Virginia......................           3                  164,960                 0.07
Arkansas...........................           2                  150,940                 0.06
Nebraska...........................           2                  121,184                 0.05
Louisiana..........................           3                  114,799                 0.05
District of Columbia...............           1                   75,824                 0.03
Iowa...............................           1                   62,428                 0.02
                                          -----             ------------               ------

      Total........................       2,492             $250,394,077               100.00%
                                          =====             ============               ======

                                     POOL 1 - PRINCIPAL BALANCES

                                              NUMBER          AGGREGATE         % OF STATISTICAL POOL
RANGE OF PRINCIPAL BALANCES                  OF LOANS     PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------------------                  --------     -----------------       -----------------

  $ 10,000.01-$ 15,000.00...............          2         $     26,939                 0.01%
  $ 15,000.01-$ 20,000.00...............          5               99,946                 0.04
  $ 20,000.01-$ 30,000.00...............         56            1,519,129                 0.61
  $ 30,000.01-$ 40,000.00...............        150            5,328,826                 2.13
  $ 40,000.01-$ 50,000.00...............        183            8,372,555                 3.34
  $ 50,000.01-$100,000.00...............      1,020           75,671,096                30.22
  $100,000.01-$250,000.00...............      1,073          158,556,078                63.32
  $250,000.01-$500,000.00...............          3              819,508                 0.33
                                              -----         ------------               ------
       Total............................      2,492         $250,394,077               100.00%
                                              =====         ============               ======

      As of the Statistical Calculation Date, the average principal balance of the Initial Pool 1 Loans was approximately $100,479.


                                  POOL 1 - CURRENT LOAN RATES

                                       NUMBER          AGGREGATE         % OF STATISTICAL POOL
RANGE OF LOAN RATES                   OF LOANS     PRINCIPAL BALANCE       PRINCIPAL BALANCE
-------------------                   --------     -----------------       -----------------

 7.001%  -  8.000%...............         49         $  6,710,843                 2.68%
 8.001%  -  9.000%...............        438           53,135,852                21.22
 9.001%  - 10.000%...............        855           90,674,410                36.21
10.001%  - 11.000%...............        699           63,888,360                25.52
11.001%  - 12.000%...............        323           27,396,221                10.94
12.001%  - 13.000%...............        102            7,099,822                 2.84
13.001%  - 14.000%...............         26            1,488,569                 0.59
                                       -----         ------------               ------
     Total.......................      2,492         $250,394,077               100.00%
                                       =====         ============               ======

      As of the Statistical Calculation Date, the weighted average loan interest rate of the Initial Pool 1 Loans was approximately 9.952% per annum.


                                 POOL 1 - CURRENT LOAN RATES - FIXED-RATE LOANS

                                              NUMBER          AGGREGATE         % OF STATISTICAL POOL PRINCIPAL
RANGE OF LOAN RATES                          OF LOANS     PRINCIPAL BALANCE       BALANCE OF FIXED-RATE LOANS
-------------------                          --------     -----------------       ---------------------------

 7.001%  -  8.000%.....................          2           $   354,120                      1.72%
 8.001%  -  9.000%.....................         43             4,591,621                     22.31
 9.001%  - 10.000%.....................         78             7,432,445                     36.12
10.001%  - 11.000%.....................         66             4,892,269                     23.77
11.001%  - 12.000%.....................         30             1,954,116                      9.50
12.001%  - 13.000%.....................         20               877,837                      4.27
13.001%  - 14.000%.....................         11               475,179                      2.31
                                               ---           -----------                    ------
     Total.............................        250           $20,577,587                    100.00%
                                               ===           ===========                    ======

      As of the Statistical Calculation Date, the weighted average loan interest rate of the fixed-rate Initial Pool 1 Loans was approximately 10.042% per annum.

                                    POOL 1 - CURRENT LOAN RATES - ADJUSTABLE-RATE LOANS

                                                               AGGREGATE         % OF STATISTICAL POOL PRINCIPAL
RANGE OF LOAN RATES                    NUMBER OF LOANS     PRINCIPAL BALANCE     BALANCE OF ADJUSTABLE-RATE LOANS
-------------------                    ---------------     -----------------     --------------------------------

 7.001%  -  8.000%................             47            $  6,356,723                      2.77%
 8.001%  -  9.000%................            395              48,544,231                     21.12
 9.001%  - 10.000%................            777              83,241,965                     36.22
10.001%  - 11.000%................            633              58,996,091                     25.67
11.001%  - 12.000%................            293              25,442,105                     11.07
12.001%  - 13.000%................             82               6,221,984                      2.71
13.001%  - 14.000%................             15               1,013,390                      0.44
                                            -----            ------------                    ------
   Total..........................          2,242            $229,816,489                    100.00%
                                            =====            ============                    ======

      As of the Statistical Calculation Date, the weighted average loan interest rate of the adjustable-rate Initial Pool 1 Loans was approximately 9.944% per annum.

                        POOL 1 - DISTRIBUTION OF GROSS MARGINS - ADJUSTABLE RATE LOANS

    RANGE OF                                                AGGREGATE         % OF STATISTICAL POOL PRINCIPAL
 GROSS MARGINS                      NUMBER OF LOANS     PRINCIPAL BALANCE     BALANCE OF ADJUSTABLE-RATE LOANS
 -------------                      ---------------     -----------------     --------------------------------

3.501% -  3.750%...............              1            $     48,490                      0.02%
3.751% -  4.000%...............              1                  55,584                      0.02
4.251% -  4.500%...............              3                 337,708                      0.15
4.501% -  4.750%...............              7                 719,183                      0.31
4.751% -  5.000%...............             17               1,928,620                      0.84
5.001% -  5.250%...............             31               3,046,037                      1.33
5.251% -  5.500%...............            170              19,976,674                      8.69
5.501% -  5.750%...............            119              12,970,027                      5.64
5.751% -  6.000%...............            543              58,223,275                     25.33
6.001% -  6.250%...............            552              56,856,677                     24.74
6.251% -  6.500%...............            197              20,726,639                      9.02
6.501% -  6.750%...............            264              26,750,620                     11.64
6.751% -  7.000%...............             77               7,202,043                      3.13
7.001% -  7.250%...............            119               9,714,161                      4.23
7.251% -  7.500%...............             49               3,915,448                      1.70
7.501% -  7.750%...............             38               2,945,775                      1.28
7.751% -  8.000%...............             23               1,980,354                      0.86
8.001% -  8.250%...............              9                 892,413                      0.39
8.251% -  8.500%...............             11                 703,076                      0.31
8.501% -  8.750%...............              5                 409,351                      0.18
8.751% -  9.000%...............              3                 246,975                      0.11
9.001% -  9.250%...............              1                  88,971                      0.04
9.251% -  9.500%...............              1                  42,575                      0.02
9.751% - 10.000%...............              1                  35,816                      0.02
                                         -----            ------------                    ------

      Total....................          2,242            $229,816,489                    100.00%
                                         =====            ============                    ======

      As of the Statistical Calculation Date, the weighted average Gross Margin of the adjustable-rate Initial Pool 1 Loans was approximately 6.233% per annum.


                  POOL 1 - DISTRIBUTION OF LIFETIME CAPS - ADJUSTABLE RATE LOANS

                                                                             % OF STATISTICAL POOL
                                                                               PRINCIPAL BALANCE
   RANGE OF                                                AGGREGATE          OF ADJUSTABLE-RATE
 LIFETIME CAPS                     NUMBER OF LOANS     PRINCIPAL BALANCE             LOANS
 -------------                     ---------------     -----------------             -----

13.001%-14.000%...............              8            $    958,786                 0.42%
14.001%-15.000%...............             75              10,198,373                 4.44
15.001%-16.000%...............            429              51,464,286                22.39
16.001%-17.000%...............            778              82,145,076                35.74
17.001%-18.000%...............            585              54,336,695                23.64
18.001%-19.000%...............            277              23,985,156                10.44
19.001%-20.000%...............             78               5,887,116                 2.56
20.001%-21.000%...............             12                 841,001                 0.37
                                        -----            ------------                -----
      Total ..................          2,242            $229,816,489               100.00%
                                        =====            ============               ======

      As of the Statistical Calculation Date, the weighted average Lifetime Cap on the adjustable-rate Initial Pool 1 Loans was approximately 16.838% per annum.


                 POOL 1 - DISTRIBUTION OF LIFETIME FLOORS - ADJUSTABLE-RATE LOANS

                                                                             % OF STATISTICAL POOL
                                                                               PRINCIPAL BALANCE
   RANGE OF                                                AGGREGATE          OF ADJUSTABLE-RATE
LIFETIME FLOORS                    NUMBER OF LOANS     PRINCIPAL BALANCE             LOANS
---------------                    ---------------     -----------------             -----

 7.001%- 8.000%...............             49            $   6,530,634                2.84%
 8.001%- 9.000%...............            404               49,990,345               21.75
 9.001%-10.000%...............            777               82,863,145               36.06
10.001%-11.000%...............            626               58,182,492               25.32
11.001%-12.000%...............            290               25,079,869               10.91
12.001%-13.000%...............             81                6,156,614                2.68
13.001%-14.000%...............             15                1,013,390                0.44
                                        -----             ------------              ------
   Total......................          2,242             $229,816,489              100.00%
                                        =====             ============              ======

      As of the  Statistical  Calculation  Date, the weighted  average  Lifetime
Floor of the adjustable-rate Initial Pool 1 Loans was approximately 9.929% per annum.


                    POOL 1 - MONTH OF NEXT CHANGE DATE - ADJUSTABLE-RATE LOANS

                                                                            % OF STATISTICAL POOL
                                                                              PRINCIPAL BALANCE
                                        NUMBER OF         AGGREGATE          OF ADJUSTABLE RATE
MONTH OF NEXT CHANGE DATE                 LOANS       PRINCIPAL BALANCE             LOANS
-------------------------                 -----       -----------------             -----

     October, 1999.................           6         $    865,549                 0.38%
     November, 1999................           9              940,063                 0.41
     December, 1999................          10              884,068                 0.38
     January, 2000.................          18            1,607,013                 0.70
     February, 2000................           8              857,196                 0.37
     March, 2000...................           3              648,707                 0.28
     April, 2000...................           5              414,231                 0.18
     June, 2000....................           3              279,857                 0.12
     July, 2000....................           9              462,670                 0.20
     August, 2000..................          11              867,894                 0.38
     September, 2000...............          17            1,868,826                 0.81
     October, 2000.................          73            7,478,369                 3.25
     November, 2000................         126           12,726,897                 5.54
     December, 2000................          51            5,153,257                 2.24
     January, 2001.................          22            2,321,364                 1.01
     February, 2001................          52            5,347,973                 2.33
     March, 2001...................          48            4,840,351                 2.11
     April, 2001...................          28            2,633,269                 1.15
     May, 2001.....................          25            2,453,512                 1.07
     June, 2001....................          65            7,054,366                 3.07
     July, 2001....................         345           37,672,743                16.39
     August, 2001..................         303           30,773,142                13.39
     September, 2001...............          65            6,293,733                 2.74
     October, 2001.................          11              948,216                 0.41
     November, 2001................          17            1,560,726                 0.68
     December, 2001................           8              605,477                 0.26
     January, 2002.................           4              463,975                 0.20
     February, 2002................           5              331,084                 0.14
     March, 2002...................          16            1,577,043                 0.69
     April, 2002...................          22            2,729,483                 1.19
     May, 2002.....................          83            8,598,066                 3.74
     June, 2002....................          27            2,745,456                 1.19
     July, 2002....................         231           23,432,438                10.20
     August, 2002..................         201           19,899,589                 8.66
     September, 2002...............          52            5,273,040                 2.29
     June, 2003....................           1               63,489                 0.03
     December, 2003................           1              139,031                 0.06
     May, 2004.....................           1              179,772                 0.08
     June, 2004....................          13            1,307,217                 0.57
     July, 2004....................         128           13,274,584                 5.78
     August, 2004..................          93           10,040,223                 4.37
     September, 2004...............          26            2,202,530                 0.96
                                          -----         ------------               ------
          Total ...................       2,242         $229,816,489               100.00%
                                          =====         ============               ======

      As of the Statistical Calculation Date, the weighted average month of next interest rate change date of the adjustable-rate Initial Pool 1 Loans was approximately January 1, 2002.


                                      POOL 1 - LOAN-TO-VALUE RATIOS

                                                                 AGGREGATE         % OF STATISTICAL POOL
RANGE OF LOAN-TO-VALUE RATIO             NUMBER OF LOANS     PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------------------             ---------------     -----------------     ---------------------

      10.001%-15.000%...............              1            $     25,000                 0.01%
      15.001%-20.000%...............              2                  59,900                 0.02
      20.001%-25.000%...............              5                 232,470                 0.09
      25.001%-30.000%...............              7                 523,188                 0.21
      30.001%-35.000%...............             10                 573,658                 0.23
      35.001%-40.000%...............             11                 486,403                 0.19
      40.001%-45.000%...............             16                 948,526                 0.38
      45.001%-50.000%...............             35               2,464,039                 0.98
      50.001%-55.000%...............             26               1,924,702                 0.77
      55.001%-60.000%...............             74               5,349,278                 2.14
      60.001%-65.000%...............            130              10,622,053                 4.24
      65.001%-70.000%...............            241              21,088,817                 8.42
      70.001%-75.000%...............            374              38,585,940                15.41
      75.001%-80.000%...............            827              82,539,421                32.96
      80.001%-85.000%...............            361              40,422,345                16.14
      85.001%-90.000%...............            372              44,548,338                17.79
                                              -----            ------------               ------
           Total....................          2,492            $250,394,077               100.00%
                                              =====            ============               ======

      As of the Statistical Calculation Date, the weighted average Loan-to-Value Ratio of the Initial Pool 1 Loans was approximately 78.50%.


                                       POOL 1 - OCCUPANCY STATUS

                                                              AGGREGATE            % OF STATISTICAL
    OCCUPANCY                         NUMBER OF LOANS     PRINCIPAL BALANCE     POOL PRINCIPAL BALANCE
    ---------                         ---------------     -----------------     ----------------------

Owner Occupied...................          2,244            $232,362,796                92.80%
Non-Owner Occupied...............            248              18,031,281                 7.20
                                           -----            ------------               ------
     Total.......................          2,492            $250,394,077               100.00%
                                           =====            ============               ======



                                    POOL 1 - MORTGAGED PROPERTY TYPES

                                                                AGGREGATE            % OF STATISTICAL
   PROPERTY TYPE                        NUMBER OF LOANS     PRINCIPAL BALANCE     POOL PRINCIPAL BALANCE
   -------------                        ---------------     -----------------     ----------------------

Single Family......................          2,176             $220,670,482               88.13%
2-4 Family.........................            184               18,733,684                7.48
Condominium........................            100                8,588,697                3.43
Manufactured Housing...............             32                2,401,214                0.96
                                             -----             ------------              ------
     Total.........................          2,492             $250,394,077              100.00%
                                             =====             ============              ======

                                   POOL 1 - MONTHS SINCE ORIGINATION

                                                               AGGREGATE            % OF STATISTICAL
RANGE OF LOAN AGE (IN MONTHS)          NUMBER OF LOANS     PRINCIPAL BALANCE     POOL PRINCIPAL BALANCE
-----------------------------          ---------------     -----------------     ----------------------

          0.......................            909            $ 88,119,593                35.19%
          1.......................            770              79,636,119                31.80
          2.......................            147              15,403,675                 6.15
          3.......................            102              10,838,089                 4.33
          4.......................             56               5,806,591                 2.32
          5.......................             65               6,355,670                 2.54
          6.......................             60               5,918,785                 2.36
          7.......................             51               5,193,120                 2.07
          8 or more...............            332              33,122,433                13.23
                                            -----            ------------               ------
               Total..............          2,492            $250,394,077               100.00%
                                            =====            ============               ======

      As of the Statistical Calculation Date, the weighted average number of months since origination of the Initial Pool 1 Loans was approximately 2 months.

                                POOL 1 - REMAINING TERMS TO MATURITY

RANGE OF REMAINING TERMS                                    AGGREGATE            % OF STATISTICAL
 TO MATURITY (IN MONTHS)            NUMBER OF LOANS     PRINCIPAL BALANCE     POOL PRINCIPAL BALANCE
 -----------------------            ---------------     -----------------     ----------------------

       Up to 352...............            372            $ 35,983,008                14.37%
       353.....................             50               5,144,826                 2.05
       354.....................             57               5,634,656                 2.25
       355.....................             64               6,303,233                 2.52
       356.....................             55               5,774,904                 2.31
       357.....................             98              10,438,938                 4.17
       358.....................            147              15,403,675                 6.15
       359.....................            756              78,698,393                31.43
       360.....................            893              87,012,443                34.75
                                         -----            ------------               ------
            Total..............          2,492            $250,394,077               100.00%
                                         =====            ============               ======

      As of the Statistical Calculation Date, the weighted average remaining term to maturity of the Initial Pool 1 Loans was approximately 356 months.

                                POOL 1 - TRANSFEROR ASSIGNED RISK CATEGORIES

                                                                    AGGREGATE            % OF STATISTICAL
TRANSFEROR ASSIGNED RISK CATEGORIES         NUMBER OF LOANS     PRINCIPAL BALANCE     POOL PRINCIPAL BALANCE
-----------------------------------         ---------------     -----------------     ----------------------

           Loan Class A................            369            $ 38,090,914                15.21%
           Loan Class A-...............            801              92,684,755                37.02
           Loan Class B................            693              67,813,059                27.08
           Loan Class C................            483              40,744,355                16.27
           Loan Class C-...............             97               7,390,150                 2.95
           Loan Class D................             49               3,670,844                 1.47
                                                 -----            -------------              ------
                Total..................          2,492            $250,394,077               100.00%
                                                 =====            =============              ======


INITIAL POOL 2 LOAN STATISTICS

      As of the Statistical Calculation Date, the portion of the Initial Pool 2 Loans that have been identified as of the date of this prospectus supplement had the following approximate characteristics:

                              INITIAL POOL 2 LOANS


Number of Initial Pool 2 Loans......................... 789

Principal Balance
   Aggregate........................................... $115,584,286
   Average............................................. $146,495
   Range............................................... $19,268 to $500,000

Current Loan Rate
   Weighted Average.................................... 9.784%
   Range............................................... 7.500% to 14.000%

Current Loan Rate (fixed-rate loans)
   Weighted Average.................................... 10.069%
   Range............................................... 7.990% to 14.000%

Current Loan Rate (adjustable-rate loans)
   Weighted Average.................................... 9.765%
   Range............................................... 7.5000% to 13.240%

Gross Margin (adjustable-rate loans)
   Weighted Average.................................... 6.217%
   Range............................................... 4.250% to 8.750%

Lifetime Caps (adjustable-rate loans)
   Weighted Average.................................... 16.658%
   Range............................................... 12.990% to 20.240%

Lifetime Floors (adjustable-rate loans)
   Weighted Average.................................... 9.740%
   Range............................................... 6.990% to 13.240%

Months to Next Change Date (adjustable-rate loans)
   Weighted Average.................................... 27 months
   Range............................................... 2 months to 60 months

Remaining Term to Maturity (months)
   Weighted Average.................................... 357 months
   Range............................................... 174 months to 360 months

Seasoning (months)
   Weighted Average.................................... 2 months
   Range............................................... 0 months to 15 months

Loan-to-Value Ratio
   Weighted Average.................................... 78.62%
   Range............................................... 23.130% to 90.000 %

      As of the Statistical Calculation Date, all of the Initial Pool 2 Loans had original stated maturities of not more than 30 years, and no Initial Pool 2 Loan was scheduled to mature later than September 1, 2029.

      As of the Statistical Calculation Date, all of the Initial Pool 2 Loans were secured by mortgaged properties located in 42 states.

      The following tables are based on statistical characteristics, as of the Statistical Calculation Date, with respect to the portion of the Initial Pool 2 Loans that have been identified. The sum of the dollar amounts and percentages in the following tables may not equal the totals due to rounding.


                                 POOL 2 - GEOGRAPHIC DISTRIBUTION

                                                          AGGREGATE         % OF STATISTICAL POOL
 JURISDICTION                     NUMBER OF LOANS     PRINCIPAL BALANCE       PRINCIPAL BALANCE
 ------------                     ---------------     -----------------       -----------------

California...................           239             $ 50,129,942                43.37%
Illinois.....................            78                9,170,093                 7.93
Washington...................            51                7,130,382                 6.17
New Jersey...................            43                6,976,709                 6.04
Florida......................            58                6,020,586                 5.21
Michigan.....................            32                3,770,524                 3.26
New York.....................            32                3,728,605                 3.23
Utah.........................            19                2,965,306                 2.57
Arizona......................            22                2,828,061                 2.45
Massachusetts................            18                2,122,180                 1.84
Nevada.......................            14                1,985,591                 1.72
Georgia......................             9                1,869,356                 1.62
Oregon.......................            14                1,816,254                 1.57
Ohio.........................            25                1,674,634                 1.45
Connecticut..................            10                1,394,827                 1.21
Colorado.....................            16                1,325,637                 1.15
Pennsylvania.................            16                1,131,463                 0.98
Maryland.....................             4                  757,042                 0.65
Wisconsin....................             6                  745,684                 0.65
Minnesota....................             5                  743,399                 0.64
Missouri.....................            12                  732,634                 0.63
Kansas.......................             6                  726,974                 0.63
Hawaii.......................             3                  644,840                 0.56
North Carolina...............             4                  642,747                 0.56
Montana......................             4                  559,471                 0.48
New Mexico...................             5                  558,414                 0.48
Idaho........................             6                  477,154                 0.41
Virginia.....................             2                  434,164                 0.38
Indiana......................             8                  402,145                 0.35
Oklahoma.....................             3                  345,430                 0.30
South Carolina...............             4                  328,646                 0.28
New Hampshire................             4                  282,556                 0.24
Alaska.......................             2                  216,088                 0.19
Vermont......................             2                  171,108                 0.15
Kentucky.....................             3                  154,755                 0.13
Texas........................             3                  139,074                 0.12
Arkansas.....................             2                  128,687                 0.11
Louisiana....................             1                  113,955                 0.10
Delaware.....................             1                   93,934                 0.08
Tennessee....................             1                   69,700                 0.06
Maine........................             1                   39,920                 0.03
Iowa.........................             1                   35,613                 0.03
                                        ---             ------------               ------
     Total...................           789             $115,584,286               100.00%
                                        ===             ============               ======


                                         POOL 2 - PRINCIPAL BALANCES

                                                                     AGGREGATE         % OF STATISTICAL POOL
RANGE OF PRINCIPAL BALANCES                  NUMBER OF LOANS     PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------------------                  ---------------     -----------------       -----------------

$ 15,000.01 - $ 20,000.00...............             3             $     59,260                 0.05%
$ 20,000.01 - $ 30,000.00...............            12                  334,114                 0.29
$ 30,000.01 - $ 40,000.00...............            38                1,346,418                 1.16
$ 40,000.01 - $ 50,000.00...............            42                1,907,088                 1.65
$ 50,000.01 - $100,000.00...............           253               18,708,028                16.19
$100,000.01 - $250,000.00...............           293               46,875,749                40.56
$250,000.01 - $500,000.00...............           148               46,353,630                40.10
                                                   ---             ------------               ------
     Total..............................           789             $115,584,286               100.00%
                                                   ===             ============               ======

      As of the Statistical Calculation Date, the average principal balance of the Initial Pool 2 Loans was approximately $146,495.

                                     POOL 2 - CURRENT LOAN RATES

                                                              AGGREGATE         % OF STATISTICAL POOL
RANGE OF LOAN RATES                   NUMBER OF LOANS     PRINCIPAL BALANCE       PRINCIPAL BALANCE
-------------------                   ---------------     -----------------       -----------------

  7.001% -  8.000%...............            22             $  3,506,838                 3.03%
  8.001% -  9.000%...............           135               25,822,201                22.34
  9.001% - 10.000%...............           304               47,857,531                41.40
 10.001% - 11.000%...............           218               28,235,260                24.43
 11.001% - 12.000%...............            86                8,093,574                 7.00
 12.001% - 13.000%...............            19                1,661,588                 1.44
 13.001% - 14.000%...............             5                  407,293                 0.35
                                            ---             ------------               ------
      Total......................           789             $115,584,286               100.00%
                                            ===             ============               ======

      As of the Statistical Calculation Date, the weighted average loan interest rate of the Initial Pool 2 Loans was approximately 9.784% per annum.


                            POOL 2 - CURRENT LOAN RATES - FIXED-RATE LOANS

                                                                                % OF STATISTICAL POOL
                                                              AGGREGATE         PRINCIPAL BALANCE OF
RANGE OF LOAN RATES                   NUMBER OF LOANS     PRINCIPAL BALANCE       FIXED-RATE LOANS
-------------------                   ---------------     -----------------       ----------------

  7.001% -  8.000%...............            1              $   92,675                   1.27%
  8.001% -  9.000%...............           11               1,457,892                  19.99
  9.001% - 10.000%...............           22               2,331,154                  31.96
 10.001% - 11.000%...............           18               2,310,303                  31.68
 11.001% - 12.000%...............            7                 662,780                   9.09
 12.001% - 13.000%...............            3                 184,327                   2.53
 13.001% - 14.000%...............            4                 254,293                   3.49%
                                            --              ----------                 ------
      Total......................           66              $7,293,424                 100.00%
                                            ==              ==========                 ======

      As of the Statistical Calculation Date, the weighted average loan interest rate of the fixed-rate Initial Pool 2 Loans was approximately 10.069% per annum.


                         POOL 2 - CURRENT LOAN RATES - ADJUSTABLE-RATE LOANS

                                                                                % OF STATISTICAL POOL
                                                              AGGREGATE         PRINCIPAL BALANCE OF
RANGE OF LOAN RATES                   NUMBER OF LOANS     PRINCIPAL BALANCE     ADJUSTABLE-RATE LOANS
-------------------                   ---------------     -----------------     ---------------------

  7.001% -  8.000%...............            21             $  3,414,163                 3.15%
  8.001% -  9.000%...............           124               24,364,309                22.50
  9.001% - 10.000%...............           282               45,526,377                42.04
 10.001% - 11.000%...............           200               25,924,957                23.94
 11.001% - 12.000%...............            79                7,430,794                 6.86
 12.001% - 13.000%...............            16                1,477,261                 1.36
 13.001% - 14.000%...............             1                  153,000                 0.14
                                            ---             ------------               ------
      Total......................           723             $108,290,862               100.00%
                                            ===             ============               ======

      As of the Statistical Calculation Date, the weighted average loan interest rate of the adjustable-rate Initial Pool 2 Loans was approximately 9.765% per annum.


                  POOL 2 - DISTRIBUTION OF GROSS MARGINS - ADJUSTABLE-RATE LOANS

                                                                            % OF STATISTICAL POOL
  RANGE OF                                                AGGREGATE         PRINCIPAL BALANCE OF
GROSS MARGINS                     NUMBER OF LOANS     PRINCIPAL BALANCE     ADJUSTABLE-RATE LOANS
-------------                     ---------------     -----------------     ---------------------

4.001 - 4.250%...............             2             $     99,151                 0.09%
4.501 - 4.750%...............             3                  531,888                 0.49
4.751 - 5.000%...............             7                1,252,956                 1.16
5.001 - 5.250%...............             9                1,664,469                 1.54
5.251 - 5.500%...............            52                7,818,170                 7.22
5.501 - 5.750%...............            32                6,639,910                 6.13
5.751 - 6.000%...............           182               29,234,532                27.00
6.001 - 6.250%...............           169               23,250,665                21.47
6.251 - 6.500%...............            76               12,149,031                11.22
6.501 - 6.750%...............            94               13,243,317                12.23
6.751 - 7.000%...............            22                4,305,533                 3.98
7.001 - 7.250%...............            41                4,239,070                 3.91
7.251 - 7.500%...............            13                1,557,162                 1.44
7.501 - 7.750%...............            12                1,003,190                 0.93
7.751 - 8.000%...............             5                  652,092                 0.60
8.001 - 8.250%...............             3                  451,770                 0.42
8.501 - 8.750%...............             1                  197,955                 0.18
                                        ---             ------------               ------
     Total...................           723             $108,290,862               100.00%
                                        ===             ============               ======

      As of the Statistical Calculation Date, the weighted average Gross Margin of the adjustable-rate Initial Pool 2 Loans was approximately 6.217% per annum.


                  POOL 2 - DISTRIBUTION OF LIFETIME CAPS - ADJUSTABLE-RATE LOANS

                                                                            % OF STATISTICAL POOL
    RANGE OF                                              AGGREGATE         PRINCIPAL BALANCE OF
  LIFETIME CAPS                      NUMBER LOANS     PRINCIPAL BALANCE     ADJUSTABLE-RATE LOANS
  -------------                      ------------     -----------------     ---------------------

12.001% - 13.000%...............             1          $    303,599                 0.28%
13.001% - 14.000%...............             4               752,516                 0.69
14.001% - 15.000%...............            30             5,048,329                 4.66
15.001% - 16.000%...............           136            25,644,291                23.68
16.001% - 17.000%...............           274            44,392,646                40.99
17.001% - 18.000%...............           186            23,506,751                21.71
18.001% - 19.000%...............            75             7,012,469                 6.48
19.001% - 20.000%...............            16             1,477,261                 1.36
20.001% - 21.000%...............             1               153,000                 0.14
                                           ---          ------------               ------
      Total.....................           723          $108,290,862               100.00%
                                           ===          ============               ======

      As of the Statistical Calculation Date, the weighted average Lifetime Cap on the adjustable-rate Initial Pool 2 Loans was approximately 16.658% per annum.


                 POOL 2 - DISTRIBUTION OF LIFETIME FLOORS - ADJUSTABLE-RATE LOANS

                                                                            % OF STATISTICAL POOL
    RANGE OF                                              AGGREGATE         PRINCIPAL BALANCE OF
 LIFETIME FLOORS                     NUMBER LOANS     PRINCIPAL BALANCE     ADJUSTABLE-RATE LOANS
 ---------------                     ------------     -----------------     ---------------------

 6.001% -  7.000%...............             1          $     303,599                0.28%
 7.001% -  8.000%...............            22              3,762,462                3.47
 8.001% -  9.000%...............           125             24,103,085               22.26
 9.001% - 10.000%...............           284             46,225,599               42.69
10.001% - 11.000%...............           196             24,941,464               23.03
11.001% - 12.000%...............            78              7,324,392                6.76
12.001% - 13.000%...............            16              1,477,261                1.36
13.001% - 14.000%...............             1                153,000                0.14
                                           ---          -------------              ------
     Total......................           723          $ 108,290,862              100.00%
                                           ===          =============              ======

      As of the  Statistical  Calculation  Date, the weighted  average  Lifetime
Floor of the adjustable-rate Initial Pool 2 Loans was approximately 9.740% per annum.


                            POOL 2 - MONTH OF NEXT CHANGE DATE - ADJUSTABLE-RATE LOANS

                                                                                            % OF STATISTICAL POOL
                                                                                            PRINCIPAL BALANCE OF
MONTH OF NEXT CHANGE DATE               NUMBER OF LOANS     AGGREGATE PRINCIPAL BALANCE     ADJUSTABLE-RATE LOANS
-------------------------               ---------------     ---------------------------     ---------------------

     October, 1999.................             3                  $    626,840                      0.58%
     November, 1999................             5                       855,874                      0.79
     December, 1999................             2                       298,159                      0.28
     January, 2000.................             8                     1,210,577                      1.12
     February, 2000................             3                       557,701                      0.52
     April, 2000...................             1                       138,519                      0.13
     June, 2000....................             3                       617,058                      0.57
     July, 2000....................             2                       418,554                      0.39
     August, 2000..................             3                       520,061                      0.48
     September, 2000...............             6                     1,490,149                      1.38
     October, 2000.................            27                     3,735,217                      3.45
     November, 2000................            33                     5,947,880                      5.49
     December, 2000................            10                     1,224,110                      1.13
     January, 2001.................             6                       814,712                      0.75
     February, 2001................            20                     2,438,535                      2.25
     March, 2001...................            18                     2,565,306                      2.37
     April, 2001...................            12                     1,587,059                      1.47
     May, 2001.....................            10                     1,501,474                      1.39
     June, 2001....................            26                     3,961,140                      3.66
     July, 2001....................           112                    17,773,486                     16.41
     August, 2001..................           106                    15,831,342                     14.62
     September, 2001...............            19                     2,188,250                      2.02
     October, 2001.................             4                     1,002,540                      0.93
     November, 2001................             4                       619,094                      0.57
     December, 2001................             3                       362,586                      0.33
     January, 2002.................             4                       450,241                      0.42
     February, 2002................             2                       330,016                      0.30
     March, 2002...................             5                     1,329,815                      1.23
     April, 2002...................             5                       747,704                      0.69
     May, 2002.....................            20                     3,258,355                      3.01
     June, 2002....................            12                     1,412,408                      1.30
     July, 2002....................            74                    11,463,713                     10.59
     August, 2002..................            66                     9,553,857                      8.82
     September, 2002...............            16                     3,380,435                      3.12
     April, 2003...................             1                        75,461                      0.07
     May, 2003.....................             1                        80,078                      0.07
     June, 2004....................             5                       336,640                      0.31
     July, 2004....................            27                     3,509,568                      3.24
     August, 2004..................            33                     3,294,300                      3.04
     September, 2004...............             6                       782,050                      0.72
                                              ---                  ------------                    ------
          Total....................           723                  $108,290,862                    100.00%
                                              ===                  ============                    ======

      As of the Statistical Calculation Date, the weighted average month of next interest rate change date of the adjustable-rate Initial Pool 2 Loans was approximately November 1, 2001.

                                           POOL 2 - LOAN-TO-VALUE RATIOS

                                                                                             % OF STATISTICAL POOL
RANGE OF LOAN-TO-VALUE RATIO             NUMBER OF LOANS     AGGREGATE PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------------------             ---------------     ---------------------------     ---------------------

      20.001%-25.000%...............            2                   $     56,992                      0.05%
      25.001%-30.000%...............            4                        170,408                      0.15
      30.001%-35.000%...............            4                        348,516                      0.30
      35.001%-40.000%...............            3                        144,498                      0.13
      40.001%-45.000%...............            9                        547,012                      0.47
      45.001%-50.000%...............            6                        311,336                      0.27
      50.001%-55.000%...............           13                      2,014,173                      1.74
      55.001%-60.000%...............           22                      3,289,696                      2.85
      60.001%-65.000%...............           28                      3,763,193                      3.26
      65.001%-70.000%...............           61                      7,664,278                      6.63
      70.001%-75.000%...............          127                     18,534,954                     16.04
      75.001%-80.000%...............          264                     39,132,837                     33.86
      80.001%-85.000%...............          126                     19,337,633                     16.73
      85.001%-90.000%...............          120                     20,268,761                     17.54
                                              ---                   ------------                    ------
           Total....................          789                   $115,584,286                    100.00%
                                              ===                   ============                    ======

      As of the Statistical Calculation Date, the weighted average Loan-to-Value
Ratio of the Initial Pool 2 Loans was approximately 78.62%.


                                           POOL 2 - OCCUPANCY STATUS

                                                                                          % OF STATISTICAL POOL
    OCCUPANCY                         NUMBER OF LOANS     AGGREGATE PRINCIPAL BALANCE       PRINCIPAL BALANCE
    ---------                         ---------------     ---------------------------       -----------------

Owner Occupied...................           722                  $107,823,501                     93.29%
Non-Owner Occupied...............            67                     7,760,785                      6.71
                                            ---                  ------------                    ------
     Total.......................           789                  $115,584,286                    100.00%
                                            ===                  ============                    ======


                                        POOL 2 - MORTGAGED PROPERTY TYPES

                                                                                            % OF STATISTICAL POOL
   PROPERTY TYPE                        NUMBER OF LOANS     AGGREGATE PRINCIPAL BALANCE       PRINCIPAL BALANCE
   -------------                        ---------------     ---------------------------       -----------------

Single Family......................           689                  $103,136,068                     89.23%
2-4 Family.........................            61                     7,568,291                      6.55
Condominium........................            31                     4,112,055                      3.56
Manufactured Housing...............             8                       767,873                      0.66
                                              ---                  ------------                    ------
     Total.........................           789                  $115,584,286                    100.00%
                                              ===                  =============                   ======

                                     POOL 2 - MONTHS SINCE ORIGINATION

                                                                                      % OF STATISTICAL POOL
RANGE OF LOAN AGE (IN MONTHS)     NUMBER OF LOANS     AGGREGATE PRINCIPAL BALANCE       PRINCIPAL BALANCE
-----------------------------     ---------------     ---------------------------       -----------------

         0...................           302                  $ 41,260,730                     35.70%
         1...................           215                    33,352,893                     28.86
         2...................            64                     8,280,822                      7.16
         3...................            26                     4,331,139                      3.75
         4...................            23                     3,685,435                      3.19
         5...................            23                     3,176,284                      2.75
         6...................            18                     2,465,110                      2.13
         7...................            17                     1,546,079                      1.34
         8 or more...........           101                    17,485,794                     15.13
                                        ---                  ------------                    ------
              Total..........           789                  $115,584,286                    100.00%
                                        ===                  ============                    ======

      As of the Statistical Calculation Date, the weighted average number of months since origination of the Initial Pool 2 Loans was approximately 2 months.


                                 POOL 2 - REMAINING TERMS TO MATURITY

RANGE OF REMAINING TERMS                                                         % OF STATISTICAL POOL
TO MATURITY (IN MONTHS)      NUMBER OF LOANS     AGGREGATE PRINCIPAL BALANCE       PRINCIPAL BALANCE
-----------------------      ---------------     ---------------------------       -----------------

       Up to 352........             105                $ 18,017,223                     15.59%
       353..............              17                   1,546,079                      1.34
       354..............              17                   2,371,381                      2.05
       355..............              23                   3,176,284                      2.75
       356..............              23                   3,685,435                      3.19
       357..............              26                   4,331,139                      3.75
       358..............              64                   8,280,822                      7.16
       359..............             215                  33,352,893                     28.86
       360..............             299                  40,823,030                     35.32
                                     ---                ------------                    ------
            Total.......             789                $115,584,286                    100.00%
                                     ===                ============                    ======

      As of the Statistical Calculation Date, the weighted average remaining term to maturity of the Initial Pool 2 Loans was approximately 357 months.


                                                        POOL 2 - TRANSFEROR ASSIGNED RISK CATEGORIES

                                                                AGGREGATE         % OF STATISTICAL POOL
TRANSFEROR ASSIGNED RISK CATEGORIES     NUMBER OF LOANS     PRINCIPAL BALANCE       PRINCIPAL BALANCE
-----------------------------------     ---------------     -----------------       -----------------

          Loan Class A.............           130             $ 21,831,492               18.89%
          Loan Class A-............           277               44,519,927               38.52
          Loan Class B.............           212               29,524,169               25.54
          Loan Class C.............           132               15,875,200               13.73
          Loan Class C-............            26                2,900,401                2.51
          Loan Class D.............            12                  933,097                0.81
                                              ---             ------------               -----
               Total...............           789             $115,584,286               100.00%
                                              ===             ============               ======

CONVEYANCE OF SUBSEQUENT LOANS

      The trust may acquire Subsequent Pool 1 Loans and Subsequent Pool 2 Loans from the depositor after the closing date and prior to December 23, 1999, having an unpaid principal balance of up to $81,033,795 and $40,074,193, respectively, in each case, plus or minus a 5% variance. The depositor will purchase these Subsequent Loans from the transferor. Accordingly, the statistical characteristics of all the loans after giving effect to the acquisition of any Subsequent Loans will likely differ from the information regarding the Initial Loans in this prospectus supplement, because this information is based exclusively on the Initial Loans. The acquisition of Subsequent Loans by the trust during the Pre-Funding Period is subject to the following requirements:

      (1) no Subsequent Loans may be 30 or more days delinquent as of the applicable Cut-Off Date;

      (2)   the Subsequent Loan must be secured by a first priority lien;

      (3) the Subsequent Loan must have an outstanding principal balance of at least $2,500 as of the applicable Cut-Off Date;

      (4) the first payment on the Subsequent Loan must be due no later than the last day of the Due Period immediately succeeding the Due Period in which it is transferred. However, if the transferor deposits into the Collection Account 30 days' interest on the Subsequent Loan at the applicable loan interest rate less the applicable servicing fee rate, the first payment on the Subsequent Loan must be due no later than the last day of the second Due Period following the Due Period in which the transfer occurs;

      (5) the Subsequent Loan is a fully amortizing loan with level payments over the remaining term of no fewer than 10 years and no more than 30 years and the scheduled maturity will be no later than January 1, 2030;

      (6) the Subsequent Loan must have a fixed interest rate equal to at least 7.750% per annum or an adjustable loan interest rate equal to Six-Month LIBOR plus a Gross Margin equal to at least 3.750%;

      (7) any Subsequent Loan must have an original Loan-to-Value Ratio of no more than 90.00%;

      (8)   the  Subsequent  Loan  must  be  underwritten,   re-underwritten  or
            reviewed,  as  applicable,   in  accordance  with  the  underwriting
            guidelines similar to those of the Initial Loans;

      (9) following the acquisition of the Subsequent Loans by the trust, all the Pool 1 Loans and the Pool 2 Loans must have a weighted average remaining term to maturity, weighted average loan interest rate, weighted average Gross Margin and weighted average Loan-to-Value Ratio as of each respective Cut-Off Date comparable to those of the Initial Loans transferred to the trust on the closing date;

      (10) following the acquisition of the Subsequent Loans by the trust, the percentage of the Pool 1 Loans and Pool 2 Loans that are fixed-rate loans must be comparable to the respective percentages based on the Initial Loans transferred to the trust on the closing date; and

      (11) no Subsequent Loan may be acquired by the trust unless the securities insurer and the rating agencies shall consent.

                            FREMONT INVESTMENT & LOAN

GENERAL

      Fremont Investment & Loan, a thrift and loan organized as a California industrial loan company will sell the loans to the depositor. Fremont will be the master servicer of the loans under the Pooling and Master Servicing Agreement.

      Fremont was established in 1937 as a state chartered industrial loan company and is currently engaged in the businesses of residential sub-prime real estate lending, commercial real estate lending, insurance premium finance and syndicated loan purchases. Fremont had total assets of approximately $3.3 billion as of June 30, 1999 and is regulated by both the FDIC and the California Department of Financial Institutions. Fremont funds its loans primarily through its 18 depository branches and, prior to 1999, has held its residential loans in portfolio or participated in whole loan sale transactions. As of year end 1998, Fremont had 804 employees.

      Fremont began originating sub-prime residential mortgage loans in California in 1994 and currently originates loans through a national network of mortgage brokers in approximately 30 states through five regional business centers located in southern California, northern California, Illinois and Florida. Two of the regional business centers are located in southern California. Fremont also acquires loans from licensed mortgage originators in approximately 40 states. Fremont's residential loan originations are secured by one to four family residential properties, planned unit developments, condominiums, manufactured housing and townhomes. Fremont originates first mortgages to borrowers with impaired or limited credit profiles. Fremont reunderwrites every loan prior to funding and maintains strict quality control procedures to maintain the quality of its originations at all locations.
Fremont originated approximately $1.0 billion in sub-prime residential mortgage loans in 1998.

      Fremont has its principal offices at 175 North Riverview Drive, Anaheim, California 92808, and its telephone number is (714) 283-6500.

      Fremont is a wholly owned subsidiary of Fremont General Corporation. Fremont General Corporation, a Nevada corporation, is an insurance and financial services holding company operating select businesses nationally in niche markets. Fremont General's business strategy includes achieving income balance and geographic diversity among its business units in order to limit its exposure to industry, market and regional concentrations. Fremont General's common stock is traded on the New York Stock Exchange under the symbol "FMT."

      Fremont General's principal executive offices are located at 2020 Santa Monica Boulevard, Santa Monica, California, 90404, and its telephone number is
(310) 315-5500.


                                 MASTER SERVICER

MASTER SERVICER DUTIES

      Fremont, as master servicer, will be responsible for performing the loan master servicing functions for the loans under the Pooling and Master Servicing Agreement. In consideration for the performance of the master servicing functions for the loans, the master servicer is entitled to receive a monthly servicing fee as to each loan in an amount equal to the Master Servicer Fee. The Servicing Fee payable to the servicer with respect to each loan will be paid from the Master Servicer Fee. In addition, the master servicer is entitled to receive on a monthly basis additional compensation attributable to:

      o investment earnings from amounts on deposit in the Collection Account and the Distribution Account;

      o     prepayment penalties; and

      o     late payment charges.

      The master servicer will service the loans for an interim period beginning on the closing date and ending on or before November 30, 1999. However, this interim period may be extended to January 31, 2000 if the rating agencies deliver written confirmation that this extension would not result in a downgrade, withdrawal or qualification of the then current ratings of the offered certificates. During this time the master servicer will be entitled to all Servicing Compensation, and shall be vested with all of the rights and obligations of the servicer. The master servicer will transfer the servicing of the loans to the servicer on or before the interim period. After this date, the servicer will perform the servicing functions with respect to the loans.

      Under the Pooling and Master Servicing Agreement, the master servicer will perform the following master servicing functions:

      o The master servicer will advance delinquent payments of interest and principal on the loans in order to maintain a regular flow of scheduled distributions to holders of the certificates. Prior to each distribution date, the master servicer will remit a Monthly Advance, if necessary, to the trustee for deposit into the Distribution Account to be distributed on the related distribution date. The Monthly Advance will equal delinquent interest and principal due on the loans, net of the Master Servicer Fee, without reduction for the Servicing Fee payable to the servicer, during the related Due Period. The master servicer may recover Monthly Advances, first from the borrower on whose behalf the related Monthly Advance was made, then from subsequent collections on the related loan. The master servicer is not required to make any Monthly Advance it deems not recoverable from subsequent collections on the related loan;

      o If a loan prepays in full or in part in any month other than on the date the related monthly payment was due, the borrower is only required to pay interest to the date of prepayment. In this event, the master servicer is obligated to pay any shortfall in interest due on each loan up to an amount equal to the Master Servicer Compensation for the related distribution date. The master servicer will be reimbursed for all amounts paid by it in respect of these shortfall payments from amounts that would otherwise be distributed to the holders of the Class X and Class R certificates;

      o The master servicer will periodically review the servicing reports, loan level information and other relevant information as may be reasonably required by the master servicer to ascertain whether the servicer is in compliance with the Servicing Agreement;

      o If the reports submitted by the servicer are inaccurate or incomplete, then the master servicer will prepare and submit exception reports to the trustee, the securities insurer and the rating agencies and notify the trustee, the securities insurer and the rating agencies of any event of default with respect to the servicer under the Servicing Agreement;

      o If the servicer is terminated as servicer under the Servicing Agreement, then the master servicer will accept appointment as, or cause another entity as directed by the securities insurer to act as, the successor servicer under the Servicing Agreement; and

      o The master servicer will either maintain computer systems and software compatible with the computer systems of the servicer or will obtain computer systems allowing it to assume the servicing of the loans, if necessary.

      Under the Servicing Agreement, the servicer will facilitate the master servicing functions of the master servicer as follows:

      o the servicer will comply with the terms of the various agreements it is entering into in connection with the loans, including but not limited to, the Servicing Agreement;

      o the servicer will provide to the master servicer information regarding the loans and its servicing activities of those loans; and

      o the servicer will permit the master servicer to inspect the servicer's books and records.

      In limited circumstances and conditions, the master servicer may resign or be removed by the securities insurer, in which event another third-party master servicer will be sought to become the successor master servicer. The master servicer has the right to resign under the Pooling and Master Servicing Agreement with the consent of the securities insurer and the trustee if it gives 60 days' notice any time on or after one year from the closing date. No removal or resignation of the master servicer will become effective until the trustee, or a successor master servicer appointed by the securities insurer, has assumed the master servicer's responsibilities and obligations under the Pooling and Master Servicing Agreement.

      See "Description of the Transfer and Servicing Agreements" in this prospectus supplement.


                                    SERVICER

GENERAL

      Countrywide Home Loans, Inc. will act as servicer and will service the loans in accordance with the terms set forth in the Pooling and Master Servicing Agreement and the terms of the servicing agreement between the servicer and the master servicer. Notwithstanding the terms of its servicing arrangement with the servicer, the master servicer will remain liable for its servicing duties and obligations under the Pooling and Master Servicing Agreement as if the master servicer alone were servicing the loans.

      The servicer is a New York corporation and a subsidiary of Countrywide Credit Industries, Inc. The servicer is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. The servicer originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. The servicer's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

      As of June 30, 1999, the Servicer provided servicing for mortgage loans with an aggregate principal balance of approximately $230.1 billion, substantially all of which are being serviced for unaffiliated persons. As of June 30, 1999, the servicer provided servicing for approximately $3.3 billion in B&C quality mortgage loans.

      The principal executive offices of the servicer are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000. The servicer conducts operations from its headquarters in Calabasas and from offices throughout the nation.

      The master servicer will service the loans for an interim period beginning on the closing date and ending on or before November 30, 1999. However, this interim period may be extended to January 31, 2000 if the rating agencies deliver written confirmation that this extension would not result in a downgrade, withdrawal or qualification of the then current ratings of the offered certificates. During this time the master servicer will be entitled to all Servicing Compensation, and will be vested with all of the rights and obligations of the servicer. The master servicer will transfer the servicing of the loans to the servicer on or before the end of the interim period. After that date the servicer will perform the servicing functions with respect to the loans. The servicer may be replaced by the master servicer in accordance with the terms of the Pooling and Master Servicing Agreement and with the prior consent of the securities insurer.

      The information contained in this prospectus supplement with regard to the servicer has been provided to the depositor, or compiled from information provided to the depositor, by the servicer. None of the depositor, the trustee, the master servicer, the transferor, the securities insurer or any of their respective affiliates has made any independent investigation of that information or has made or will make any representation as to the accuracy or completeness of that information.

SERVICING PROCEDURES

      The following is a general description of the servicer's servicing policies and procedures currently employed by the servicer with respect to B&C quality mortgage loans. For a description of other servicing procedures applicable to the loans, see "Description of the Transfer and Servicing Agreements" in this prospectus supplement.

      The servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

      o     collecting, aggregating and remitting mortgage loan payments,

      o     accounting for principal and interest,

      o     holding escrow (impound) funds for payment of taxes and insurance,

      o     making inspections as required of the mortgaged properties,

      o preparation of tax related information in connection with the mortgage loans,

      o     supervision of delinquent mortgage loans,

      o     loss mitigation efforts,

      o foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and

      o generally administering the mortgage loans, for which it receives servicing fees.

      Billing statements with respect to mortgage loans are mailed monthly by the servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by the servicer to the mortgagor with the statements.

COLLECTION PROCEDURES

      When a mortgagor fails to make a payment on a B&C quality mortgage loan, the servicer attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to the servicer's B&C servicing procedures, the servicer generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, within 30 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

      Once foreclosure is initiated by the servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by the servicer. After foreclosure, the servicer may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

      Servicing and charge-off policies and collection practices with respect to B&C quality mortgage loans may change over time in accordance with, among other things, the servicer's business judgment, changes in the servicing portfolio and applicable laws and regulations.

FORECLOSURE AND DELINQUENCY EXPERIENCE

      The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of the servicer's B&C quality mortgage loans. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans in the portfolio were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable loans. No assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of the delinquency or foreclosure experience on the loans in the pools. The sum of the columns below may not equal the total indicated due to rounding.

      For purposes of the following table:

      o the period of delinquency is based on the number of days payments are contractually past due,

      o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding,

      o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated, and

      o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                           DELINQUENCY AND FORECLOSURE EXPERIENCE


                                  AS OF DECEMBER 31, 1997           AS OF DECEMBER 31, 1998           AS OF JUNE 30, 1999
                             PRINCIPAL BALANCE     PERCENTAGE   PRINCIPAL BALANCE    PERCENTAGE  PRINCIPAL BALANCE   PERCENTAGE

Total Portfolio ...........   $1,370,527,327          --         $2,248,667,416         --        $3,287,852,345        --
                              --------------                     --------------                   --------------
Delinquency percentage
      30-59 Days ..........   $   48,214,088         3.52%       $  103,063,606        4.58%      $  142,423,532       4.33%
      60-89 Days ..........       13,795,882         1.01            23,791,571        1.06           46,489,104       1.41
      90 + Days ...........        5,486,264         0.40             3,913,233        0.17           12,127,203       0.37
                              --------------         ----        --------------        ----       --------------       ----
      Total ...............   $   67,496,234         4.92%       $  130,768,410        5.82%      $  201,039,839       6.11%
                              ==============         ====        ==============        ====       ==============       ====
Foreclosure Rate ..........   $   12,191,592         0.89%       $   40,596,310        1.81%      $   52,848,533       1.61%
Bankruptcy Rate ...........   $   12,022,391         0.88%       $   20,237,252        0.90%      $   33,064,024       1.01%



      Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond the servicer's control, such as national or local economic conditions or downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

                              UNDERWRITING CRITERIA

GENERAL

      The Initial Loans were, and it is expected that the Subsequent Loans will be, underwritten or reunderwritten in accordance with Fremont's underwriting standards. These standards are designed to permit mortgage lending to borrowers whose creditworthiness and repayment ability do not satisfy the more stringent underwriting requirements used as standards for FNMA and FHLMC. Fremont has established risk categories by which it aggregates acceptable loans into groupings considered to have progressively greater risk characteristics. The discussion under this section sets forth a more detailed description of those risk categories applicable to the loans.

      Fremont's underwriting of the Initial Loans generally consisted of, and is expected to consist of, with respect to the Subsequent Loans, analyzing the following as standards applicable to the loans:

      o     the creditworthiness of a borrower;

      o the income sufficiency of a borrower's projected family income relative to the mortgage payment and to other fixed obligations, including in some instances rental income from investment property; and

      o the adequacy of the mortgaged property, expressed in terms of Loan-to-Value Ratio, to serve as the collateral for a mortgage loan.

      Fremont has implemented a credit policy that provides a number of guidelines to assist underwriters in the credit decision process. The creditworthiness characteristics emphasized by Fremont are the borrower's debt-to-income ratio, credit history and employment stability. The debt-to-income ratio for a borrower is calculated by dividing:

      o the borrower's total monthly payment obligations, including payments due under the loan with Fremont, but after any debt consolidation from the proceeds of that loan, by

      o     the borrower's monthly gross income.

      A credit bureau report that reflects the applicant's credit history is obtained by Fremont from an independent, nationally recognized credit-reporting agency. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. A loan applicant's credit report must be current at the time of application - generally less than 90 days old. The credit report is used to evaluate the borrower's payment record and tendency to repay debts in a timely manner. A lack of credit payment history will not necessarily preclude a loan if other favorable borrower characteristics exist, including sufficient equity in the property or an adequate debt-to-income ratio.

      The calculation of the borrower's debt-to-income ratio involves a careful review of all debts listed on the credit report and the loan application, as well as the verification of gross income. Other than with respect to "Stated Income Applications," a borrower's income is verified through various means, including:

      o     applicant interviews,

      o     written verifications with employers, and

      o the review of pay stubs, bank statements, tax returns, W-2's or other acceptable forms of documentation.

The debt-to-income ratio is calculated to determine if a borrower demonstrates sufficient income levels to cover or satisfy all debt repayment requirements.

      Generally, each borrower would have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, each borrower furnished:

      o     information,   which   may  have  been   supplied   solely  in  that
            application, with respect to its assets, liabilities, income, credit history, employment history and personal information, and

      o an authorization to apply for a credit report which summarized the borrower's credit history with local merchants and lenders and any record of past or present bankruptcy or foreclosure proceedings.

The borrower may have also been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been considered for underwriting purposes. With respect to mortgaged property consisting of vacation or second homes, generally no income derived from the property was considered for underwriting purposes, but could be considered as a compensating factor.

      A determination was made by Fremont that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property. These expenses include property taxes, utility costs, standard hazard insurance and other, fixed obligations other than housing expenses. This determination was based on:

      o     the data provided in the application,

      o certain verifications, which are not required with respect to the "Stated Income Applications" or the "Easy Documentation" programs, and

      o     the appraisal or other valuation of the mortgaged property.

In some circumstances, Fremont may also have considered the amount of liquid assets available to the borrower after origination.

      Prospective borrowers may submit loan applications under one of three programs. These programs differ from each other with respect to the requirements for the verification of the income of the borrower and the source of funds required to be deposited by the applicant in order to close the loan. Some of the loans have been originated under the "Easy Documentation" programs that require less documentation and verification than do traditional "Full Documentation" programs. Generally, under this type of program, minimal investigation into a borrower's income profile would have been undertaken by the originator. The underwriting for those mortgage loans will place a greater emphasis on the value of the mortgaged property and credit history. Under the "Easy Documentation" program, applicants must have income evidenced by six months of personal bank statements. Under the "Full Documentation" program, borrowers are generally required to submit documentation verifying at least two years of income and employment history. Under the "Stated Income Application" program, no verification of the applicant's income is required. Rather, the applicant may be qualified based on monthly income as stated in the mortgage loan application, if that income is supported by the general information included in the loan application package.

      As used in this discussion of the underwriting standards, Loan-to-Value Ratio generally means that ratio, expressed as a percentage of:

      (1)   the principal balance of the loan at origination, over

      (2) the lesser of the sales price or the appraised value of the related mortgaged property at origination, or in the case of a refinanced or modified loan, either the appraised valued determined at origination or, if applicable, at the time of the refinancing or modification.

      The  adequacy of a mortgaged  property as security  for  repayment  of the related mortgage loan generally has been determined by an appraisal in accordance with preestablished appraisal procedure guidelines for appraisals established by Fremont. Appraisers were typically licensed independent appraisers selected in accordance with the Fremont Guidelines. The appraisal procedure guidelines generally required the appraiser or an agent on its behalf to inspect the property personally and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal would have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property. The Loan-to-Value Ratio has been supported by a review appraisal conducted by Fremont or an independent review company.

      Under these underwriting standards, each loan was assigned a risk grade and categorized in a "Loan Class," denominated by a letter. Fremont's risk classification system is designed to assess the likelihood that each borrower will satisfy the repayment obligations associated with the related mortgage loan and to establish the maximum permissible Loan-to-Value Ratio for the mortgage loan. Time frames referred to below, e.g., "within the last 12 months," are measured from the time of underwriting of a borrower's credit.

      LOAN CLASS A: For a loan to have been assigned to a Loan Class A, the prospective borrower must have overall "good" to "excellent" consumer credit. One 30-day and no 60-day or 90-day late payments within the last 12 months are acceptable on an existing mortgage loan. Any existing mortgage loan must be current at the time of the application and no notices of default within the last three years on an existing mortgage loan are permitted. Minor derogatory items are allowed as to non-mortgage credit. However, open collections and charge-offs in excess of $500 must be paid down to zero at closing unless they are three years old or older and not reflected in the title report or are medical related. The prospective borrower must have at least a 3-year credit history with a minimum of 5 credit accounts. Three 30-day late payments within the last 12 months are permitted. No Chapter 7 bankruptcies with respect to the borrower may have been discharged during the previous three years. No Chapter 13 bankruptcy may have been discharged by the borrower during the previous year and the borrower must have a satisfactory payment history with the bankruptcy trustee. No foreclosures may have been filed within the last three years with respect to borrower property. No foreclosure sales with respect to borrower property may have been conducted within the last three years. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 90% is permitted for a mortgage loan secured by a single family owner-occupied property, or 85% for a mortgage loan originated under an "Easy Documentation" program and 80% for a mortgage loan originated under a "Stated Income" application program. A maximum Loan-to-Value Ratio of 80% or 75% for mortgage loans originated under an "Easy Documentation" program and 65% for mortgage loans originated under the "Stated Income" application program is permitted for a mortgage loan secured by a non-owner occupied property. The maximum permissible Loan-to-Value Ratio may be lower for mortgage loans with initial principal amounts in excess of $350,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner-occupied properties, and for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The borrower's debt service-to-income ratio generally is 45% or less.

      LOAN CLASS A-: For a loan to have been assigned to Loan Class A-, the prospective borrower is required to have overall "good" to "excellent" consumer credit. A maximum of two 30-day late payments, and no 60-day or 90-day late payments within the last 12 months is acceptable on an existing mortgage loan. Any existing mortgage loan must be current at the time of the application and no notices of default within the last three years on an existing mortgage loan are permitted. As to non-mortgage credit, some prior defaults may have occurred. However, open collections and charge-offs in excess of $500 must be paid down to zero at closing unless they are three years old or older and not reflected in the title report or are medical related. The prospective borrower must have at least a 3-year credit history with a minimum of 5 credit accounts. Less than 35% of the credit accounts may have been delinquent within the last 12 months, and three 30-day late payments within the last 12 months are permitted. In addition, isolated 60-day late payments are permitted. No Chapter 7 bankruptcies with respect to the borrower may have been discharged during the previous two years. No Chapter 13 bankruptcy may have been discharged by the borrower during the previous year and the borrower must have a satisfactory payment history with the bankruptcy trustee. No foreclosures may have been filed within the last three years with respect to borrower property. No foreclosure sales with respect to the borrower property may have been conducted within the last three years. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 90% or 85% for a loan originated under an "Easy Documentation" program and 80% for a mortgage loan originated under a "Stated Income" application program is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 80% or 75% for mortgage loans originated under an "Easy Documentation" program and 65% for mortgage loans originated under a Stated Income Application program, is permitted for a mortgage loan secured by non-owner-occupied property. The maximum permissible Loan-to-Value Ratio may be lower for mortgage loans with initial principal amounts in excess of $350,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner-occupied properties. The maximum permissible Loan-to-Value Ratio may also be lower for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 50% or less.

      LOAN CLASS B: For a loan to have been assigned to Loan Class B, the prospective borrower may not have paid all previous or existing installment or revolving debt according to its terms and may have some charge-offs, and is required to have overall "satisfactory" consumer credit. A maximum of four 30-day late payments, or two 30-day late payments and one 60-day late payment, but no 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan and no notices of default within the last two years on an existing mortgage loan are permitted. As to non-mortgage credit, some prior defaults may have occurred. However, open collections and chargeoffs must be paid down to an amount not in excess of $500 at closing unless they are three years old or older and not reflected in the title report or are medical related. The prospective borrower must have at least a 2-year credit history with a minimum of 3 credit accounts. Less than 50% of the credit accounts may have been delinquent within the last 12 months. Isolated 90-day late payments are permitted, but all accounts must be current when the loan is originated. No Chapter 7 bankruptcies with respect to the borrower may have been discharged during the previous two years. No Chapter 13 bankruptcy may have been discharged by the borrower during the previous year and the borrower must have a satisfactory payment history with the bankruptcy trustee. No foreclosures may have been filed within the last two years with respect to borrower property. A maximum Loan-to-Value

Ratio of 85% or 80% for a mortgage loan originated under an "Easy Documentation" program and 75% for a mortgage loan originated under a "Stated Income" application program, is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 75% or 70% for mortgage loans originated under an "Easy Documentation" program and 65% for mortgage loans originated under a "Stated Income" application program is permitted for a mortgage loan secured by a non-owner-occupied property. The maximum permissible Loan-to-Value Ratio may be lower for mortgage loans with initial principal amounts in excess of $350,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner-occupied properties. The maximum permissible Loan-to-Value Ratio may also be lower for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 50% or less.

      LOAN CLASS C: For a loan to have been assigned to Loan Class C, the prospective borrower may have experienced significant credit problems in the past, with overall "fair" consumer credit. As to mortgage credit, the borrower may have had a history of being generally 30 days delinquent, and a maximum of two 60-day late payments and one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. No notices of default within the last twelve months, or eighteen months if the Loan-to-Value Ratio is 75% or higher, or on an existing mortgage loan are permitted. As to non-mortgage credit, significant prior defaults may have occurred. However, open collections and charge-offs must be paid down to an amount not in excess of $1,500 at closing unless they are three years old or older and not reflected in the title report or are medical related. The prospective borrower must have at least a 1-year credit history with less than 50% of the credit accounts currently delinquent. No bankruptcies may have been filed or discharged during the 12-month period prior to the date the mortgage loan was made. No foreclosures may have been filed within the last year with respect to borrower property. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 80% or 75% for a mortgage loan originated under an "Easy Documentation" program and 70% for a mortgage loan originated under a "Stated Income" application program is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 70% or 65% for mortgage loans originated under an "Easy Documentation" program and 65% for mortgage loans originated under a "Stated Income" application program is permitted for a mortgage loan secured by a non-owner-occupied property. The maximum permissible Loan-to-Value Ratio may be lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner occupied properties. The maximum permissible Loan-to-Value Ratio may also be lower for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 55% or less.

      LOAN CLASS C-: For a loan to have been assigned to Loan Class C-, the prospective borrower may have experienced significant credit problems in the past, with overall "poor" consumer credit. As to mortgage credit, the borrower may have had a history of being generally 30 days delinquent, is not more than 120-days delinquent on an existing mortgage loan and there may not be a current notice of default outstanding on an existing mortgage loan. As to non-mortgage credit, significant prior defaults may have occurred. However, open collections and charge-offs must be paid down to an amount not in excess of $1,500 at closing unless they are three years old or older and not reflected in the title report or are medical related. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 70% or 60% for a mortgage loan originated under a "Stated Income" application program is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 65% or 60% for a mortgage loan originated under a "Stated Income"
application Program is permitted for a mortgage loan secured by a non-owner-occupied property. The maximum permissible Loan-to-Value Ratio may be lower for mortgage
loans  with  initial   principal  amounts  in  excess  of  $300,000  secured  by
owner-occupied properties, or lower dollar amounts for loans secured by non-owner occupied properties. The maximum permissible Loan-to-Value Ratio may also be lower for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 55% or less.

      LOAN CLASS D: For a loan to have been assigned to Loan Class D, the prospective borrower will have experienced substantial credit problems in the past, and generally will have overall poor credit. The prospective borrower's credit history is poor and a notice of default on an existing mortgage loan may have been filed against the borrower. As to non-mortgage credit, significant prior defaults may have occurred. However, open collections and charge-offs must be paid down to an amount not in excess of $2,500 at closing unless they are three years old or older and not reflected in the title report or are medical related. A bankruptcy filing by the borrower is permitted if it is discharged at closing. Also, on a case-by-case basis, Fremont may make a loan on a mortgage that takes a borrower out of foreclosure. Fremont will make a mortgage loan to a borrower to take him out of bankruptcy or foreclosure only if it improves the borrower's financial situation. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 65% is permitted for mortgage loans originated under a full documentation program or "Easy Documentation" program. A maximum Loan-to-Value Ratio of 60% for mortgage loans originated under a full documentation program or "Easy Documentation" program is permitted for a mortgage loan secured by a non-owner-occupied property. Mortgage loans originated under a "Stated Income" application program are not permitted in loan Class D. The maximum permissible loan-to-Value Ratio may be lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties or lower dollar amounts for loans secured by non-owner-occupied properties. The maximum permissible Loan-to-Value Ratio may also be lower for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 55% or less.

      As described in this section the indicated underwriting standards applicable to the loans include the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Fremont may have determined in the course of its underwriting process that a prospective borrower warrants a Loan-to-Value Ratio upgrade based on compensating factors. For example, a borrower may be able to get a loan in a particular Loan Class with a Loan-to-Value Ratio 5% higher than the ratio that would otherwise be permitted for that Loan Class if certain compensating factors exist.

      Based on the indicated underwriting standards applicable for mortgage loans with risk features originated under these standards, and in particular loans in Loan Classes C- and D as described in this prospectus supplement, these loans may experience substantially greater rates of delinquency, foreclosure and loss, than mortgage loans underwritten under more stringent underwriting standards.


                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

      The yield on the Class A-1 and Class A-2 certificates will be sensitive to fluctuations in the level of One-Month LIBOR because their Pass-Through Rates are based on One-Month LIBOR. The yield on the Class B certificates will also be sensitive to fluctuations in the level of One-Month LIBOR because as One-Month LIBOR increases Excess Spread will be reduced. A reduction in the Excess Spread will slow the amortization of the Class B certificates. The yield on the Class A-1, Class A-2 and Class B certificates will also be sensitive to the available funds cap.

      In addition, because the rate and timing of principal distributions on offered certificates depends primarily on the rate and timing of principal payments, i.e., the prepayment experience, of the loans in the related pool and the availability and amount of Excess Spread from the applicable pool, the final distribution of principal on your certificates could occur significantly earlier or later than you anticipate. If significant principal prepayments are made on your certificates, you may not be able to reinvest those distributions in a comparable alternative investment having a comparable yield. No prediction can be made as to the rate of prepayments on the loans in either stable or changing interest rate environments. You will bear entirely any reinvestment risk resulting from the rate of prepayments on the pool loans related to your class.

      The rate of principal distributions on each class of offered certificates, the aggregate amount of each interest distribution on each class and the yield to maturity on each class will be directly related to and affected by:

      (1) the prepayment experience of the loans in the pool backing each class,

      (2) the application of Excess Spread, if any, from each pool, and in certain circumstances from the other pool and amounts on deposit in the Pre-Funding Account at the end of the Pre-Funding Period that are not used to acquire Subsequent Loans, in each case to reduce the principal balance of each class of certificates to the extent described in this prospectus supplement under "Description of Credit Enhancement--Excess Spread and Overcollateralization,"

      (3) the application of amounts on deposit in the Reserve Account to reduce the principal balance of the Class A certificates, and

      (4) under some circumstances, the rates of delinquencies, defaults or losses experienced on the loans in the pool backing each class.

      The prepayment experience of the loans will be affected by:

      (1)      the scheduled amortization of the loans, and

      (2) any unscheduled principal prepayments or reductions of the loans, which may include:

               (a)  borrower prepayments and refinancings,

               (b)  liquidations, write-offs and some modifications of the loans
                    due  to  defaults,   casualties,   condemnations  or   other
                    dispositions, and

               (c) repurchases of defective and Defaulted Loans pursuant to the Transfer and Servicing Agreements.

      Modifications of Defaulted Loans by the servicer may have the effect of delaying or decreasing principal reductions that would have otherwise occurred on the Defaulted Loans. On or after any distribution date on which the principal balance of all the loans declines to 10% or less of the aggregate of the principal balance of the Initial Loans and the Subsequent Loans for both pools, as of the applicable Cut-Off Date, the holders of a majority of the percentage interest in the Class R certificates may purchase all of the loans from the trust at a price equal to the Termination Price. If the exercise of this option would result in a draw under the Guaranty Policy, the holders of the Class R certificates may only exercise this option with the consent of the securities insurer. This purchase will result in a termination of the trust. Furthermore, to the extent that the Class R certificateholders fail to exercise this optional termination right, the securities insurer and the servicer may be entitled to exercise a similar right to effect an optional termination of the certificates if the principal balance of all the loans declines to 5% or less of the aggregate of the principal balance of the Initial Loans and the Subsequent Loans for both pools, as of the applicable Cut-Off Date. See "Description of the Certificates--Optional Termination" in this prospectus supplement.

      The weighted average life of a certificate is the average amount of time that will elapse from the closing date to the date each dollar in respect of principal of that certificate is repaid. The weighted average life of a certificate will be influenced by, among other factors, the following:

      (1) the prepayment experience of the loans in the pool backing the certificates;

      (2) the rate at which Excess Spread is paid to holders of the certificates;

      (3) the rate at which amounts on deposit in the Reserve Account are paid to holders of the Class A certificates;

      (4) the extent to which any reduction of the Overcollateralization Amount is paid to the holders of the Class B, Class X or Class R certificates; and

      (5) under some circumstances, the rates of delinquencies, defaults or losses experienced on the loans.

      If substantial principal prepayments on the loans in a pool are received from unscheduled prepayments, liquidations or repurchases, then the payments to the holders of the related class of Class A certificates resulting from the prepayments may significantly shorten the actual average lives of that class of certificates. If the loans experience delinquencies for which no Monthly Advance is made, or defaults in the payment of principal, then the holders of the related class of certificates may similarly experience a delay in the receipt of principal distributions attributable to those delinquencies and defaults. In particular instances, these delinquencies and defaults may result in longer actual average lives of the certificates than would otherwise be the case.

      However, the principal portion of any proceeds received upon liquidation of a loan would be applied as a principal prepayment. If upon liquidation the Net Liquidation Proceeds are insufficient to repay the loan in full, and the loss causes an Overcollateralization Deficiency Amount, Excess Spread from the related pool and from the other pool, and amounts on deposit in the Reserve Account, if any, may be applied as a principal distribution on the related class of Class A certificates, to the extent available under the cash flow priorities described under "Description of the Certificates--Priority of Distributions" in this prospectus supplement. In either case, if these distributions are made in connection with a Liquidated Loan, the holders of the related class of Class A certificates will experience an acceleration in the receipt of principal payments. In some instances this may result in shorter actual average lives of the certificates than would otherwise be the case. See "Risk Factors--Credit Enhancement May Not Be Adequate" in this prospectus supplement.

      A variety of general economic and social factors, as well as other factors and characteristics that relate specifically to each loan, will influence prepayments on loans. Factors that relate specifically to the loans and that may affect the prepayment rate of the loans include the following:

      (1)      the outstanding principal balances of the loans;

      (2)      the interest rates on the loans;

      (3) changes in the value of the related mortgaged properties and the related Loan-to-Value Ratios;

      (4)      changes in the creditworthiness of the borrowers;

      (5) changes in the availability of comparable financing to the borrowers on either more or less favorable terms; and

      (6)      changes in the borrowers' housing needs or employment status.

      Additional factors that relate to the loans on a specific basis include the seasoning of the loans, the existence and enforceability of "due-on-sale" clauses, and the existence and enforceability of prepayment penalties. For example, some of the loans contain due-on-sale provisions. The servicer intends to enforce due-on-sale provisions, unless:

      (1) the servicer, in a manner consistent with the accepted servicing procedures, permits the purchaser of the related mortgaged property to assume the loan, or

      (2)      the enforcement is not permitted by applicable law.

      See "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" in the accompanying prospectus. In some cases, if the borrower is selling its mortgaged property, the servicer, in a manner consistent with the accepted servicing procedures, may permit short sales, short pay-offs or other modifications. See "Description of the Transfer and Servicing Agreements--Realization On Defaulted Loans" in this prospectus supplement.

      Some of the loans contain prepayment penalties. Prepayment penalties generally obligate the related borrower to pay penalties in connection with a prepayment of the borrower's loan. The servicer will enforce prepayment penalties unless doing so would be unlawful or the master servicer consents to waiver. The master servicer has no obligation to enforce prepayment penalties and will exercise its rights to enforce them to the extent it deems appropriate. In addition, the prepayment penalties with respect to the "2/28" and "3/27" loans are typically suspended during the 60-day period that coincides with the initial adjustment date for a loan, where applicable. The master servicer is entitled to retain all prepayment penalties to the extent the servicer collects them from borrowers. The existence of prepayment penalties and any enforcement by the master servicer of the prepayment penalties contained in the loans may have an effect on the decisions of borrowers to prepay their loans and thus may affect the weighted average lives of the certificates.

      Other general economic and social factors that may affect the prepayment rate of the loans, include, among other matters:

      o        the rate of inflation,

      o        unemployment levels,

      o        personal bankruptcy levels,

      o        prevailing interest rates,

      o        consumer spending and saving habits,

      o competition within the mortgage and consumer finance industries, and

      o        consumer, bankruptcy and tax law developments.

For example, any further limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayments on the loans.

      In addition, the rate of prepayment on a pool of mortgage loans is generally affected by prevailing market interest rates for similar types of loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the respective interest rates on the loans, the rate of prepayment, and refinancing, would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the respective interest rates on the loans, the rate of prepayment on the loans would be expected to decrease. Depending on prevailing market interest rates, the outlook for market interest rates, and economic conditions generally, some borrowers may sell or refinance their mortgaged properties to realize their equity in order to meet cash flow needs or to make other investments.

      As a result of these general economic and social factors, as well as the loan specific factors and characteristics, the prepayment experience of the loans:

      (1)   cannot be predicted with certainty,

      (2)   will be likely to fluctuate over the life of the loans and

      (3) may differ significantly from the prepayment rates of other similar loans.

      None of the transferor, the servicer, the master servicer, the securities insurer, the depositor, nor the underwriters makes any representation as to:

      (1)   the particular factors that will affect the prepayment of the loans,

      (2)   the relative importance of these factors, or

      (3) the percentage of the principal balances of the loans that will be paid as of any date.

      Distributions of principal to holders of the certificates at a faster rate than anticipated will increase the yields on the certificates purchased at discounts but will decrease the yields on the certificates purchased at premiums. The distribution of principal may be attributable to scheduled payments and prepayments of principal on the loans and to the application of Excess Spread. The effect on an investor's yield due to distributions to the holders of the certificates occurring at a rate that is faster or slower than the rate anticipated by the investor during any period following the issuance of the certificates will not be entirely offset by a subsequent like reduction or increase in the rate of the distributions of principal during any subsequent period.

      The rate of delinquencies and defaults on the loans, and the recoveries, if any, on Defaulted Loans and foreclosed properties, will also affect the prepayment experience of the loans. As a result, the weighted average lives of the certificates will also be affected. To the extent that the delinquencies, defaults and losses cause a reduction in the amount of Excess Spread from a pool of loans, then distributions of principal to the holders of the related class of certificates could be delayed and result in a slower rate of principal amortization of the related class of certificates. See "Description of Credit Enhancement--Excess Spread and Overcollateralization" in this prospectus supplement.

      However, to the extent that the delinquencies, defaults and losses cause an increase in the Overcollateralization Deficiency Amount for the Class A-1 or Class A-2 certificates, then an increasing amount of Excess Spread from the related pool and, in certain circumstances, from the other pool, may be applied to the distribution of principal to the holders of the related class of certificates. This increase in the Overcollateralization Deficiency Amount would result in a faster rate of principal amortization of that class of certificates. If the Overcollateralization Amount for the Class A-1 or Class A-2 certificates is reduced to zero, then the defaults and losses would result in an

Overcollateralization Deficit for the class. This would cause an increase in the distribution of principal to the holders of that class of certificates to the extent of:

      (1)   amounts on deposit in the Reserve Account;

      (2) Excess Spread, if any, from the related pool and, in certain circumstances, from the other pool; and

      (3)   the defaults or losses are covered by the guaranty insurance policy.

      Several  factors  may  influence   delinquencies,   defaults  and  losses,
including:

      o     the outstanding loan principal balances;

      o     the related Loan-to-Value Ratios; and

      o     other underwriting standards for the loans.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, although few data are available with respect to the rate of default on home loans similar to the loans. See "Risk Factors--Inadequacy of Value of Properties Could Affect Severity of Losses" and "Underwriting Criteria" in this prospectus supplement.

      Furthermore, the rate and timing of prepayments, delinquencies, defaults, liquidations and losses on the loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located or the related borrowers are residing. See "Risk Factors--Geographic Concentration Could Increase Losses on the Loans" and "The Pools" in this prospectus supplement. The risk of delinquencies, defaults and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists. A weak or deteriorating economy may be evidenced by, among other factors, increasing unemployment or falling property values.

EXCESS SPREAD AND REDUCTION OF OVERCOLLATERALIZATION TARGET AMOUNT

      The overcollateralization feature has been designed to accelerate the principal amortization of each class of certificates relative to the principal amortization of the loans in the related pool. If on any distribution date, the Overcollateralization Target Amount with respect to a pool exceeds the Overcollateralization Amount of the related pool, Excess Spread, if any, from that pool and, in certain circumstances, from the other pool, will be paid as principal to the holders of the Class A-1 or Class A-2 certificates, as applicable, in the amounts described under "Description of the Certificates--Priority of Distributions" in this prospectus supplement. If the Overcollateralization Amount for a pool equals or exceeds the Overcollateralization Target Amount for the pool on any distribution date, Excess Spread from the pool will instead be distributed to the holders of the Class B certificates until their principal balance is reduced to zero. When the principal balance of the Class B certificates is reduced to zero, this Excess Spread will instead be distributed to the holders of the Class X and the Class R certificates. This distribution will be made to the Class B, Class X or Class R certificates only if not needed to be paid to the other class of Class A certificates for shortfalls due to losses or unadvanced delinquencies or to fund the Reserve Account up to the required level. This distribution to the Class B, Class X and Class R certificates will reduce the rate of, and under certain circumstances delay, the principal amortization of the Class A certificates, until the related Overcollateralization Amount is reduced to the Overcollateralization Target Amount.

      If the securities insurer changes the Overcollateralization Target Amount with respect to a class of Class A certificates or the delinquency levels that determine whether the Overcollateralization Target Amount will increase or decrease, the principal on your class of certificates may be paid more slowly or quickly than otherwise would be the case. This could adversely affect the yield to maturity of your certificates. See "--Reinvestment Risk" below and "Description of Credit Enhancement-- Excess Spread and Overcollateralization" in this prospectus supplement.

REINVESTMENT RISK

      The reinvestment risk with respect to an investment in the certificates will be affected by the rate and timing of principal payments, including prepayments, in relation to the prevailing interest rates at the time of receipt of these principal payments. For example, during periods of falling interest rates, holders of the certificates may receive an increased amount of principal payments from the loans at a time when the related holders may be unable to reinvest these payments in investments having a yield and rating comparable to their respective certificates. Conversely, during periods of rising interest rates, holders of the certificates may receive a decreased amount of principal prepayments from the loans at a time when the holders may have an opportunity to reinvest these payments in investments having a higher yield than, and a comparable rating to, their respective certificates. If the securities insurer changes the Overcollateralization Target Amount with respect to either class of Class A certificates or the delinquency levels that determine whether the Overcollateralization Target Amount will increase or decrease, your principal on the certificates may be paid more slowly or quickly than may otherwise be the case. This could adversely affect your ability to reinvest principal payments received on the certificates at a comparable yield.

YIELD CONSIDERATIONS RELATING TO ADJUSTABLE-RATE LOANS

      During the initial period following origination, substantially all of the loans bear interest at loan interest rates which were set independently of Six-Month LIBOR. See "The Pools--Payments on the Loans" in this prospectus supplement.

      At the initial interest rate reset date for each adjustable-rate loan, the interest rate was or will be adjusted to a rate based on the applicable Six-Month LIBOR plus the related Gross Margin. However, the interest rate for each adjustable-rate loan is subject to the applicable Periodic Rate Cap and applicable Lifetime Cap and Lifetime Floor. On an interest rate reset date, increases in Six-Month LIBOR will increase the interest rates of the adjustable-rate loans, subject to the applicable Periodic Rate Cap and the applicable Lifetime Cap. Resulting increases in the amount of the required monthly payments on the adjustable-rate loans in excess of those assumed in underwriting the adjustable-rate loans may result in a default rate higher than that on mortgage loans with fixed mortgage rates.

      If the interest rate on any adjustable-rate loan cannot increase above a particular level due to the applicable Periodic Rate Cap or the applicable Lifetime Cap, the yield on your certificates could be adversely affected. In addition, if the interest rate on any adjustable-rate loan is not able to decrease below a particular level due to the applicable Lifetime Floor or Periodic Rate Cap, the related borrower may be more likely to prepay this loan in full in order to refinance at a lower rate.

      The interest rates on the adjustable-rate loans adjust periodically based on Six-Month LIBOR. The interest rates on the fixed-rate loans do not adjust. The interest rate on the Class A-1 and Class A-2 certificates adjusts monthly based on One-Month LIBOR and the interest rate on the Class B certificates is fixed and, in each case, as described under "Description of the Certificates" in this prospectus supplement, in each case, subject to an available funds cap. As a result, the interest due on the loans during any Due Period may not equal the amount of interest that would accrue on your certificates during the related Accrual Period. To the extent any shortfall is created as a result, the shortfall will only be paid to you to the extent and in the priority described under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement. In addition, Six-Month LIBOR and One-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or is falling. It is also possible that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise more rapidly than Six-Month LIBOR.

      The transferor is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of adjustable-rate mortgage loans over an extended period of time. The transferor's experience with respect to the loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the adjustable-rate loans. The rate of principal prepayments with respect to adjustable-rate mortgage loans has fluctuated in recent years.

      In addition, the features of adjustable-rate mortgage loan programs in the past have varied significantly in response to market conditions like interest rates, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of the adjustable-rate mortgage loan programs has made it impracticable to compile meaningful comparative data on prepayment rates. As a result, there can be no certainty as to the rate of prepayments on the adjustable-rate loans in stable or changing interest rate environments. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayment in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant. Higher prepayment rates will occur because the availability of fixed-rate mortgage loans at competitive interest rates may cause borrowers to refinance their adjustable-rate mortgage loans in order to obtain lower fixed interest rates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

      The following information is given solely to illustrate the effect of prepayments of the loans on the weighted average lives of the offered certificates under particular stated assumptions. The following information is not a prediction of the prepayment rate that may actually be experienced by the loans. Weighted average lives of the offered certificates refers to the average amount of time that will elapse from the date of delivery of the offered certificates until each dollar of principal of the offered certificates will be repaid to the investor. The weighted average lives of the offered certificates will be influenced by:

      o the rate at which principal of the loans is paid, which may be in the form of scheduled amortization or prepayments,

      o the rate at which Excess Spread, if any, from the related pool and, in certain circumstances, from the other pool, is paid to holders of the related class of certificates,

      o the extent to which any reduction in Overcollateralization Amount is paid to the Class B, Class X and Class R certificates,

      o     the rate of delinquencies and losses on the loans from time to time,

      o the rate at which amounts on deposit in the Reserve Account are paid to holders of the Class A certificates, and

      o the extent to which amounts remain in the Pre-Funding Account at the end of the Pre-Funding Period and are paid to the holders of the certificates.

For this purpose, the term "prepayment" includes reductions of principal, including, without limitation, those resulting from:

      o     unscheduled full or partial prepayments,

      o     refinancings,

      o     liquidations and write-offs due to defaults,

      o     casualties or other dispositions and substitutions, and

      o     repurchases by or on behalf of the transferor.

See    "Description    of    Credit     Enhancement--    Excess    Spread    and
Overcollateralization" in this prospectus supplement.

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the constant prepayment rate (CPR). CPR represents an assumed rate of prepayment each month to the then outstanding principal balance of a pool of loans for the life of the related loans. A specified CPR percentage is used for each month during the life of the loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the loans in the trust. The transferor believes that no existing statistics of which it is aware provide a reliable basis for the holders of the offered certificates to predict the amount or the timing of receipt of prepayments on the loans.

      Modeling assumptions. For purposes of preparing the tables below, the following modeling assumptions have been made:

      (1) all scheduled principal payments on the loans are timely received on the first day of each Due Period, with the first Due Period for the Initial Loans commencing on September 2, 1999, and no delinquencies or losses occur on the loans;

      (2) the scheduled payments on the loans have been calculated on the outstanding principal balance, before giving effect to prepayments, the loan interest rate and the remaining term to stated maturity so that the loans will fully amortize by their remaining term to stated maturity;

      (3) all scheduled payments of interest and principal in respect of the loans have been made through the Cut-Off Date, or in the case of Pool 1 Loans, Sub-Pools 10 through 13 and Pool 2 Loans, Sub-Pools 11 through 14, October 1, 1999;

      (4) the loan interest rate on each adjustable-rate loan is adjusted on its next interest rate reset date and subsequent reset dates, if necessary, to equal the sum of:

               (a)    an assumed level of Six-Month LIBOR, equal to  5.957%, and

               (b) the Gross Margin, subject to the Periodic Rate Caps, the Lifetime Cap and the Lifetime Floor;

      (5)   One-Month LIBOR remains constant at 5.380% per annum;

      (6)    (a)    all loans prepay monthly at the specified percentage of CPR,

             (b)    no   optional  or   other    early    termination   of   the
                    certificates occurs, except with respect to the calculation of the "Weighted Average Life-to-Call (Years)" figures in the following tables, and

             (c)    no substitutions or repurchases of the loans occur;

      (7) all prepayments in respect of the loans include 30 days' accrued interest;

      (8)   the closing date for the certificates is September 23, 1999;

      (9) with respect to the loans, each year will consist of twelve 30-day months;

      (10)  cash   payments  in  full  are   received  by  the  holders  of  the
            certificates on the 25th day of each month, commencing in October 1999;

      (11) the Overcollateralization Target Amount for each class of Class A certificates will be 5.15% of the related Maximum Collateral Amount with respect to any distribution date prior to the Stepdown Date. After the Stepdown Date, the Overcollateralization Target Amount for each pool will be the greater of:

            (a) 10.30% of the principal balance of the loans in that pool as of that distribution date, and

            (b)     0.50% of the related Maximum Collateral Amount;

      (12) the pass-through rates for the certificates are as described in this prospectus supplement;

      (13) all Servicing Fees, Master Servicer Fees and Trustee Fees assumed to be deducted from the interest collections in respect of the loans equal 0.5065% of the principal balance of the loans;

      (14) other fees and expenses assumed to be deducted from the interest collections in respect of the loans equal 0.20% of the aggregate principal balance of the Class A certificates;

      (15) no reinvestment income from any trust account is earned and available for payment;

      (16) the Overcollateralization Target Amount for each class of Class A certificates will stepdown in one month;

      (17) with respect to Pool 1 Loans, Sub-Pools 10 through 13, and with respect to Pool 2 Loans, Sub-Pools 11 through 14, are transferred to the trust in September, 1999. The principal payments on these loans are received by the servicer in October, 1999 and paid to the holders of the certificates on the distribution date in November, 1999; and

      (18)  the pools consist of loans having the following characteristics:

                                            ASSUMED LOAN CHARACTERISTICS - POOL 1


                          CUT-OFF                        REMAINING      ORIGINAL TERM               INITIAL
                           DATE                        AMORTIZATION      TO MATURITY      GROSS      RESET      GROSS INITIAL
SUB-POOL    TYPE     PRINCIPAL BALANCE    LOAN RATE    TERM (MONTHS)      (MONTHS)       MARGIN     (MONTHS)    PERIODIC CAP
--------    ----     -----------------    ---------    -------------      --------       ------     --------    ------------

    1        arm      $28,412,007.39       9.7496%          349              360         6.4543%       12          2.6750%

    2        arm      $28,216,233.04       9.6846%          352              358         6.2738%       18          2.9092%

    3        arm      $19,056,962.71       9.8880%          351              356         6.4042%       31          2.9530%

    4        arm      $41,897,651.89      10.0953%          358              360         6.1918%       21          2.9540%

    5        arm      $36,751,529.65      10.1385%          359              360         6.1848%       23          3.0000%

    6        arm      $25,322,977.03       9.9973%          358              360         6.2108%       34          3.0000%

    7        arm      $25,725,458.43      10.0361%          359              360         6.1345%       35          3.0000%

    8        arm      $27,294,847.25       9.8365%          358              360         6.0884%       58          3.0000%

    9       fixed     $20,734,379.19      10.0280%          341              342

   10        arm      $35,898,870.68      10.1385%          360              360         6.1848%       24          3.0000%

   11        arm      $23,300,702.53      10.0361%          360              360         6.1345%       36          3.0000%

   12        arm      $12,458,542.77       9.8365%          360              360         6.0884%       60          3.0000%

   13       fixed     $ 9,464,062.85      10.0280%          342              342



TABLE (CONTINUED)

              GROSS
            SUBSEQUENT     GROSS       GROSS
             PERIODIC     LIFETIME    LIFETIME
SUB-POOL       CAP          CAP        FLOOR
--------       ---          ---        -----

    1        1.3944%      16.4988%     9.6346%

    2        1.3688%      16.4252%     9.6846%

    3        1.1756%      16.3727%     9.8880%

    4        1.4909%      17.0953%    10.0953%

    5        1.5000%      17.1359%    10.1359%

    6        1.5000%      16.9990%     9.9990%

    7        1.5000%      17.0361%    10.0361%

    8        1.5000%      16.8365%     9.8365%

    9

   10        1.5000%      17.1359%    10.1359%

   11        1.5000%      17.0361%    10.0361%

   12        1.5000%      16.8365%     9.8365%

   13






                                            ASSUMED LOAN CHARACTERISTICS - POOL 2


                            CUT-OFF                        REMAINING    ORIGINAL TERM                INITIAL
                              DATE                       AMORTIZATION    TO MATURITY      GROSS       RESET     GROSS INITIAL
   SUB-POOL     TYPE   PRINCIPAL BALANCE     LOAN RATE   TERM (MONTHS)     (MONTHS)      MARGIN     (MONTHS)     PERIODIC CAP
   --------     ----   -----------------     ---------   -------------     --------      ------     --------     ------------
     1         arm         $15,215,229.74     9.4617%       349            360          6.3196%       12             2.7017%

     2         arm         $11,564,531.75     9.7759%       353            359          6.3063%       18             2.9034%

     3         arm          $8,922,747.17     9.4809%       354            360          6.4779%       30             2.9303%

     4         arm          $5,532,537.76     9.9357%       357            360          6.2051%       17             2.5622%

     5         arm         $18,989,401.72     9.8696%       358            360          6.1933%       22             3.0000%

     6         arm         $19,774,977.29     9.9194%       359            360          6.1113%       23             3.0000%

     7         arm         $14,518,061.70     9.9308%       358            360          6.1722%       34             3.0000%

     8         arm         $14,338,265.49     9.8792%       359            360          6.1974%       35             3.0000%

     9         arm          $8,723,156.97     9.8587%       359            360          6.1140%       59             3.0000%

    10        fixed         $8,070,006.17    10.1465%       349            351

    11         arm         $19,735,787.58     9.9194%       360            360          6.1113%       24             3.0000%

    12         arm         $12,856,478.18     9.8792%       360            360          6.1974%       36             3.0000%

    13         arm          $3,886,464.02     9.8587%       360            360          6.1140%       60             3.0000%

    14        fixed         $3,595,463.05    10.1465%       351            351




TABLE (CONTINUED)

                 GROSS
              SUBSEQUENT
               PERIODIC       GROSS LIFETIME    GROSS LIFETIME
   SUB-POOL       CAP               CAP             FLOOR
   --------       ---               ---             -----

     1          1.3930%           16.1852%        9.3180%

     2          1.3620%           16.4981%        9.7759%

     3          1.2546%           16.0377%        9.4809%

     4          1.4131%           16.9357%        9.9357%

     5          1.5000%           16.8696%        9.8696%

     6          1.5000%           16.9152%        9.9152%

     7          1.5000%           16.9308%        9.9308%

     8          1.5000%           16.8792%        9.8792%

     9          1.5000%           16.8587%        9.8587%

    10

    11          1.5000%           16.9152%        9.9152%

    12          1.5000%           16.8792%        9.8792%

    13          1.5000%           16.8587%        9.8587%

    14

      The following tables indicate the corresponding percentages of the initial principal balance of the certificates that would be outstanding, based on the specified percentages of CPR. These tables have been prepared based on the modeling assumptions including the assumptions regarding the characteristics and performance of the loans. These assumptions may differ from the actual characteristics and performance and should be read in conjunction with these assumptions. Any differences may have an effect on the percentages of the principal balance outstanding and weighted average life of the certificates set forth in the tables below. See "Risk Factors--Unpredictability of Prepayments Could Adversely Affect Yield" in this prospectus supplement.

                                                             CLASS A-1
                                       PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
                                                 AT THE FOLLOWING CPR PERCENTAGES



   DATE                                 0%                15%              20%                27%               35%            45%
   ----                                 --                ---              ---                ---               ---            ---

Initial Percent....................    100                100              100                100               100            100
September 2000.....................     97                 82               77                 70                62             52
September 2001.....................     96                 68               60                 49                38             26
September 2002.....................     96                 57               47                 36                25             15
September 2003.....................     95                 47               37                 26                16             8*
September 2004.....................     95                 40               29                 19                10             5*
September 2005.....................     94                 34               23                 14                7*             2*
September 2006.....................     93                 28               19                 10                4*             1*
September 2007.....................     92                 24               15                 7*                3*              0
September 2008.....................     91                 20               12                 5*                2*              0
September 2009.....................     90                 17               9*                 4*                1*              0
September 2010.....................     89                 14               7*                 2*                 0              0
September 2011.....................     87                 12               6*                 2*                 0              0
September 2012.....................     86                 10               5*                 1*                 0              0
September 2013.....................     84                 8*               3*                 1*                 0              0
September 2014.....................     82                 7*               3*                  0                 0              0
September 2015.....................     79                 6*               2*                  0                 0              0
September 2016.....................     77                 5*               1*                  0                 0              0
September 2017.....................     74                 4*               1*                  0                 0              0
September 2018.....................     70                 3*               1*                  0                 0              0
September 2019.....................     67                 2*                0                  0                 0              0
September 2020.....................     62                 2*                0                  0                 0              0
September 2021.....................     58                 1*                0                  0                 0              0
September 2022.....................     52                 1*                0                  0                 0              0
September 2023.....................     46                 1*                0                  0                 0              0
September 2024.....................     40                 0                 0                  0                 0              0
September 2025.....................     33                 0                 0                  0                 0              0
September 2026.....................     26                 0                 0                  0                 0              0
September 2027.....................     17                 0                 0                  0                 0              0
September 2028.....................     7*                 0                 0                  0                 0              0
September 2029.....................      0                 0                 0                  0                 0              0

Weighted Average Life-to-Maturity
(years)..............................   21.30              5.46             4.09               2.96              2.19           1.59

Weighted Average Life-to-Call (years)   21.26              5.05             3.76               2.72              2.01           1.46


      The percentages in this table have been rounded to the nearest whole number. The weighted average life is determined by:
         (a) multiplying the amount of each payment of principal by the number of years from the date of issuance to the related distribution date,
         (b)  summing the results,  and
         (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to two decimal places.
      The percentages in the above table that are designated with "*" indicate that the cash flows are contingent on the optional termination provision not being exercised.

                                    CLASS A-2
              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
                        AT THE FOLLOWING CPR PERCENTAGES



   DATE                                 0%               15%               20%                27%             35%               45%
   ----                                 --               ---               ---                ---             ---               ---

Initial Percent...................     100              100                100                100             100              100
September 2000....................      97               82                 77                 70              62               52
September 2001....................      96               68                 60                 49              38               26
September 2002....................      96               57                 47                 36              25               15
September 2003....................      95               47                 37                 26              16               8*
September 2004....................      95               40                 30                 19              10               5*
September 2005....................      94               34                 23                 14              7*               2*
September 2006....................      93               28                 19                 10              4*               1*
September 2007....................      92               24                 15                 7*              3*                0
September 2008....................      91               20                 12                 5*              2*                0
September 2009....................      90               17                 9*                 4*              1*                0
September 2010....................      89               14                 7*                 2*              0                 0
September 2011....................      87               12                 6*                 2*              0                 0
September 2012....................      86               10                 5*                 1*              0                 0
September 2013....................      84               8*                 3*                 1*              0                 0
September 2014....................      82               7*                 3*                 0               0                 0
September 2015....................      80               6*                 2*                 0               0                 0
September 2016....................      77               5*                 1*                 0               0                 0
September 2017....................      74               4*                 1*                 0               0                 0
September 2018....................      71               3*                 1*                 0               0                 0
September 2019....................      67               2*                 0                  0               0                 0
September 2020....................      63               2*                 0                  0               0                 0
September 2021....................      58               1*                 0                  0               0                 0
September 2022....................      53               1*                 0                  0               0                 0
September 2023....................      47               1*                 0                  0               0                 0
September 2024....................      41                0                 0                  0               0                 0
September 2025....................      34                0                 0                  0               0                 0
September 2026....................      26                0                 0                  0               0                 0
September 2027....................      18                0                 0                  0               0                 0
September 2028....................      8*                0                 0                  0               0                 0
September 2029....................      0                 0                 0                  0               0                 0

Weighted Average Life-to-Maturity
(years)...........................    21.40             5.46               4.10               2.96            2.19             1.59

Weighted Average Life-to-Call
(years)...........................    21.36             5.06               3.76               2.72            2.01             1.46



      The percentages in this table have been rounded to the nearest whole number. The weighted average life is determined by:

         (a) multiplying the amount of each payment of principal by the number of years from the date of issuance to the related distribution date,

         (b)  summing the results, and

         (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to two decimal places.

      The percentages in the above table that are designated with "*" indicate that the cash flows are contingent on the optional termination provision not being exercised.

                                     CLASS B
              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
                        AT THE FOLLOWING CPR PERCENTAGES




   DATE                                        0%              15%             20%              27%              35%           45%
   ----                                        --              ---             ---              ---              ---           ---

Initial Percent...........................    100             100              100              100              100           100
September 2000............................     66              74               77               81               86            92
September 2001............................      0               0                0                0                8            31
September 2002............................      0               0                0                0                0             0

Weighted Average Life-to-Maturity (years).    1.16            1.26             1.30             1.38             1.50          1.73

Weighted Average Life-to-Call (years).....    1.16            1.26             1.30             1.38             1.50          1.73



      The percentages in this table have been rounded to the nearest whole number. The weighted average life is determined by:

         (a) multiplying the amount of each payment of principal by the number of years from the date of issuance to the related distribution date,

         (b)  summing the results, and

         (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to two decimal places.

      The modeling assumptions assume that there will be no losses on the loans and that One-Month LIBOR remains constant. If losses occur or if One-Month LIBOR increases, the weighted average lives of the Class B certificates shown in the above table could be materially longer. See the tables under "--Class B Certificates" below.

      The pay-down scenarios for the offered certificates set forth in the foregoing tables are subject to significant uncertainties and contingencies including those discussed above under this caption "Prepayment and Yield Considerations". As a result, neither the pay-down scenarios nor the modeling assumptions on which they were made will likely prove to be accurate. Indeed, the actual weighted average lives of the offered certificates will likely vary from those set forth in the foregoing tables. These variations may be shorter or longer, and may be greater with respect to later years.

      In light of the uncertainties inherent in the foregoing pay-down scenarios, the inclusion of the weighted average lives of the offered certificates in the foregoing tables should not be regarded as a representation by the transferor, the depositor, the underwriters or any other person that any of the pay-down scenarios will be experienced.

CLASS B CERTIFICATES

      The tables set forth below show the corporate bond equivalent yields and the weighted average lives based on the modeling assumptions described under "--Modeling Assumptions" above and the following additional assumptions:

      (1) the assumed purchase price is 99.00% of the original principal balance of the Class B certificates, plus accrued interest from September 23, 1999,

      (2) defaults are projected at the constant default rates (CDR) specified in the tables below, assuming no defaults for the first twelve months under all scenarios, 100% severity and no delay to loss,

      (3) both One-Month LIBOR and Six-Month LIBOR are adjusted as specified in the tables below,

      (4) the LIBOR index rates increase over the number of months specified in the tables below, if any,

      (5)   prepayments are projected at the CPR specified in the tables below,

      (6)   the optional termination is not exercised, and

      (7) the weighted average lives shown in the tables below are based on actual amounts of principal received.

      The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class B certificates, would cause the discounted present value of the assumed stream of cash flows as of the closing date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate, from and including September 1, 1999 to but excluding the closing date. These resulting monthly rates were then converted to semi-annual corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as principal distributions of the Class B certificates and consequently does not purport to reflect the return on any investment in that class when reinvestment rates are considered.


                                               CLASS B PRE-TAX YIELD TO MATURITY
                                                         (Libor + 0%)


                                                            DEFAULT RATES
              ------------------      ---------------------------      ------------------------      -------------------------
 CPR %            0.00% CDR                      1.00% CDR                       2.00% CDR                  4.00% CDR
-----------   ------------------      ---------------------------      ------------------------      -------------------------

  20%              9.76%                           9.74%                           9.70%                      9.60%
  27%              9.74%                           9.72%                           9.68%                      9.62%
  35%              9.72%                           9.69%                           9.66%                      9.62%


                                               CLASS B PRE-TAX YIELD TO MATURITY
                                                (Libor + 2.00% over 18 months)


                                                            DEFAULT RATES
              ------------------      ---------------------------      ------------------------      -------------------------
 CPR %            0.00% CDR                      1.00% CDR                       2.00% CDR                  4.00% CDR
-----------   ------------------      ---------------------------      ------------------------      -------------------------
  20%              9.67%                           9.63%                           9.59%                      9.53%
  27%              9.65%                           9.63%                           9.60%                      9.55%
  35%              9.64%                           9.62%                           9.60%                      9.58%


                                               CLASS B PRE-TAX YIELD TO MATURITY
                                                 (Libor + 3.00% over 6 months)


                                                            DEFAULT RATES
              ------------------      ---------------------------      ------------------------      -------------------------
 CPR %            0.00% CDR                      1.00% CDR                       2.00% CDR                  4.00% CDR
-----------   ------------------      ---------------------------      ------------------------      -------------------------
  20%              9.58%                           9.56%                           9.54%                      3.04%
  27%              9.59%                           9.57%                           9.55%                      1.92%
  35%              9.60%                           9.58%                           9.56%                      1.75%


                                             CLASS B WEIGHTED AVERAGE LIFE (YEARS)
                                                         (Libor + 0%)


                                                            DEFAULT RATES
              ------------------      ---------------------------      ------------------------      -------------------------
 CPR %            0.00% CDR                      1.00% CDR                       2.00% CDR                  4.00% CDR
-----------   ------------------      ---------------------------      ------------------------      -------------------------
  20%               1.30                            1.40                            1.58                       2.64
  27%               1.38                            1.50                            1.72                       2.40
  35%               1.50                            1.66                            1.89                       2.37


                                             CLASS B WEIGHTED AVERAGE LIFE (YEARS)
                                                (Libor + 2.00% over 18 months)


                                                            DEFAULT RATES
              ------------------      ---------------------------      ------------------------      -------------------------
 CPR %            0.00% CDR                      1.00% CDR                       2.00% CDR                  4.00% CDR
-----------   ------------------      ---------------------------      ------------------------      -------------------------
  20%               1.84                            2.24                            2.89                       5.04
  27%               1.97                            2.27                            2.70                       4.07
  35%               2.12                            2.36                            2.61                       3.20


                                             CLASS B WEIGHTED AVERAGE LIFE (YEARS)
                                                 (Libor + 3.00% over 6 months)


                                                            DEFAULT RATES
              ------------------      ---------------------------      ------------------------      -------------------------
 CPR %            0.00% CDR                      1.00% CDR                       2.00% CDR                  4.00% CDR
-----------   ------------------      ---------------------------      ------------------------      -------------------------
  20%               3.13                            3.68                            4.53                       7.77
  27%               2.94                            3.37                            4.08                       6.70
  35%               2.75                            3.01                            3.55                       5.95

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The depositor will issue the Home Loan Asset Backed Certificates, Series 1999-3 under the Pooling and Master Servicing Agreement. The Class A-1, Class A-2 and Class B certificates will be offered by this prospectus supplement. The offered certificates, together with the Class X and the Class R certificates, will represent in the aggregate the entire beneficial interest in the trust.

      Distributions on the Class A-1 certificates will be made primarily from payments on the Pool 1 Loans. The Class A-1 certificates will have an approximate aggregate original principal balance of $325,000,000 subject to a permitted variance of plus or minus 5%. The Class A-1 certificates will bear interest at a per annum pass-through rate equal to the lesser of:

      (1) One-Month LIBOR plus 0.355%, or from and after the first day of the Accrual Period in which the Optional Termination Date occurs, One-Month LIBOR plus 0.710% and

      (2)   the Net Interest Rate for the Class A-1 certificates.

      Distributions on the Class A-2 certificates will be made primarily from payments on the Pool 2 Loans. The Class A-2 certificates will have an approximate aggregate original principal balance of $161,000,000, subject to a permitted variance of plus or minus 5%. The Class A-2 certificates will bear a per annum pass-through rate equal to the lesser of:

      (1) One-Month LIBOR plus 0.395%, or from and after the first day of the Accrual Period in which the Optional Termination Date occurs, One-Month LIBOR plus 0.790% and

      (2)   the Net Interest Rate for the Class A-2 certificates.

      Distributions on the Class B certificates will be made primarily from principal and interest from each pool of loans. The Class B certificates will have an approximate aggregate original principal balance of $14,257,334, subject to a permitted variance of plus or minus 5%. The Class B certificates will bear interest at a per annum pass-through rate equal to the lesser of:

      (1) 9.250%, or from and after the first day of the Accrual Period in which the Optional Termination Date occurs, 9.750% and

      (2) the Net Interest Rate for the Class B certificates.

      The Net Interest Rate for any distribution date and each class of Class A certificates will be equal to the annualized percentage, expressed on an actual/360 basis, derived from the fraction,

      o the numerator of which is the aggregate amount of all interest due on the loans in both pools during the related Due Period, minus the Certificateholders' Interest Distribution Amount for the Class B certificates for that distribution date, and minus the aggregate Interest Reduction Amount for both pools, and

      o the denominator of which is the aggregate principal balance of the Class A-1 and Class A-2 certificates immediately prior to the related distribution date.

      The Net Interest Rate for any distribution date and the Class B certificates will be equal to the annualized percentage, expressed on a 30/360 basis, derived from the fraction,

      o the numerator of which is the aggregate amount of all interest due on the loans in both pools during the related Due Period, minus the aggregate Interest Reduction Amount for both pools, and

      o the denominator of which is the aggregate principal balance of the loans in both pools as of the first day of the related Due Period.

The Interest Reduction Amount for any distribution date and any pool will be equal to the sum of the Master Servicer Fee, the Trustee Fee and the Guaranty Insurance Premium payable with respect to the loans in that pool. On each distribution date on or after the April 2000 distribution date, the Net Interest Rate for the Class A-1 and Class A-2 certificates will be decreased by 0.50% per annum.

      The Class X and Class R certificates are not being offered through this prospectus supplement or the accompanying prospectus.

      On each distribution date, to the extent of available funds, the trustee or its designee will be required to pay to the persons in whose names the certificates are registered on the last business day of the month immediately preceding the month of the related distribution date, the portion of the aggregate distribution to be made to each holder of a certificate as described below. Before any termination of the book-entry provisions, distributions on the certificates will be made to the Security Owners only through DTC and participants in the United States, or Cedelbank or The Euroclear System, or indirectly through participants in similar systems in Europe. See "Description of the Securities--Book-Entry Registration of Securities" in the accompanying prospectus.

      Beneficial ownership interests in the certificates may only be held in minimum denominations of $25,000 and integral multiples of $1 in excess of that denomination. However, one certificate of each class may be issued in a denomination as may be necessary to represent the remainder of the aggregate amount of certificates.

      "One-Month LIBOR" means the London interbank offered rate for one-month United States dollar deposits. On the second LIBOR Business Day preceding the first day of the Accrual Period, One-Month LIBOR will be established by the trustee. One-Month LIBOR will equal, for any Accrual Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of the Accrual Period. One-Month LIBOR will equal the Reference Bank Rate if:

      (1)   One-Month LIBOR does not appear on Telerate Screen Page 3750,

      (2)   any other page as may replace this page on this service, or

      (3) if this service is no longer offered, any other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the trustee after consultation with the master servicer.

If no quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding distribution date.

      "Telerate Page 3750" means the display page so designated on the Bridge Telerate Service, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks.

      "Reference Bank Rate" will be, with respect to any Accrual Period, as follows: the arithmetic mean of the offered rates for United States dollar deposits for one month which are offered by the banks selected by the trustee as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of the Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of the Class A-1 and Class A-2 certificates. This rate must be provided by at least two banks. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 a.m., New York time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate principal balance of the Class A-1 and Class A-2 certificates. If no quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Accrual Period. The Reference Bank Rate may be rounded upwards, if necessary, to the nearest one-sixteenth of one percent.

      "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

      Listed below is monthly One-Month LIBOR on the last day of the related calendar month beginning in 1995, as published by Bloomberg, L.P. The following does not purport to be a prediction of the performance of One-Month LIBOR in the future.

MONTH              1999         1998        1997        1996            1995
-----              ----         ----        ----        ----            ----
January.......   4.939%       5.598%      5.438%      5.438%          6.094%
February......   4.963%       5.688%      5.438%      5.313%          6.125%
March.........   4.937%       5.688%      5.688%      5.438%          6.125%
April.........   4.903%       5.656%      5.688%      5.438%          6.063%
May...........   4.944%       5.656%      5.688%      5.438%          6.063%
June..........   5.236%       5.660%      5.688%      5.496%          6.125%
July..........   5.194%       5.656%      5.625%      5.465%          5.875%
August........   5.375%       5.645%      5.656%      5.438%          5.875%
September.....                5.375%      5.656%      5.434%          5.875%
October.......                5.239%      5.648%      5.375%          5.832%
November......                5.621%      5.969%      5.563%          5.977%
December......                5.064%      5.719%      5.500%          5.688%

      The establishment of One-Month LIBOR on each LIBOR Determination Date by the trustee and the trustee's calculation of the Pass-Through Rate for the related Accrual Period shall, in the absence of manifest error, be final and binding. Each applicable rate of interest may be obtained by telephoning the trustee's agent at (704) 383-9568.

DISTRIBUTIONS ON THE CERTIFICATES

      Available Collection Amount. Distributions on each class of certificates on each distribution date will be made from the related Available Collection Amount. The servicer will calculate the

Available Collection Amount for each pool on the 18th calendar day of each month or, if this day is not a business day, then the immediately preceding business day.

      On each distribution date, interest and principal payments on each class of the certificates will generally be made from the related Available Distribution Amount and, in the case of the Class A-1 and Class A-2 certificates, any related Insured Payments for the related distribution date. Trust Fees and Expenses will be allocated to and will reduce the Available
Collection Amount with respect to each pool pro rata, on the basis of the respective aggregate principal balance of the loans in each pool. However, the Guaranty Insurance Premium will be allocated on the basis of the respective principal balances of the Class A-1 and Class A-2 certificates. If for any distribution date the securities insurer is required to make an Insured Payment, the trustee must make a claim for this Insured Payment under the Guaranty Policy by submitting the required notice prior to 12:00 noon, New York time, on the second business day preceding this date. See "Description of Credit Enhancement--Financial Guaranty Insurance Policy" in this prospectus supplement.

      Distributions of Interest. For each class of offered certificates, interest on the principal balance of that class will accrue during each Accrual Period at the applicable Pass-Through Rate for that class. Interest will be payable to the holders of the offered certificates monthly on each distribution date, commencing in October, 1999.

      On each distribution date, interest distributions on each class of the offered certificates will generally be made from the related Available Distribution Amount and, in the case of the Class A certificates, any related Insured Payments for the distribution date. Under some circumstances, and in the case of the Class A certificates, if a Securities Insurer Default occurs, the amount available for interest distributions on the offered certificates could be less than the amount of interest distributable on the offered certificates on any distribution date. In this event, each certificate of a class will receive its ratable share, based on the aggregate amount of interest due to the certificates of that class, of the remaining amount available to be distributed as interest from the Available Distribution Amount of that related class. In addition, any related interest deficiency will be carried forward as a Certificateholders' Interest Shortfall Amount. The Certificateholders' Interest Shortfall Amount will be distributed to holders of the offered certificates on the subsequent distribution dates to the extent that sufficient funds are available from the Available Distribution Amount for the related class. Any related interest deficiency could occur, for example, if delinquencies or losses realized on the loans were exceptionally high or were concentrated in a particular month and Insured Payments were not timely received under the Guaranty Policy. No interest will accrue on any Certificateholders' Interest Shortfall Amount.

      Distributions of Principal. Principal distributions will be made to the holders of the offered certificates on each distribution date in an amount described under "--Priority of Distributions" below. The aggregate distributions of principal to the offered certificates will not exceed the initial principal balance for the related class of offered certificates.

      Realized Losses. The principal balance of the Class B certificates will be reduced without distribution on any distribution date as a write-off to the extent of any realized losses that are allocated to that class. Realized losses with respect to any distribution date means the amount, if any, by which

      (1) the aggregate principal balance of the Class A certificates and the Class B certificates after giving effect to all distributions made on that distribution date exceeds

      (2) the aggregate principal balance of the loans in both pools after giving effect to any payments of principal received or advanced with respect to the related Due Period.

The aggregate amount of realized losses that may be allocated to the Class B certificates may not exceed the initial principal balance of the Class B certificates. Realized losses allocated to the Class B certificates will be reimbursable to the Class B certificates, to the extent of available funds as described under "--Priority of Distributions" below.

PRIORITY OF DISTRIBUTIONS

      On each distribution date and for each class of certificates, the trustee is required to make the following distributions and transfers from funds on deposit in the Distribution Account, net of Trust Fees and Expenses and, if applicable, from the Reserve Account and the Pre-Funding Account as specified below, in the following order of priority:

      (a)   with respect to amounts from the Pool 1 Loans:

            (1) from the Available Distribution Amount for the Pool 1 Loans and any Insured Payments for the Class A-1 certificates, to the Class A-1 certificates, the related Certificateholders' Interest Distribution Amount;

            (2) from any remaining Available Distribution Amount for the Pool 1 Loans, to the Class A-2 certificates, in an amount up to the shortfall, if any, in the amount available to pay the Certificateholders' Interest Distribution Amount to the Class A-2 certificates required by clause (b)(1) below;

            (3) from any remaining Available Distribution Amount for the Pool 1 Loans, to the Class B certificates, the related Allocation Percentage of the Certificateholders' Interest Distribution Amount for the Class B certificates;

            (4) from any remaining Available Distribution Amount for the Pool 1 Loans, to the Class B certificates, the shortfall, if any, in the amount available to pay the Certificateholders' Interest Distribution Amount to the Class B certificates required by clause (b)(3) below;

            (5) from any remaining Available Distribution Amount for the Pool 1 Loans, the Regular Principal Distribution Amount for the Pool 1 Loans,

                  (A)   first,  to  the  Class  A-1   certificates,   until  the
                        principal balance of the Class A-1 certificates has been reduced to zero, and

                  (B)   second,  to  the  Class  A-2  certificates,   until  the
                        principal balance of the Class A-2 certificates has been reduced to zero;

            (6) from any remaining amounts in the Reserve Account and any remaining Available Distribution Amount for the Pool 1 Loans, in that order, and any Insured Payments for the Class A-1 certificates, to the Class A-1 certificates, in an amount not to exceed the Overcollateralization Deficit for the Class A-1 certificates in reduction of the principal balance of the Class A-1 certificates until the principal balance is reduced to zero;

            (7) from any remaining amounts on deposit in the Reserve Account and any remaining Available Distribution Amount for the Pool 1 Loans, in that order, to the securities insurer, to reimburse the securities insurer for any Securities Insurer Reimbursement Amounts owing to the securities insurer under the Insurance Agreement with respect to the Class A-1 certificates, and with respect to the Class A-2 certificates for which funds are not available to reimburse the securities insurer under clause (b)(7) below;

            (8) from any remaining Available Distribution Amount for the Pool 1 Loans, to the Class A-1 certificates, in an amount up to the remaining Overcollateralization Deficiency Amount for the Class A-1 certificates after making the distributions required by clause (a)(6) above, as a reduction of the principal balance of the Class A-1 certificates, until the principal balance is reduced to zero;

            (9) from any remaining amounts on deposit in the Reserve Account and any remaining Available Distribution Amount for the Pool 1 Loans, in that order, to the Class A-2 certificates, in an amount up to any Overcollateralization Deficiency Amount for the Class A-2 certificates, as a reduction of the principal balance of the Class A-2 certificates, until the principal balance is reduced to zero. For this purpose, the Overcollateralization Deficiency Amount will be calculated after taking into account the distribution of the amounts required by clauses (b)(1) - (b)(8) below on the Class A-2 certificates;

            (10) from the remaining Available Distribution Amount for the Pool 1 Loans, the related Class B Principal Distribution Amount, to the Class B certificates until the principal balance of the Class B certificates has been reduced to zero;

            (11) from any remaining Available Distribution Amount for the Pool 1 Loans, to the Class A-1 certificates, any Certificateholders' Interest Carry-Forward Amount for that class;

            (12) from any remaining Available Distribution Amount for the Pool 1 Loans, to the Class A-2 certificates, in an amount up to the shortfall, if any, in the amount available to pay the Certificateholders' Interest Carry-Forward Amount to the Class A-2 certificates required by clause (b)(11) below remaining after making distributions of the amounts required by clauses
                  (b)(1) - (b)(11) below;

            (13) from any remaining Available Distribution Amount for the Pool 1 Loans, to the Class B certificates, any Certificateholders' Interest Carry-Forward Amount for that class;

            (14) from any amounts on deposit in the Reserve Account in excess of the Reserve Account Requirement for that distribution date after making the distributions required by clauses (a)(1) -
                  (a)(13) above and (b)(1) - (b)(13) below, and any remaining Available Distribution Amount for the Pool 1 Loans, in that order, to the Class B certificates, until the principal balance of the Class B certificates has been reduced to zero;

            (15) on the distribution date following the Due Period in which the termination of the Pre-Funding Period occurs, the Pool 1
                  Pre-Funding Amount, if any, that is on deposit in the Pre-Funding Account will be distributed to the Class A-1 and
                  Class  B   certificates,
                  in reduction of their principal balances, pro rata, based on their Pool 1 Pre-Funding Percentages;

            (16) from any remaining Available Distribution Amount for the Pool 1 Loans, to reimburse the Class B certificates in an amount up to the aggregate realized losses allocated to the Class B certificates as a reduction of their principal balance, together with interest at the Pass-Through Rate for the Class B certificates; and

            (17) from any remaining Available Distribution Amount for the Pool 1 Loans,

                  (A) first, concurrently, to the servicer in an amount needed to reimburse the servicer for any non-recoverable Servicing Advances, and to the master servicer and the trustee in an amount needed to reimburse the master servicer and the trustee for any non-recoverable Monthly Advances, and

                  (B) second, to the holders of the Class X and Class R certificates.

      (b)   with respect to amounts from the Pool 2 Loans:

            (1) from the Available Distribution Amount for the Pool 2 Loans and any Insured Payments for the Class A-2 certificates, to the Class A-2 certificates, the related Certificateholders' Interest Distribution Amount;

            (2) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class A-1 certificates, in an amount up to the shortfall, if any, in the amount available to pay the Certificateholders' Interest Distribution Amount to the Class A-1 certificates required by clause (a)(1) above;

            (3) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class B certificates, the related Allocation Percentage of the Certificateholders' Interest Distribution Amount for the Class B certificates;

            (4) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class B certificates, the shortfall, if any, in the amount available to pay the Certificateholders' Interest Distribution Amount to the Class B certificates required by clause (a)(3) above;

            (5) from any remaining Available Distribution Amount for the Pool 2 Loans, the Regular Principal Distribution Amount for the Pool 2 Loans,

                  (A)   first,  to  the  Class  A-2   certificates,   until  the
                        principal balance of the Class A-2 certificates has been reduced to zero, and

                  (B)   second,  to  the  Class  A-1  certificates,   until  the
                        principal balance of the Class A-1 certificates has been reduced to zero;

            (6) from any remaining Available Distribution Amount for the Pool 2 Loans and any Insured Payments for the Class A-2 certificates, to the Class A-2 certificates, in an amount not to exceed the Overcollateralization Deficit for the Class A-2 certificates in reduction of the principal balance of the Class A-2 certificates until the principal balance is reduced to zero;

            (7) from any remaining amounts on deposit in the Reserve Account and any remaining Available Distribution Amount for the Pool 2 Loans, in that order, to the securities insurer, to reimburse the securities insurer for any Securities Insurer Reimbursement Amounts owing to the securities insurer under the Insurance Agreement with respect to the Class A-2 certificates, and with respect to the Class A-1 certificates for which funds are not available to reimburse the securities insurer under clause (a)(7) above;

            (8) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class A-2 certificates, in an amount up to the remaining Overcollateralization Deficiency Amount for the Class A-2 certificates after making the distributions required by clause (b)(6) above, as a reduction of the principal balance of the Class A-2 certificates, until the principal balance is reduced to zero;

            (9) from any remaining Available Distribution Amount for the Pool 2 Loans,

                  (A) first, to deposit in the Reserve Account, an amount so that the funds on deposit in the Reserve Account will equal the Reserve Account Requirement. For this purpose, the Reserve Account Requirement will be calculated after taking into account the distribution of the amounts required by clauses (a)(1) - (a)(8) above; and

                  (B) second, to the Class A-1 certificates, in an amount up to any Overcollateralization Deficiency Amount in excess of amounts on deposit in the Reserve Account for the Class A-1 certificates, as a reduction of the principal balance of the Class A-1 certificates, until the principal balance is reduced to zero. For this purpose, the Overcollateralization Deficiency Amount will be calculated after taking into account the distribution of the amounts required by clauses (a)(1) - (a)(8) above on the Class A-1 certificates;

            (10) from the remaining Available Distribution Amount for the Pool 2 Loans, the related Class B Principal Distribution Amount, to the Class B certificates until the principal balance of the Class B certificates has been reduced to zero;

            (11) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class A-2 certificates, any Certificateholders' Interest Carry-Forward Amount for that class;

            (12) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class A-1 certificates, in an amount up to the shortfall, if any, in the amount available to pay the Certificateholders' Interest Carry-Forward Amount to the Class A-1 certificates required by clause (a)(11) above remaining after making distributions of the amounts required by clauses
                  (a)(1) - (a)(11) above;

            (13) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class B certificates, any Certificateholders' Interest Carry-Forward Amount for that class, after making distributions of the amounts required by clause (a)(13) above;

            (14) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class B certificates, until the principal balance of the Class B certificates has been reduced to zero, after making distributions of the amounts required by clause
                  (a)(14) above;

            (15) on the distribution date following the Due Period in which the termination of the Pre-Funding Period occurs, the Pool 2
                  Pre-Funding Amount, if any, that is on deposit in the Pre-Funding Account will be distributed to the Class A-2 and Class B certificates, in reduction of their principal balances, pro rata, based on their Pool 2 Pre-Funding Percentages;

            (16) from any remaining Available Distribution Amount for the Pool 2 Loans, to reimburse the Class B certificates in an amount up to the aggregate realized losses allocated to the Class B certificates as a reduction of their principal balance, together with interest at the Pass-Through Rate for the Class B certificates, after making the distributions required by clause (a)(16) above; and

            (17) from any remaining Available Distribution Amount for the Pool 2 Loans,

                  (A) first, concurrently, to the servicer in an amount needed to reimburse the servicer for any non-recoverable Servicing Advances, and to the master servicer and the trustee in an amount needed to reimburse the master servicer and the trustee for any non-recoverable Monthly Advances, and

                  (B) second, to the holders of the Class X and Class R certificates.

SECURITIES INSURER REIMBURSEMENT AMOUNT

      On each distribution date, the securities insurer will be entitled to be reimbursed for:

      o any unreimbursed Insured Payments in respect of the Class A certificates not previously reimbursed in the priority set forth in "--Priority of Distributions" in this prospectus supplement and

      o any other amounts owed to the securities insurer under the Insurance Agreement, including legal fees and other expenses incurred by the securities insurer.

This reimbursement will include interest on these unreimbursed amounts at the rate specified in the Insurance Agreement and any accrued and unpaid Guaranty Insurance Premiums. In connection with each Insured Payment, the trustee, as attorney-in-fact for the applicable holder, will be required to assign to the securities insurer the rights of the holders of the Class A certificates with respect to the Class A certificates. This assignment will only be to the extent of the Insured Payments, including, without limitation, in respect of any amounts due to the holders of the Class A certificates as a result of a securities law violation arising from the offer and sale of the Class A certificates. If any Securities Insurer Reimbursement Amount is outstanding, the holders of the Class R certificates will not be entitled to receive distributions of any amounts of Excess Spread until the securities insurer has been distributed the applicable Securities Insurer Reimbursement Amount in full.

PRE-FUNDING ACCOUNT

      On the closing date, the Original Aggregate Pre-Funding Amount, which is approximately $121,107,988, subject to a variance of plus or minus 5% will be deposited in the Pre-Funding Account. The Pre-Funding Account will be in the name of the trustee and will be part of the assets of the trust. Funds in the Pre-Funding Account will be used by the trust to acquire Subsequent Loans. During the Pre-Funding Period, the amount on deposit in the Pre-Funding Account, net of investment earnings on those funds, will be reduced by the amount of funds used to purchase Subsequent Loans.

On the distribution date following the Due Period in which the termination of the Pre-Funding Period occurs, the Pre-Funding Amount for pool, if any, that is on deposit in the Pre-Funding Account will be paid to the holders of each related class of certificates.

      Amounts on deposit in the Pre-Funding Account will be invested in eligible investments. Any interest and other investment earnings on amounts on deposit in the Pre-Funding Account will be paid to the transferor.

CAPITALIZED INTEREST ACCOUNT

      On the Closing Date, a portion of the sales proceeds of the certificates will be deposited into the Capitalized Interest Account. Funds in this account will be applied by the trustee on the distribution dates in October 1999, November 1999 and December 1999 to cover shortfalls in interest on the offered certificates that may arise due to the utilization of the Pre-Funding Account as described under "--Pre-Funding Account" above. Any amounts remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be paid to the transferor.

OPTIONAL TERMINATION

      The holders of a majority of the percentage interest in the Class R certificates may, at their option, cause the trustee to effect an early termination of the trust on or after any distribution date on which the principal balance of the loans declines to 10% or less of the aggregate of the principal balance of the Initial Loans and Subsequent Loans for both pools, as of the applicable Cut-Off Date. If the exercise of this termination option will result in a draw under the Guaranty Policy, this option may not be exercised without the prior consent of the securities insurer. This termination option will be effected by purchasing all of the loans from the trust at a price equal to the Termination Price.

      The proceeds from the related sale of loans will be paid:

      (1)   first, to the outstanding Trust Fees and Expenses,

      (2) second, to the servicer for unreimbursed Servicing Advances and to the master servicer and trustee for unreimbursed Monthly Advances, including those advances deemed to be nonrecoverable,

      (3) third, to the holders of Class A-1 and Class A-2 certificates, pro rata, in an amount equal to the then outstanding principal balance of each class plus all accrued and unpaid interest on the principal balance of the applicable class at the applicable Pass-Through Rate,

      (4)   fourth,   to  the   securities   insurer  the   Securities   Insurer
            Reimbursement Amount, if any,

      (5) fifth, to the holders of the Class B certificates in an amount equal to the then outstanding principal balance of the Class B certificates plus all accrued and unpaid interest on the principal balance of the Class B certificates at the applicable Pass-Through Rate,

      (6)   sixth, to the Class A-1 and Class A-2 certificates,  pro rata, in an
            amount   equal   to   the   unpaid   Certificateholders'    Interest
            Carry-Forward Amount for each class,

      (7) seventh, to the Class B certificates, in an amount equal to the unpaid Certificateholders' Interest Carry-Forward Amount for that class,

      (8) eighth, to the Class B certificates, in an amount equal to the aggregate unreimbursed realized losses allocated as a reduction of the principal balance of the Class B certificates, together with interest at the applicable Pass-Through Rate, and

      (9) ninth, to the Class X and Class R certificates, in an amount equal to the amount of proceeds remaining, if any, after the payments specified in clauses (1) through (7) above.

      On or after any distribution date the principal balance of the loans declines to 5% or less of the aggregate of the principal balance of the Initial Loans and the Subsequent Loans for both pools, as of the applicable Cut-Off Date, the securities insurer or the servicer may, at each one's option and in that order, cause the trustee to effect an early termination of the trust. This option may be exercised only if the holders of a majority of the percentage interest in the Class R certificates fail to exercise their option to cause to the trustee to effect an early termination.


                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

      Credit enhancement with respect to the offered certificates will be provided by:

      o with respect to the Class A certificates, Excess Spread from the related pool of loans,

      o with respect to the Class A certificates, Excess Spread from the other pool of loans, to the extent not needed for the other class of Class A certificates and to the extent necessary to cover shortfalls due to delinquencies or losses on the pool of loans backing the related class of certificates,

      o with respect to the Class B certificates, the remaining Excess Spread from each pool of loans,

      o the overcollateralization feature described below under "--Excess Spread and Overcollateralization,"

      o with respect to the Class A certificates, amounts on deposit in the Reserve Account,

      o with respect to the Class A certificates, the subordination of the right of the Class B certificates to receive interest and principal, respectively, and the subordination of the right of the Class X and Class R certificates to receive distributions of any remaining amounts from the loans,

      o     with respect to the Class B certificates,  the  subordination of the
            right  of  the  Class  X  and  Class  R   certificates   to  receive
            distributions of any remaining amounts from the loans, and

      o     with respect to the Class A certificates, the Guaranty Policy.

EXCESS SPREAD AND OVERCOLLATERALIZATION

      A limited acceleration of the principal amortization of each class of Class A certificates relative to the principal amortization of the related loans has been designed to increase the Overcollateralization Amount of each class of Class A certificates over time. This occurs by making additional distributions of principal to the holders of the Class A certificates from the distribution of amounts on deposit in the Reserve Account and of Excess Spread from the related loans until the Overcollateralization Amount is equal to the Overcollateralization Target Amount.

      If on any distribution date there exists an Overcollateralization Deficiency Amount with respect to any class of Class A certificates, distributions of amounts on deposit in the Reserve Account and of Excess Spread, if any, from the related pool, or, in some cases, the other pool in the event of shortfalls in distributions on the related class resulting from delinquencies or losses on the related pool of loans, will be made as an additional distribution of principal to the holders of the related class of Class A certificates as set forth under "Description of the Certificates--Priority of Distributions" in this prospectus supplement. These distributions of amounts on deposit in the Reserve Account and Excess Spread are intended to accelerate the amortization of the principal balance of the related class of Class A certificates relative to the amortization of the loans, thereby increasing the related Overcollateralization Amount. The relative percentage of the principal balance of a class of Class A certificates to the principal balance of the related pool of loans will decrease as a result of the application of amounts on deposit in the Reserve Account and Excess Spread to reduce the principal balance of the related class.

      On any distribution date with respect to which the Overcollateralization Deficiency Amount with respect to any class of Class A certificates is equal to zero, all or a portion of the Excess Spread for the related pool, if not otherwise required to be paid to the other class of Class A certificates or deposited into the Reserve Account, may be distributed to the holders of the Class B, the Class X or the Class R certificates as described in this prospectus supplement rather than being distributed as principal to the holders of the related class of Class A certificates. This would have the effect of ceasing the acceleration of principal amortization of the related class of Class A certificates in relation to the principal amortization of the related pool until the time that the related Overcollateralization Deficiency Amount is greater than zero. The Overcollateralization Deficiency Amount may be greater than zero due to a reduction in the related Overcollateralization Amount as a result of losses or delinquencies or due to an increase in the related Overcollateralization Target Amount as a result of the failure to satisfy certain delinquency or loss criteria.

      On any distribution date occurring on or after the Stepdown Date or the date on which the Overcollateralization Target Amount is reduced with respect to any class of Class A certificates, a portion of the Regular Principal Distribution Amount, equal to the Overcollateralization Reduction Amount, will be distributed first, to the holders of the Class B certificates, until the principal balance of the Class B certificates has been reduced to zero and then to the holders of the Class X and Class R certificates. This distribution will be made only if the amount is not otherwise required to be paid to the other class of Class A certificates or deposited into the Reserve Account pursuant to the distribution priorities set forth under "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

      The Overcollateralization Target Amount with respect to any class of Class A certificates may decrease or "stepdown":

      (1) as a result of the performance of the pool of loans with respect to the principal amortization of the loans declining to certain levels and the delinquency experience of the loans staying lower than certain levels established by the securities insurer, and

      (2) if following an increase in the rates of delinquencies on the loans, the delinquency rates improve in relation to the levels established by the securities insurer.

      The Pooling and Master Servicing Agreement provides that the securities insurer may modify, without the requirement of an amendment to the Pooling and Master Servicing Agreement, the manner in which the Overcollateralization Target Amount for any class of Class A certificates is determined. As a result, the related Overcollateralization Target Amount may be decreased at any time in the discretion of the securities insurer, if the decrease will not cause a downgrade, withdrawal or qualification by the rating agencies of the then current ratings of the Class A certificates.

      While the application of amounts on deposit in the Reserve Account and Excess Spread in the manner specified above has been designed to produce and maintain a given level of overcollateralization, there can be no assurance that Excess Spread from a particular pool of loans will be generated in sufficient amounts to ensure that the overcollateralization level for the related class of Class A certificates will be achieved or maintained at all times. In particular, a high rate of delinquencies on the loans in a pool during any Due Period could cause the amount of interest received on the related loans during the Due Period to be less than the amount of interest distributable on the related class of Class A certificates on the related distribution date. In this case, the principal balance of the related class of Class A certificates could decrease at a slower rate relative to the principal balance of the related Class A certificates, resulting in a possible reduction of the related Overcollateralization Amount. In addition, losses from Liquidated Loans and Defaulted Loans will reduce the principal balance of the related loans, which in turn will reduce the related Overcollateralization Amount. See "Risk Factors--Credit Enhancement May Not Be Adequate" in this prospectus supplement.

RESERVE ACCOUNT

      The Pooling and Master Servicing Agreement requires the trustee to establish and maintain the Reserve Account for the benefit of the holders of the Class A certificates and the securities insurer. The trustee will be required to deposit into the Reserve Account certain amounts of Excess Spread from the Pool 2 Loans on each distribution date as described in clause (b)(9)(A) under "Description of the Certificates--Priority of Distributions" in this prospectus supplement. The trustee will be required to deposit these amounts of Excess Spread, if any, on each distribution date until the balance on deposit in the Reserve Account is equal to the Reserve Account Requirement.

      Funds in the Reserve Account will be available to cover shortfalls in distributions on the Class A certificates resulting from losses or delinquencies on the loans and will be available to reimburse the securities insurer for amounts owing to it. In addition, to the extent not required to be distributed to the Class A certificates or paid to the securities insurer, the funds on deposit in the Reserve Account may be distributed to the Class B certificates. Funds on deposit in the Reserve Account which exceed the amount required to be on deposit in the account for a distribution date and are not otherwise distributable to the Class A certificates or Class B certificates will be distributable to the Class X and Class R certificates.

SUBORDINATION

      Payments of interest and principal will be made first to each class of Class A certificates prior to the respective amounts being paid to the Class B certificates. The rights of the holders of the Class X and Class R certificates to receive any distributions on any distribution date will be subordinated to the rights of the holders of each class of offered certificates. The subordination of the Class B, Class X and Class R certificates is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of each class of Class A certificates and to afford the Class A certificates protection against losses on the loans. The subordination of the Class X and Class R certificates is intended to enhance the likelihood of receipt of interest and principal due to the holders of the Class B certificates and to afford the Class B certificates protection against losses on the loans. See "Risk Factors--Credit Enhancement May Not Be Adequate" in this prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICY

      The following information has been supplied by Ambac Assurance Corporation for inclusion in this prospectus supplement. No representation is made by the depositor, the transferor, the servicer, the trustee, the master servicer, the underwriters or any of their affiliates as to the accuracy or completeness of this information.

      The securities insurer, in consideration of the payment of the premium and subject to the terms of the Guaranty Policy, agrees unconditionally and irrevocably to pay to the trustee for the benefit of the applicable owners of the Class A certificates, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

      The securities insurer will make such payments to the trustee from its own funds on the later of:

      (a) the business day following receipt of the Notice to the securities insurer of Nonpayment or

      (b)   the business day on which the Insured Amounts are Due for Payment.

The securities insurer will be subrogated to all the certificateholders' rights to distribution on the Class A certificates to the extent of the insurance disbursements made. Once payment of the Insured Amounts have been made to the trustee, the securities insurer will have no further obligation in respect of the Insured Amounts. Payment of Insured Amounts will be made only at the time set forth in the Guaranty Policy. No accelerated payment of Insured Amounts will be made regardless of any acceleration of any of the Class A certificates, unless the acceleration is at the sole option of the securities insurer.

      The Guaranty Policy does not cover shortfalls, if any, attributable to the liability of the trust or the trustee for withholding taxes, if any, including interest and penalties related to that liability. The Guaranty Policy does not cover, and Insured Payments do not include, any shortfalls due to the application of the Soldiers' and Sailors' Civil Relief Act, and any shortfalls on the Class A certificates resulting from the imposition of the available funds cap.

      The securities insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the securities insurer of a certified copy of the order requiring the return of a preference payment, and other documentation as is reasonably required by the securities insurer. This documentation must be in a form satisfactory to the securities insurer. However, if the documents are received after 12:00 noon New York City time on that business day, they will be deemed to be received on the following business day.

      Insured Payments due under the Guaranty Policy, unless otherwise stated in the Guaranty Policy, will be disbursed by the securities insurer to the trustee on behalf of the holders of the Class A certificates by wire transfer or immediately available funds in the amount of the Insured Payment.

      Any notice under the Guaranty Policy may be made at the address listed below for the securities insurer or such other address as the securities insurer specifies in writing to the trustee.

      The notice address of the securities insurer is One State Street Plaza, New York, New York 10004, Attention: General Counsel, or such other address as the securities insurer shall specify to the trustee in writing. The Guaranty Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      THE INSURANCE PROVIDED BY THE GUARANTY POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED BY THE INSURANCE LAWS OF THE STATE OF NEW YORK.

      The Guaranty Policy is not cancelable for any reason. The premium on the Guaranty Policy is not refundable for any reason.

THE SECURITIES INSURER

      The following information has been supplied by Ambac Assurance Corporation as securities insurer for inclusion in this prospectus supplement. This information has not been reviewed by the transferor, the depositor, the master servicer, the servicer, the trustee, the underwriters or any of their respective affiliates.

      The securities insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and is licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The securities insurer primarily insures newly-issued municipal and structured finance obligations. The securities insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. -- formerly AMBAC Inc. -- a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's and Fitch IBCA, Inc. have each assigned a triple-A financial strength rating to the securities insurer.

      The following financial statements are incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement:

      (1) the consolidated financial statements of the securities insurer and subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the years in the three-year period ended December 31, 1998 prepared in accordance with generally accepted accounting principles, included in the annual report on Form 10-K of Ambac Financial Group, Inc. These financial statements were filed with the SEC on March 30, 1999, SEC File No. 1-10777, and

      (2) the unaudited consolidated financial statements of the securities insurer and subsidiaries as of June 30, 1999 and for the periods ending June 30, 1999 and June 30, 1998, included in the quarterly report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 1999. These financial statements were filed with the SEC on August 13, 1999.

Any statement contained in a document incorporated by reference into this prospectus supplement shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference also modifies or supersedes that particular statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      All financial statements of the securities insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A certificates shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing those documents.

      The following table sets forth the capitalization of the securities insurer as of December 31, 1996, December 31, 1997, December 31, 1998 and June 30, 1999, respectively, in conformity with generally accepted accounting principles.

                           AMBAC ASSURANCE CORPORATION
                              CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)



                                          DECEMBER 31,                 DECEMBER 31,                 DECEMBER 31,          JUNE 30,
                                             1996                         1997                         1998                 1999
                                             ----                         ----                         ----                 ----
                                                                                                                         (UNAUDITED)

Unearned premiums......................        $995                       $1,184                      $1,303               $1,349
Other liabilities......................         259                          562                         548                  413
                                             ------                       ------                      ------               ------
Total Liabilities......................      $1,254                       $1,746                      $1,851               $1,762
                                             ======                       ======                      ======               ======

Stockholder's equity

   Common stock........................         $82                          $82                         $82                  $82
   Additional paid-in capital..........         515                          521                         541                  644
   Accumulated other comprehensive
   income..............................          66                          118                         138                   39
   Retained earnings...................         992                        1,180                       1,405                1,530
                                             ------                       ------                      ------               ------
Total stockholder's equity.............      $1,655                       $1,901                      $2,166               $2,295
                                             ------                       ------                      ------               ------

Total liabilities and stockholder's
equity.................................      $2,909                       $3,647                      $4,017               $4,057
                                             ======                       ======                      ======               ======

      Components of stockholder's equity have been restated for all periods presented to reflect "accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the securities insurer effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect the securities insurer's financial position or results of operations.

      For additional financial information concerning the securities insurer, see the audited and unaudited financial statements of the securities insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the securities insurer incorporated by reference into this prospectus supplement and copies of the securities insurer's annual statement for the year ended December 31, 1998 prepared in accordance with statutory accounting standards are available, without charge, from the securities insurer. The address of the securities insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and
(212) 668-0340.

      The securities insurer makes no representation regarding certificates or the advisability of investing in the certificates. In addition, the securities insurer makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the securities insurer and presented under the headings "Description of Credit Enhancement--The Financial Guaranty Policy" and "--The Securities Insurer" in this prospectus supplement, the definitions for "Due for Payment", "Insured Amounts", "Insured Payments", "Nonpayment", "Notice" and "Preference Amount" contained in the "Glossary of Terms" in this prospectus supplement, and in the financial statements incorporated by reference in this prospectus supplement.


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

      The following summary describes the Transfer and Servicing Agreements. A copy of the Pooling and Master Servicing Agreement and the Servicing Agreement will be filed with the SEC following the issuance of the certificates. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent with the Transfer and Servicing Agreements, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading "Description of the Securities" in the accompanying prospectus, to which description reference is made by this prospectus supplement.

SALE AND ASSIGNMENT OF THE LOANS

      On the closing date, all of the transferor's right, title and interest in and to the Initial Loans will be conveyed from the transferor to the depositor and then from the depositor to the trust. During the Pre-Funding Period, Subsequent Loans may be conveyed by the transferor to the depositor and by the depositor to the trust.

      In addition, the transferor will, as to each loan, deliver to the custodian,

      o the related note endorsed in blank or to the order of the trustee without recourse,

      o     any assumption and modification agreements,

      o the mortgage, deed of trust, or other similar security instruments, with evidence of recording indicated on the instrument, except for any mortgage not returned from the public recording office,

      o an assignment of the Mortgage, if any, in the name of the trustee, or in blank, in recordable form,

      o a title insurance policy or, if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued and

      o     any intervening assignments of the Mortgage.

      Subject to the confirmation by the rating agencies and to the approval of the securities insurer, with respect to the loans secured by mortgaged properties located in particular states, the transferor will not be required to record assignments of the Mortgages to the trustee in the real property records of the related states. In these circumstances, the transferor will deliver to the trustee the assignments of the Mortgages in the name of the trustee, or in blank, and in recordable form. The transferor, in its capacity as the master servicer, will retain the record title to these Mortgages under the applicable real property records, on behalf of the trustee and the holders of the notes. In all other circumstances, pursuant to the direction of the rating agencies or the securities insurer, assignments of the Mortgages to the trustee will be recorded in the real property records for those states in which this type of recording is deemed necessary to protect the trustee's interest in the loans against the claims of creditors of the transferor or subsequent purchasers. In these circumstances, the transferor will deliver to the custodian after recordation the assignments of the Mortgages in the name of the trustee.

      The trustee or its custodian will agree, for the benefit of the holders of the certificates, to review each Trustee's Loan File delivered to it within 45 days after the transfer of the related loan to the trustee to ascertain that all required documents have been executed and received. Subject to the cure provisions set forth in the Transfer and Servicing Agreements, the transferor will be required to repurchase or replace loans as to which a material document deficiency exists.

      The recordation of the assignments of the mortgages in favor of the trustee is generally not necessary to effect a transfer of the loans to the trustee. However, if the transferor or the depositor were to sell, assign, satisfy or discharge any loan prior to recording the related assignment in favor of the trustee, the other parties to this sale, assignment, satisfaction or discharge may have rights superior to those of the trustee. In some states, in the absence of this type of recordation of the assignments of the mortgages, the transfer to the trustee of the loans may not be effective against creditors or purchasers from the transferor or a trustee in bankruptcy of the transferor. If these other parties, creditors or purchasers have rights to the loans that are superior to those of the trustee, you could lose the right to future payments of principal and interest from the loans. As a result, you could suffer a loss of principal and interest to the extent that the related loss is not otherwise covered by the applicable credit enhancement. See "Risk Factors--Credit Enhancement May Not Be Adequate" in this prospectus supplement.

REPRESENTATIONS AND WARRANTIES

      In the Pooling and Master Servicing Agreement, the transferor will represent and warrant, among other things, that:

      (1) the information with respect to each loan set forth in the schedule appearing as an exhibit to the Pooling and Master Servicing Agreement is true and correct in all material respects;

      (2) upon the sale to the depositor of each loan, the depositor will have good and indefeasible legal title to each loan, the related note and any related mortgage, free of all liens, pledges, charges, mortgages, encumbrances or rights of others;

      (3)   as of the applicable Cut-Off Date,

            (a) no more than approximately 1.50% of the loans were 30-59 days past due;

            (b) no more than approximately 0.50% of the loans were 60-89 days past due; and

            (c)   none of the loans were more than 89 days past due; and

      (4) at origination, each loan complied in all material respects with applicable state and federal laws.

REPURCHASE OF LOANS

      The transferor will have a limited option after the closing date to repurchase any Defaulted Loan. Each purchase of a Defaulted Loan will be conducted in the same manner as a repurchase of a Defective Loan as described below. The transferor will also be obligated either to repurchase any Defective Loan or to remove the Defective Loan and substitute a Qualified Substitute Loan. The repurchase of any loan, rather than the replacement of the loan through substitution, will result in accelerated principal payments on the offered certificates.

      Unless waived by the securities insurer, the transferor is required:

      (1) within 60 days after discovery or notice of a breach or defect, to cure in all material respects any breach of the representations or warranties which materially and adversely affects the value of a loan or the interests of the securities insurer or the trustee in that loan or as to which a material document deficiency exists, or

      (2) on or before the Determination Date immediately succeeding the end of this 60 day period, to repurchase the Defective Loan at a price equal to:

            (a) the principal balance of the Defective Loan as of the date of repurchase,

            (b) plus all accrued and unpaid interest on the Defective Loan from the date to which interest was last paid to but not including the date of repurchase computed at the applicable loan interest rate,

            (c) plus the amount of any unreimbursed Servicing Advances and Monthly Advances made by the servicer, the master servicer and the trustee, respectively, with respect to the Defective Loan.

      Instead of repurchasing a Defective Loan, the transferor may replace the Defective Loan with one or more Qualified Substitute Loans. If the aggregate outstanding principal balance plus all accrued and unpaid interest of the Qualified Substitute Loan(s) is less than the outstanding principal balance of the Defective Loan(s) plus all accrued and unpaid interest, the transferor will also remit for distribution to the holders of the related class of certificates an amount equal to the shortfall. This will result in a prepayment of principal on the related class of offered certificates for the amount of the shortfall.

      At any time, the transferor may not be capable, financially or otherwise, of repurchasing Defective Loans or substituting Qualified Substitute Loans for Defective Loans in the manner described in this section. Events relating to the transferor and its operations may occur that would adversely affect the ability of the transferor to repurchase or replace Defective Loans. These events include the sale or other disposition of all or any significant portion of the assets of the transferor. If the transferor is unable to repurchase or replace a Defective Loan, the servicer will utilize other accepted servicing procedures to realize any reasonable recovery of net proceeds from the Defective Loan.

FEES AND EXPENSES

      The Trust Fees and Expenses consist of the following:

      (1) as compensation for its services pursuant to the Pooling and Master Servicing Agreement and the Servicing Agreement, the servicer is entitled to the Servicing Compensation, including the Servicing Fee which is payable from the Master Servicer Fee, and reimbursement as described under "--Servicing" below, and the master servicer is entitled to the Master Servicer Compensation as described under the caption "Master Servicer" in this prospectus supplement;

      (2) as compensation for its services pursuant to the Pooling and Master Servicing Agreement, the trustee is entitled to a monthly fee. The amount of this fee is equal to one-twelfth of the product of .0075% and the principal balance of the loans as of the first day of the immediately preceding Due Period, or as of the Cut-Off Date, with respect to the first Due Period, and reimbursement of expenses;

      (3) as compensation for issuing the Guaranty Policy, the security insurer is entitled to a Guaranty Insurance Premium.

SERVICING

      In consideration for the performance of the daily loan servicing functions for the loans, the servicer is entitled to receive a monthly servicing fee as to each loan. The Servicing Fee for each loan will be an amount up to, and payable from, the Master Servicing Fee. See "--Servicer Determinations and Events of Defaults" below. The servicer may subcontract its servicing obligations pursuant to a subservicing agreement. However, the servicer will not be relieved of its servicing obligations and duties with respect to any subserviced loans. The servicer will pay the fees of any subservicer out of the amounts it receives as the Servicing Fee. In addition to the Servicing Fee, the servicer is entitled to retain additional servicing compensation in the form of assumption, modification and other administrative fees, insufficient funds charges, and some other servicing-related penalties, excluding prepayment penalties, and fees.

      If a delinquency or default with respect to a loan occurs, the servicer will have no obligation to advance scheduled monthly payments of principal or interest with respect to the loan. However, the master servicer will advance Monthly Advances. In the event the master servicer fails to make any required Monthly Advance, the trustee will be required to make the Monthly Advance. The servicer will make reasonable and customary expense advances with respect to the loans in accordance with accepted servicing procedures. These advances are referred to in this prospectus supplement as Servicing Advances. For example, the Servicing Advances with respect to a loan may include costs and expenses advanced for the preservation, restoration and protection of the related mortgaged property. These expenses include advances to pay delinquent real estate taxes and assessments, or for any collection, enforcement or judicial proceedings. The servicer need not make this advance if it determines there is no reasonable likelihood of:

      (1) recovering the Servicing Advance, together with any prior or expected future Servicing Advances for the related loan, and

      (2) recovering an economically significant amount from the interest and principal owing on the related loan in excess of the costs and expenses to obtain this recovery.

The servicer will be entitled to receive reimbursement for a Servicing Advance from the related borrower or any proceeds realized from the liquidation of the related loan or mortgaged property. Any Servicing Advances previously made and determined by the servicer in accordance with accepted servicing procedures to be nonrecoverable will be reimbursable from amounts in the Distribution Account after distributions are made to the holders of the offered certificates.

COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

      The servicer is required to use its best efforts to deposit in the Collection Account, within one business day, but in no event later than two business days, after receipt, all payments on the related loans received after the Cut-Off Date on account of:

      (1)   principal and interest,

      (2) all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds,

      (3)   any  amounts   payable  in   connection   with  the   repurchase  or
            substitution of any loan,

      (4) any amount required to be deposited in the Collection Account in connection with the termination of the certificates.

            The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the loans on or before the Cut-Off Date. Withdrawals will be made from the Collection Account only for the purposes specified in the Pooling and Master Servicing Agreement. The Collection Account may be maintained at any depository institution, which satisfies the requirements set forth in the definition of Eligible Account in the Pooling and Master Servicing Agreement.

      The trustee will establish and maintain a Distribution Account. The Distribution Account will be in the name of the trustee on behalf of the holders of the certificates. Deposits into the Distribution Account will be from amounts released from the Collection Account in respect of distributions on the loans, amounts transferred from the Pre-Funding Account and Capitalized Interest Account to the Collection Account, and any proceeds from the Guaranty Policy for distribution to the holders of certificates.

      On the fourth business day before each distribution date, the servicer will remit to the trustee for deposit into the Distribution Account the applicable portions of the Available Collection Amount by making the appropriate withdrawals from the Collection Account in respect of payments on the loans.

INCOME FROM ACCOUNTS

      So long as no event of default with respect to the master servicer has occurred and is continuing, amounts on deposit in the Distribution Account and the Collection Account, will be invested by the trustee in one or more investments permitted under the Pooling and Master Servicing Agreement bearing interest or sold at a discount. The master servicer will direct the trustee with respect to investing the funds in the Collection Account and the Distribution Account. No related investment in any of these accounts will mature later than the business day immediately preceding the next distribution date. All income or other gain from investments in the Collection Account and the Distribution
Account will be paid to the master servicer as part of the Master Servicer Compensation. The master servicer will be obligated to reimburse the Collection Account and the Distribution Account for any realized investment losses that are incurred in respect of investments of amounts in those accounts.

COLLECTION AND OTHER SERVICING PROCEDURES FOR LOANS

      The servicer has agreed to manage, service, administer and make collections on the loans and perform the other actions required by the servicer under the Servicing Agreement. In performing these obligations, the servicer is required to act in good faith in a commercially reasonable manner and in accordance with the terms of the Servicing Agreement. The servicer has full power and authority, subject only to the specific requirements and prohibitions of the Servicing Agreement and the respective loans, to do any and all things in connection with servicing and administration which are consistent with its accepted servicing procedures. Under the Servicing Agreement, the servicer's "accepted servicing procedures" shall mean those servicing procedures that:

      (1) meet at least the same standards the servicer would follow in exercising reasonable care in servicing mortgage loans held for its own account,

      (2)   comply with applicable state and federal law,

      (3)   comply with the provisions of the related notes and Mortgages, and

      (4) give due consideration to the accepted standards of practice of prudent mortgage loan servicers that service comparable loans and the reliance placed by the holders of the certificates and the securities insurer on the servicer for the servicing of the loans.

      If any payment due under any loan is not paid when the payment becomes due and payable, or if the related borrower fails to perform any other covenant or obligation under the loan and this failure continues beyond any applicable grace period, the servicer, in accordance with the accepted servicing procedures, must take the action as it shall deem to be in the best interest of the certificateholders. In determining whether to undertake certain servicing actions with respect to one or more delinquent or Defaulted Loans, the servicer is expected to consider the reasonable likelihood of:

      (1) recovering an economically significant amount attributable to the unpaid principal and interest owing on the related loan as a result of those actions, in excess of

      (2) the costs and expenses to obtain the recovery, including without limitation any Servicing Advances, and in relation to

      (3)   the expected timing of the recovery from the loan.

MAINTENANCE OF HAZARD INSURANCE POLICIES AND ERRORS AND OMISSIONS AND FIDELITY COVERAGE

      The servicer will be required to monitor the existence and/or maintenance of hazard and, if applicable, flood insurance, condominium or planned unit development insurance. The servicer will be required to cause this insurance to be maintained with respect to the loans, as necessary. If the servicer discovers that the borrower does not have adequate insurance coverage, the servicer will be required to obtain and maintain as a Servicing Advance the required insurance coverage on the related mortgaged property. Further, with respect to each mortgaged property acquired by foreclosure or by deed in lieu of foreclosure, the servicer will be required to maintain or cause to be maintained insurance on the property to the extent required by the Servicing Agreement to protect the property and will be required to pay insurance premiums that become due to the extent permitted by law. No pool insurance policy, blanket hazard insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond will be required to be maintained with respect to the loans, nor will any loan be insured by any government or government agency.

      The servicer will also be required to obtain and maintain in effect a blanket fidelity bond or similar form of insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The servicer will also be required to obtain and maintain in effect an errors and omissions policy insuring against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer and the servicer.

REALIZATION ON DEFAULTED LOANS

      The servicer may modify any provision of any loan if, in the servicer's good faith judgment, the modification would minimize the loss that might otherwise be experienced with respect to the loan. This modification is subject to limitations in the Pooling and Master Servicing Agreement and is permitted only if a payment default with respect to the loan exists or is reasonably foreseeable by the servicer. For example, the servicer must obtain the prior consent of the securities insurer to effect modifications, or dispositions of loans through short sales or short pay-offs, if the aggregate of the principal balances of the related modified loans exceeds 3.0% of the aggregate of the Maximum Collateral Amount for each pool.

      With respect to any loan in default, the servicer may, among other things:

      o     accept short pay-offs or short sales,

      o     enter into assumptions and modifications,

      o     refer to a collection agency or attorney,

      o pursue collection litigation or alternative court proceedings to foreclosure actions,

      o     sell the related loan to another person,

      o     institute foreclosure proceedings,

      o     exercise any power of sale to the extent permitted by law,

      o     obtain a deed in lieu of foreclosure, or

      o otherwise acquire possession of or title to any mortgaged property, by operation of law or otherwise.

      The Pooling and Master Servicing Agreement may require that the servicer obtain the consent of the master servicer prior to taking some of the above-referenced actions.

The servicer will be acting in the best interests of the holders of the certificates, when the servicer undertakes actions to collect a Defaulted Loan that have a higher likelihood of a reasonable recovery within a shorter time period, and foregoes taking actions that have a lower likelihood of a larger recovery over a longer time period. See "Risk Factors--Inadequacy of Value of Properties Could Affect Severity of Losses" in this prospectus supplement.

      If a borrower is selling its mortgaged property in a distressed situation or a situation involving compensating factors, then the servicer, in a manner consistent with the accepted servicing procedures, may:

      (1) accept a partial payment for the release of the lien on the mortgaged property. This release will leave the related loan unsecured, i.e., a short sale, or

      (2) accept a settlement involving a partial payment for the release of the lien on the mortgaged property and the cancellation of the loan. This settlement will result in a net loan loss from any unpaid principal shortfall, i.e., a short payoff.

      In connection with any applicable foreclosure proceeding, power of sale, deed in lieu of foreclosure or other acquisition of a mortgaged property and any sale or liquidation of the loan or related mortgaged property, the servicer shall comply with the requirements of the Pooling and Master Servicing Agreement. These requirements include the requirement that the servicer follow the accepted servicing procedures for foreclosure and operation of foreclosed property.

      If the trust acquires any mortgaged property, that mortgaged property will be required to be disposed of by or on behalf of the trust prior to the close of the third calendar year after its acquisition by the trust fund unless:

      (1) the trustee and the securities insurer receives an opinion of counsel to the effect that the holding by the trust of that mortgaged property subsequent to that period, and specifying the period for which the mortgaged property may be held, will not

            (a) cause any trust REMIC to be subject to the tax on prohibited transactions imposed by Code Section 860F(a)(1),

            (b)   otherwise subject the trust or any trust REMIC to tax or

            (c) cause any trust REMIC to fail to qualify as a REMIC at any time that any certificates are outstanding, or

      (2) the trustee or the servicer applied for, prior to the expiration of that period, an extension of the period in the manner contemplated by Code Section 856(e)(3), in which case the original period shall be extended by the applicable extension period.

      The servicer will also be required to ensure that the mortgaged property is administered so that:

            (a) it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times,

            (b) the sale of the mortgaged property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and

            (c) the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to the mortgaged property.

EVIDENCE AS TO COMPLIANCE

      The Servicing Agreement provides that the servicer shall deliver to the master servicer an annual statement signed by an officer of the servicer. The Pooling and Master Servicing Agreement provides that the master servicer shall provide this statement to the trustee, the trust, the depositor, the securities insurer and the rating agencies. In this statement, the servicer is required to certify that it has fulfilled its obligations under the Servicing Agreement throughout the preceding year, except as specified in the statement.

      Each year, within 90 days following the end of the servicer's fiscal year, beginning in 2001, the servicer will furnish to the master servicer, and the master servicer shall provide to the trustee, the rating agencies, the securities insurer and the depositor a report prepared by a firm of nationally recognized independent public accountants. This report is required to state that the firm has examined the documents and the records relating to servicing of the loans as specified in the Pooling and Master Servicing Agreement and the Servicing Agreement. The report must further set forth the firm's conclusion as to whether the servicer is in compliance with the agreements.

      The servicer's fiscal year begins on March 1 and ends on February 28.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

      The Pooling and Master Servicing Agreement provides that the master servicer may not resign from its obligations and duties except:

      (1)   with the consent of the securities insurer and trustee or

      (2) if the performance of its duties under the Pooling and Master Servicing Agreement is determined to be no longer permissible under applicable law.

Any related determination permitting the resignation of the master servicer pursuant to clause (2) of the immediately preceding sentence shall be evidenced by an opinion of counsel to that effect delivered and acceptable to the securities insurer and the trustee. No resignation of the master servicer will become effective until a successor master servicer acceptable to the securities insurer, the rating agencies and the trustee has assumed the master servicer's responsibilities and obligations.

      The master servicer has agreed not to merge or consolidate with any other company or permit any other company to become the successor to the master servicer's business unless, after the merger or consolidation, the successor or surviving entity:

      (1) is a servicer meeting the criteria specified in the Pooling and Master Servicing Agreement, acceptable to the securities insurer, and

      (2) is capable of fulfilling the duties of the master servicer contained in the Pooling and Master Servicing Agreement.

Any company into which the master servicer may be merged or consolidated will be the successor to the master servicer under the Pooling and Master Servicing Agreement without the execution or filing of any paper or any further act.

      The Pooling and Master Servicing Agreement provides that neither the master servicer nor any of its directors, officers, employees or agents will have any liability to the trust or to the holders of the certificates for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Master Servicing Agreement or for errors in judgment. However, neither the master servicer nor any of its directors, officers, employees or agents will be relieved of liability that would otherwise be imposed by reason of willful misfeasance, bad faith, negligence or reckless disregard in performing the master servicer's duties or failure to perform its duties.

      The master servicer may replace the servicer in accordance with the terms of the Servicing Agreement and with the prior consent of the securities insurer.

MASTER SERVICER EVENTS OF DEFAULT

      "Master Servicer Events of Default" will consist of, among other things:

      (1)   (a)   any  failure of the  servicer  to  deposit  in the  Collection
                  Account  any  amount   required  to  be  deposited  under  the
                  Servicing  Agreement  or  the  Pooling  and  Master  Servicing
                  Agreement, which failure continues unremedied for two business days,

            (b) any failure of the servicer to pay when due any amount required under the Servicing Agreement or the Pooling and Master Servicing Agreement and that failure results in a draw under the Guaranty Policy and

            (c)   the occurrence  and  continuance of an event of default by the
                  servicer   under  the  Servicing   Agreement   that  continues
                  unremedied for 30 days after notices have been given;

      (2) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Master Servicing Agreement or Servicing Agreement, which failure continues unremedied for 30 days after notice;

      (3)   the  occurrence  of  certain   events  of  insolvency,   bankruptcy,
            receivership or reorganization affecting the master servicer; or

      (4)   events established by the securities insurer, including:

            (a) the occurrence of particular events which have a material adverse effect on the master servicer's business, financial condition, operations or prospects;

            (b) a default by the master servicer or any of its affiliates on a material obligation;

            (c) the master servicer is no longer able to discharge its duties under the Pooling and Master Servicing Agreement;

            (d) the master servicer has ceased to conduct its business in the ordinary course; and

            (e) other events of default established by the securities insurer as further described in the Insurance Agreement.

      Some events of default may be eliminated with the consent of the securities insurer.

      If a Master Servicer Event of Default occurs and is continuing, the securities insurer, or the trustee, or the holders of certificates representing more than 50% of the aggregate voting interests of the certificates, in each case, with the prior written consent of the securities insurer, may terminate all of the rights and obligations of the master servicer under the Pooling and Master Servicing Agreement. If a termination occurs, another entity acceptable to the securities insurer will become the successor master servicer. This termination may only be effected by notice given in writing to the master servicer, and to the trustee, if given by the holders of certificates. If the master servicer is terminated, the trustee is obligated to fulfill the duties of master servicer until a successor is appointed. On or after the receipt by the master servicer of this written notice, and the appointment of and acceptance of appointment by a successor master servicer, all authority, power, obligations and responsibilities of the master servicer under the Pooling and Master Servicing Agreement will become obligations and responsibilities of the successor master servicer.

      If the master servicer is terminated, the master servicer will execute and deliver the documents reasonably requested in order to orderly transfer the master servicing of the loans. Any successor master servicer will be entitled to the same compensation as the master servicer would have been entitled to under the Pooling and Master Servicing Agreement if the master servicer had not resigned or been terminated.

CERTAIN MATTERS REGARDING THE SERVICER

      The Servicing Agreement provides that the servicer shall not resign from its obligations and duties except if its duties under the Servicing Agreement are determined to be no longer permissible under applicable law and that this incapacity cannot be cured by the servicer. Any determination permitting the resignation of the servicer under the Servicing Agreement shall be evidenced by an opinion of counsel delivered to the master servicer and the securities insurer in form and substance reasonably acceptable to the master servicer and the securities insurer. The servicer's resignation will not become effective until the master servicer or another successor acceptable to the securities insurer has assumed the servicer's responsibilities and obligations under the Servicing Agreement.

      The servicer has agreed not to merge or consolidate with any other company or permit any other company to become the successor to the servicer's business unless, after the merger or consolidation, the successor or surviving entity will:

      o meet the qualifications of the servicer set forth in the Servicing Agreement, and

      o be capable of fulfilling the obligations of the servicer under the Servicing Agreement.

SERVICER DETERMINATIONS AND EVENTS OF DEFAULT

      Under the Pooling and Master Servicing Agreement and the Servicing Agreement after an initial term, the term of the servicer shall be extendable for successive 90 day terms until the certificates are paid in full, provided that prior to the expiration of each term the securities insurer delivers written notice of renewal to the servicer. If the renewal notice is not delivered on or before the last day of the servicing term, the servicer's term will be terminated.

      "Servicer Events of Default" will consist of, among other things:

      (1) a failure by the servicer to make any deposit or payment, or to remit any payment, required to be made under the terms of the Servicing Agreement and the Pooling and Master Servicing Agreement which continues unremedied for a period of two business days;

      (2) any failure on the part of the servicer to remit particular reports and certificates required under the terms of the Servicing Agreement, and this failure continues for two business days after the date on which either the securities insurer or the master servicer has given the servicer written notice of this failure and demanding that this failure be cured;

      (3) any failure on the part of the servicer duly to observe or perform in any material respect particular covenants and agreements in the Servicing Agreement, or any breach of particular representations or warranties, which continues uncured for a period of 10 days after the date on which either the securities insurer or the master servicer shall have given to the servicer written notice of this failure or breach and demanding that this default be cured;

      (4)   the  occurrence  of  certain   events  of  insolvency,   bankruptcy,
            receivership or reorganization affecting the servicer;

      (5) the servicer assigns or attempts to assign its rights to the Servicing Compensation or attempts to assign the Servicing Agreement or the servicing responsibilities under the Servicing Agreement or in the Pooling and Master Servicing Agreement without the consent of the master servicer and the securities insurer except as otherwise expressly permitted by the terms of the Servicing Agreement; or

      (6) the servicer fails to remain qualified as a mortgage servicer for FHLMC loans and/or the servicer disposes of substantially all of its assets.

      In case of any Servicer Event of Default, the securities insurer, or in some instances, the master servicer, may provide the servicer with written notice of the termination of all of the servicer's authority, powers, and rights under the Servicing Agreement. On or after the receipt by the servicer of this written notice, all authority and power of the servicer under the Servicing Agreement and the Pooling and Master Servicing Agreement will terminate. The Servicing Agreement provides that in this case either of the securities insurer or the master servicer may execute and deliver on behalf of the servicer, as the servicer's attorney-in-fact, all documents, and to do or accomplish all acts that in the securities insurer's judgment may be necessary or appropriate to effect terminations with or without cause.

      If the servicer is terminated, the master servicer is obligated to perform the duties of servicer under the Servicing Agreement until a successor is appointed. The servicer will continue to provide services in accordance with the Servicing Agreement and the Pooling and Master Servicing Agreement until terminated. The servicer will also in good faith cooperate fully to transfer the servicing and the management of the loans. The Servicing Agreement requires that the servicer cooperate with the master servicer to effect the termination of its responsibilities, rights, and powers under the Servicing Agreement. This cooperation includes providing to the master servicer all documents and records reasonably requested to enable the master servicer or its designee to assume and carry out the duties and obligations of the servicer.

RESTRICTIONS ON CERTIFICATEHOLDERS' RIGHTS

      So long as:

      (1) there does not exist a continuing failure by the securities insurer to make a required payment under the Guaranty Policy and

      (2) some bankruptcy-related events specified in the Pooling and Master Servicing Agreement have not occurred with respect to the securities insurer,

the securities insurer will have the right to exercise all rights, including voting rights, which the certificateholders are entitled to exercise pursuant to the Pooling and Master Servicing Agreement, without any consent of the certificateholders. However, without the consent of each holder of the certificates affected by the securities insurer's exercise, the securities insurer will not be entitled to exercise those rights of the certificateholders to amend the Pooling and Master Servicing Agreement in any manner that would:

      (1) reduce the amount of, or delay the timing of, collections of payments on the loans or distributions which are required to be made on any certificate,

      (2) adversely affect in any material respect the interests of the holders of the certificates or

      (3) alter the rights of any certificateholder to consent to this type of amendment.

THE TRUSTEE

      The trustee will be The Bank of New York, a New York banking corporation. Its principal office is located at 101 Barclay Street - 12E, New York, New York 10286, telephone number (212) 815-8727.

      The trustee and any of its respective affiliates may hold certificates in its own name or as pledgee.

      For  the   purpose  of   meeting   the  legal   requirements   of  various
jurisdictions, the servicer and the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In any jurisdiction in which the trustee will be incompetent or unqualified to perform certain acts, all rights, powers, duties and obligations conferred or imposed on the trustee will be conferred singly on this separate trustee or co-trustee. In each case, this separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

      The trustee may resign at any time, in which event the master servicer will be obligated to appoint a successor acceptable to the securities insurer. The holders of a majority in outstanding amount of the certificates with the prior written consent of the securities insurer, may remove the trustee and may appoint a successor acceptable to the securities insurer. The master servicer, with the prior written consent of the securities insurer, will be obligated to remove the trustee if the trustee ceases to be eligible to continue as trustee under the Pooling and Master Servicing Agreement or becomes legally unable to act or becomes insolvent. In these circumstances, the master servicer will be obligated to appoint a successor acceptable to the securities insurer. Any resignation or removal and appointment of a successor will not become effective until acceptance of the appointment by the successor and approval by the securities insurer.

      The Pooling and Master Servicing Agreement will provide that the applicable trustee will be entitled to indemnification by the transferor, and will be held harmless against, any loss, liability or expense incurred by them not resulting from its own willful misfeasance, bad faith or negligence. However, trustee will not be held harmless from a breach of any of its representations or warranties to be set forth in the Pooling and Master Servicing Agreement.

DUTIES OF THE TRUSTEE

      The trustee will make no representations as to the validity or sufficiency of the Pooling and Master Servicing Agreement, the certificates, other than the authentication of the certificates, or of any loans or related documents. The trustee will not be accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the certificates or the loans, or the investment of any monies by the servicer before these monies are deposited into the trust accounts. The trustee will be required to perform only those duties specifically required of it under the Pooling and Master Servicing Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the trustee under the Pooling and Master Servicing Agreement. Accordingly, the trustee will only be required to examine them to determine whether they conform to the requirements of the Pooling and Master Servicing Agreement and to the making of monthly distributions to the certificateholders and the filing of claims under the Guaranty Policy. The trustee will not be charged with knowledge of a failure by the servicer or the master servicer to perform its duties under the Pooling and Master Servicing Agreement unless the trustee obtains the actual knowledge of a failure as specified in the Pooling and Master Servicing Agreement.

      The trustee will be under no obligation, at the request, order or direction of any of the holders of certificates, to

      (1) exercise any of the rights or powers vested in it by the Pooling and Master Servicing Agreement,

      (2) make any investigation of matters arising under the Pooling and Master Servicing Agreement or

      (3) institute, conduct or defend any litigation under or in relation to the Pooling and Master Servicing Agreement,

unless the applicable holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

      No holder of certificates will have any right under the Pooling and Master Servicing Agreement to institute any proceeding with respect to the Pooling and Master Servicing Agreement, unless the applicable holder has obtained the prior written consent of the securities insurer and the applicable holder gave to the trustee prior written notice of the occurrence of an event of default under the Pooling and Master Servicing Agreement and:

      (1) the event of default arises from the servicer's failure to remit payments when due or

      (2) holders of certificates representing more than 25% of the aggregate voting interests of the certificates then outstanding have made written request of the trustee to institute a proceeding in its own name as the trustee under the Pooling and Master Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee has for 30 days neglected or refused to institute any proceedings.

      To the extent consistent with its fiduciary obligations under the Pooling and Master Servicing Agreement, the trustee intends to appoint First Union
National Bank, a national banking association, as its agent to perform many of the duties of the trustee, including the duties of certificate registrar and paying agent under the Pooling and Master Servicing Agreement. First Union National Bank will also act as custodian of the Trustee Loan Files.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, the trustee is required to distribute, based on information provided by the servicer, a monthly distribution statement to the depositor, the holders of each class of certificates, the securities insurer, and the rating agencies, stating the date of original issuance of the certificates and various other information, including the following:

      (1)   the Reserve Account Requirement;

      (2) the Available Collection Amount and Available Distribution Amount, the Regular Distribution Amount, the Insured Payment and the Excess Spread for the related distribution date with respect to each class of certificates;

      (3) the principal balance of each class of offered certificates before and after giving effect to distributions made to the holders of the offered certificates on the related distribution date, and the principal balance of all the loans as of the first and last day of the related Due Period;

      (4) the certificate factor with respect to each class of offered certificates then outstanding. "Certificate factor" means with respect to each class of offered certificates and any date of determination, the then applicable principal balance of the class of offered certificates divided by its initial principal balance;

      (5) the amount of principal, if any, and interest to be distributed to each class of offered certificates on the related distribution date;

      (6) as of the related distribution date and for each related pool, the Overcollateralization Amount, the Overcollateralization Target Amount, any Overcollateralization Deficit and any
            Overcollateralization       Deficiency      Amount,      or      any
            Overcollateralization Reduction Amount, and any of these amounts to be distributed to the holders of each class of offered certificates or distributed to the holders of the Class X and Class R certificates on the distribution date;

      (7) the Servicing Compensation, the Master Servicer Compensation and the Trustee fee, if any, for the appropriate distribution date and the Guaranty Insurance Premium;

      (8) for each pool, the weighted average maturity of the loans and the weighted average loan interest rate of the loans;

      (9)   for each pool,  performance  information with respect to the related
            Due  Period,   including,   without   limitation,   delinquency  and
            foreclosure information with respect to the loans;

      (10) for each pool, the number of and aggregate principal balance of all loans in foreclosure proceedings and the percent of the aggregate principal balances of those loans to the aggregate principal balances of all loans, all as of the close of business on the last day of the related Due Period;

      (11) for each pool, the number of and the aggregate principal balance of the loans in bankruptcy proceedings and the percent of the aggregate principal balances of those loans to the aggregate principal balances of all loans, all as of the close of business on the last day of the related Due Period;

      (12) for each pool, the number of foreclosure properties, the aggregate principal balance of the related loans, the book value of those foreclosure properties and the percent of the aggregate principal balances of those loans to the aggregate principal balances of all loans, all as of the close of business on the last day of the related Due Period;

      (13) for each pool, during the related Due Period, and cumulatively, from the closing date through the most current Due Period, the number and aggregate principal balance of loans for each of the following:

            (a)   that became Defaulted Loans,

            (b)   that became Liquidated Loans,

            (c) that became Deleted Loans as a result of the Deleted Loans being Defective Loans, and

            (d) that became Deleted Loans as a result of the Deleted Loans being a loan in default or imminent default;

      (14) for each pool, the scheduled principal payments and the principal prepayments received with respect to the loans during the Due Period;

      (15) for each pool, the number and aggregate principal balance of loans that were 30, 60 or 90 days delinquent as of the close of business on the last day of the related Due Period; and

      (16) for each pool, the related amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The trustee will make an election to treat designated portions of the trust as two REMICs for federal income tax purposes. The remaining portion of the trust will be treated as a grantor trust consisting generally of the rights of the offered certificates to receive interest to the extent their respective Pass-Through Rates, without regard to the applicable Net Interest Rate, currently exceed or previously exceeded a rate equal to their Pass-Through Rate capped at the weighted average interest rate on the loans, net of the Interest Reduction Amount for both pools.

      The right of each class of offered certificates to receive the excess interest described in the preceding paragraph is referred to as a "Basis Risk Arrangement" and is payable from amounts otherwise distributable on or in respect of the Class X and Class R certificates. The offered certificates will represent the "regular interests" in a REMIC and the right to receive payments under the related Basis Risk Arrangement to the extent of funds available. See "--Taxation of Basis Risk Arrangements" below. The Class R certificates will represent the "residual interest" in each REMIC. Cadwalader, Wickersham & Taft, special tax counsel to the depositor, will deliver an opinion when the offered certificates are issued. This opinion will generally be to the effect that, assuming compliance with all provisions of the Pooling and Master Servicing Agreement, for federal income tax purposes, each portion of the trust as to which a REMIC election is made will qualify as a REMIC under the Code. See " Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

      The regular interests represented by the offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the offered certificates will be required to report income on the related regular interests in accordance with the accrual method of accounting. As a result of the allocation of a portion of a holder's purchase price to the related Basis Risk Arrangement, the related regular interest may be treated as issued with original issue discount based on the portion of the investor's purchase price for the offered certificate allocable to the regular interest. The portion of the purchase price that may be allocated to the Basis Risk Arrangement related to the applicable offered certificate is amortizable over the life of the offered certificate as an offset to the additional original issue discount. See "--Taxation of Basis Risk Arrangements." Any amortization of the purchase price that may be allocated to a Basis Risk Arrangement would be treated as a miscellaneous itemized deduction that is subject to limitations on deductibility by individuals. Accordingly, the offered certificates may not be suitable investments for individual investors.

      A prepayment rate of 27% CPR will be used for purposes of accruing original issue discount, determining whether the original issue discount is de minimis and amortizing any premium. See "Prepayment and Yield Considerations--General" in this prospectus supplement. No representation is made as to the rate, if any, at which the loans will prepay.

CHARACTERIZATION OF INVESTMENTS IN  THE OFFERED CERTIFICATES

      Generally, except to the extent noted below, the regular interests represented by the offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. The offered certificates will also generally be considered loans secured by an interest in real property which is residential real property as described in Section 7701(a)(19)(C) of the Code. If 95% or more of the loans are treated as assets described in Section 856(c)(4)(A) or Section 7701(a)(19)(C) of the Code, the regular interests represented by the offered certificates will be treated as assets described in these sections in their entirety.

      Furthermore, the offered certificates will not be treated as meeting the foregoing real estate asset and income tests to the extent of an investor's basis, if any, allocable to, or amounts received under, a Basis Risk
Arrangement. As a result of the Basis Risk Arrangements, the offered certificates will not be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code. However, the offered certificates should be treated as "permitted assets" for a financial asset securitization investment trust under Section 860L(c) of the Code. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Securities" in the accompanying prospectus.

TAXATION OF BASIS RISK ARRANGEMENTS

      Generally, except to the extent noted below, each holder of an offered certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its right to receive payments with respect to interest under the applicable Basis Risk Arrangement on the date it purchases its Certificate. The IRS has issued final regulations under Section 446 of the Code relating to notional principal contracts. These regulations are known as the Swap Regulations.

      In general, the holders of the offered certificates must allocate the price they pay for their certificates between their regular interest and the related Basis Risk Arrangement. The portion of the purchase price allocable to the Basis Risk Arrangement would be treated as a cap premium paid by the related certificateholders. A beneficial owner of an offered certificate would be required to amortize the cap premium under a level payment method as if the cap premium represented the present value of a series of equal payments made over the life of the applicable Basis Risk Arrangement. These payments would have to be adjusted to take into account decreases in notional principal amount, if any, discounted at a rate equal to the rate used to determine the amount of the cap premium, or some other reasonable rate. Prospective purchasers of offered certificates should consult their own tax advisors regarding the appropriate method of amortizing any cap premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any cap premium , would be treated in whole or in part as a loan under the Swap Regulations.

      Under the Swap Regulations:

      (1) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting; and

      (2) any periodic payments received under the applicable Basis Risk Arrangement must be netted against payments, if any, deemed made as a result of the cap premiums over the recipient's taxable year, rather than accounted for on a gross basis.

Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but this treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

      Any amount of proceeds from the sale, redemption or retirement of an offered certificate that is considered to be allocated to rights under the applicable Basis Risk Arrangement, would be considered a "termination payment" under the Swap Regulations. It is anticipated that the trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

      Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights under the applicable Basis Risk Arrangement in connection with the sale or exchange of an offered certificate would be considered a "termination payment" under the Swap Regulations allocable to the related offered certificate. A certificateholder will have gain or loss from such a termination of the applicable Basis Risk Arrangement equal to:

      (1) any termination payment it received or is deemed to have received minus

      (2) the unamortized portion of any cap premium paid, or deemed paid, by the beneficial owner when first entering into or acquiring its interest in the related Basis Risk Arrangement.

      Gain or loss realized on the termination of the applicable Basis Risk Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat this gain or loss as ordinary.

      Application of the Straddle Rules. An offered certificate representing beneficial ownership of the corresponding regular interest and the related Basis Risk Arrangement may constitute positions in a straddle. In this case, the straddle rules of Code Section 1092 would apply. A selling beneficial owner's capital gain or loss with respect to this regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the applicable Basis Risk Arrangement would be short-term. If the holder of an offered certificate incurred or continued indebtedness to acquire to hold their certificate, the holder would generally be required to capitalize a portion of the interest paid on this indebtedness until termination of the applicable Basis Risk Arrangement.

      For further  information  regarding the federal income tax consequences of
investing   in   the   offered    certificates,    see   "Federal   Income   Tax
Consequences--REMICs" in the accompanying prospectus.


                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain restrictions on:

      (1)   employee benefit plans as defined in Section 3(3) of ERISA,

      (2) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,

      (3) any entities whose underlying assets include plan assets by reason of a plan's investment in the entities set forth in clauses (1) and
            (2) above, and

      (4) persons who have certain specified relationships to the Plans, i.e., "Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code.

      Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517
(1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account, e.g., through the purchase of an annuity contract. As a result, the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of the investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to Plans. There are certain exemptions issued by the United States Department of Labor that may be applicable to an investment by a Plan in the certificates, including Prohibited Transaction Class Exemption 83-1. For further discussion of PTE 83-1, including the necessary conditions to its applicability and other important factors to be considered by a Plan contemplating investing in the offered certificates, see "ERISA Considerations" in the prospectus.

      The U.S. Department of Labor has granted PaineWebber Incorporated Prohibited Transaction Exemption 90-36, 55 Fed. Reg. 25903 (1990). This Prohibited Transaction Exemption exempts from certain of the prohibited transaction rules of ERISA transactions with respect to the initial purchase, the holding and the subsequent resale by a Plan of certificates in pass-through trusts that meet the conditions and requirements of the exemption. Among the conditions that must be satisfied for the exemption to apply are the following:

      (1) The acquisition of the offered certificates by a Plan is on terms including the price for the offered certificates that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (2) The rights and interests evidenced by the offered certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

      (3) The offered certificates acquired by the Plan have received a rating at the time of the acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, Duff & Phelps Credit Rating Co. or Moody's Investors Service, Inc.;

      (4) The sum of all payments made to the underwriters in connection with the distribution of the offered certificates represents not more than reasonable compensation for underwriting the offered certificates. The sum of all payments made to and retained by the master servicer represents not more than reasonable compensation for the master servicer's services under the Pooling and Master Servicing Agreement and reimbursement of the master servicer's reasonable expenses in connection with its services. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the Servicing Agreement and reimbursement of the master servicer's reasonable expenses in connection with its services;

      (5) The trustee must not be an affiliate of any other member deemed to be a "sponsor" of the trust; and

      (6) The Plan investing in the offered certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended.

      The trust also must meet the following requirements:

      (1) The corpus of the trust must consist solely of assets of the type which have been included in other investment pools,

      (2) certificates in the other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's Investors Services, Inc., Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co. for at least one year prior to the Plan's acquisition of certificates, and

      (3) certificates evidencing interests in the other investment pools must have been purchased by investors other than plans for at least one year prior to any Plan's acquisition of the offered certificates.

      In order for the exemption to apply to certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire offered certificates, the exemption requires, among other matters, that:

      (1) in the case of an acquisition in connection with the initial issuance of offered certificates, at least fifty percent of each class of offered certificates in which Plans have invested is acquired by persons independent of the "restricted group" and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the "restricted group."
            "Restricted group" means any underwriter of the offered certificates, the trustee, the servicer, the master servicer, any obligor with respect to the loans included in the trust, any entity deemed to be a "sponsor" of the trust as that term is defined in the exemptions, or any affiliate of that party;

      (2) the fiduciary, or its affiliate, is an obligor with respect to 5 percent or less of the fair market value of the obligations contained in the trust;

      (3) the Plan's investment in offered certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition; and

      (4) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      Subject to the foregoing, the depositor believes that the exemption will apply to the acquisition and holding of the Class A certificates, but not the Class B Certificates, by Plans and that all conditions of that exemption other than those within the control of the investors have been met.

      Before purchasing a Class A certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the exemption or the availability of any other prohibited transaction exemptions, including PTE 83-1, and whether the conditions of any exemption will be applicable to the Class A certificates. Any fiduciary of a Plan considering whether to purchase a Class A certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to the investment. See "ERISA Considerations" in the prospectus.

      A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, a governmental plan may be subject to a federal, state or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under a law similar to ERISA.

      Because the Class B certificates are subordinated to the Class A certificates with respect to certain losses, the purchase and holding of the Class B certificates by or on behalf of a Plan may result in "prohibited transactions" within the meaning of ERISA and Code Section 4975. Any transferee of the Class B certificates will be deemed to represent that (a) it is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect the purchase or (b) if it is an insurance company, that the source of funds used to purchase the Class B certificates is an "insurance company general account," as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), there is no Plan with respect to which the amount of the general account's reserves and liabilities for the contracts held by or on behalf of that Plan and all other Plans maintained by the same employer or affiliate thereof or by the same employee organization exceeds 10 percent of the total of all reserves and liabilities of that general account at the date of acquisition and the purchase and holding of the Class B certificates by the transferee are covered by Sections I and III of PTE 95-60. The Pooling and Master Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

      The sale of certificates to a Plan is not a representation by the depositor or the underwriters, that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.


                                LEGAL INVESTMENT

      The certificates will not constitute "mortgage related securities" for purposes of SMMEA.

      No representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.


                                 USE OF PROCEEDS

      The depositor intends to use the net proceeds to be received from the sale of the offered certificates to acquire the Initial Loans, to fund the Pre-Funding Account and the Capitalized Interest Account and to pay other expenses associated with the pooling of the loans and the issuance of the certificates.


                                  UNDERWRITING

      Subject to the terms and conditions set forth in the underwriting agreement between the depositor and PaineWebber Incorporated, Credit Suisse First Boston Corporation, Chase Securities Inc., Deutsche Bank Securities Inc., First Union Capital Markets Corp. and Banc One Capital Markets, Inc., the depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase from the depositor the principal amount of the offered certificates set forth opposite its name in the tables below.

                                     CLASS A-1       CLASS A-2         CLASS B
           UNDERWRITER              CERTIFICATES    CERTIFICATES    CERTIFICATES
           -----------              ------------    ------------    ------------

PaineWebber Incorporated            $126,750,000    $ 62,790,000    $14,257,334
Credit Suisse First Boston
   Corporation                        71,500,000      35,420,000
First Union Capital Markets Corp.     55,250,000      27,370,000
Banc One Capital Markets, Inc.        26,000,000      12,880,000
Chase Securities Inc.                 22,750,000      11,270,000
Deutsche Bank Securities Inc.         22,750,000      11,270,000
                                    ------------    ------------    -----------
          Total..................   $325,000,000    $161,000,000    $14,257,334
                                    ============    ============    ===========

      The depositor has been advised by the underwriters that they propose initially to offer the Class A-1 and Class A-2 certificates to the public at the prices set forth below, and to certain dealers at those prices less the initial concession set forth below for each class. The underwriters may allow, and the dealers may reallow, a concession not in excess of that set forth below for each class of offered certificates. After the initial public offering of the offered certificates, the public offering price and the concessions and reallowances may be changed.

                                     CLASS A-1       CLASS A-2        CLASS B
                                    CERTIFICATES    CERTIFICATES    CERTIFICATES
                                    ------------    ------------    ------------

Price to Public..................    100.000%         100.000%           *
Underwriting Discount............      0.225%           0.225%         0.750%
Concessions......................      0.135%           0.135%         0.450%
Reallowances.....................      0.0945%          0.0945%        0.315%

---------------
* The depositor has been advised by the underwriters that the Class B certificates will be offered at negotiated prices determined at the time of sale.

      Until the distribution of the offered certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and selling group members to bid for and purchase the offered certificates. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the offered certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered certificates.

      If the underwriters create a short position in the offered certificates in connection with the offering, the underwriters may reduce that short position by purchasing offered certificates in the open market. A short position will result if the underwriters sell more offered certificates than are set forth in the second preceding table.

      In general, purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

      The transferor has the option to purchase the Class B certificates from PaineWebber Incorporated after September 30, 1999 at the price that PaineWebber Incorporated purchased the Class B certificates from the depositor, less certain costs and expenses of PaineWebber Incorporated. This option will expire on the date that occurs one year after the closing date. If PaineWebber Incorporated sells the Class B certificates to a purchaser other than the transferor, it has agreed to pay to the depositor the sales price, less an amount equal to the price that PaineWebber Incorporated purchased the Class B certificates from the depositor and less an underwriting discount of 0.75% of the Class B principal balance and certain other costs and expenses of PaineWebber Incorporated.

      Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered certificates. In addition, neither the depositor nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

      There is currently no secondary market for the offered certificates. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

      The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to liabilities, including liabilities under the Securities Act of 1933, as amended.

      In addition to the purchase of the offered certificates pursuant to the underwriting agreement, the underwriters and some of their affiliates may have financing relationships with the transferor.

      The depositor is an affiliate of PaineWebber Incorporated. Any obligations of PaineWebber Incorporated are the sole responsibility of PaineWebber Incorporated and do not create any obligations on the part of any of its affiliates.


                                     EXPERTS

      The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the years in the three year period ended December 31, 1998, incorporated by reference in this prospectus supplement and in the registration statement of the depositor, have been incorporated in this prospectus supplement and in the registration statement in reliance on the report of KPMG LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.


                                  LEGAL MATTERS

      The validity of the offered certificates and certain federal income tax matters will be passed on for the depositor and for the underwriters by Cadwalader, Wickersham & Taft, New York, New York. Certain matters will be passed upon for the transferor and master servicer by Hunton & Williams, Richmond, Virginia.


                                     RATINGS

      It is a condition to the issuance of the offered certificates that the offered certificates be rated by Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Duff & Phelps Credit Rating Co. as follows:

          CLASS          MOODY'S          S&P           DCR
          -----          -------          ---           ---

           A-1            Aaa             AAA           AAA

           A-2            Aaa             AAA           AAA

           B              NR              BBB-          BBB


The ratings on the offered certificates do not address the ability of the trust to acquire Subsequent Loans, any potential redemption with respect to the Subsequent Loans or the effect to yield resulting from the Subsequent Loans.

      The ratings assigned to the Class A certificates will be based on, among other things, the financial strength rating of the securities insurer. Explanations of the significance of these ratings may be obtained from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, and Duff & Phelps Credit Rating Co., 17 State Street, New York, New York 10004. There is no assurance that any of these ratings will continue for any period of time or that these ratings will not be revised or withdrawn.

      The ratings on the offered certificates address the likelihood of the receipt by the holders of the offered certificates of all payments on the loans to which they are entitled. The ratings on the offered certificates also address the structural, legal and trust-related aspects of the offered certificates, including the nature of the loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk. The ratings on the offered certificates do not represent any assessment of the likelihood that principal prepayments of the loans will be made by borrowers or the degree to which the rate of the related prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the offered certificates do not address the possibility that holders of the offered certificates might suffer a lower than anticipated yield in the event of principal distributions on the offered certificates resulting from rapid prepayments of the loans, funds remaining in the Pre-Funding Account at the end of the Pre-Funding Period, the distribution of any Certificateholders' Interest Carry-Forward Amount, or the application of Excess Spread as described in this prospectus supplement.

      The depositor has not solicited ratings on the offered certificates with any rating agency other than the rating agencies. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by that rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by the rating agencies.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. If the ratings initially assigned to any of the offered certificates by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to those offered certificates.

                                GLOSSARY OF TERMS

      "ACCRUAL PERIOD" means with respect to any distribution date and:

            (1) with respect to the Class A certificates, the period from and including the immediately preceding distribution date, or, in the case of the first distribution date, from the closing date, through but excluding the related distribution date; and

            (2) with respect to the Class B certificates, the prior calendar month.

      "ALLOCATION PERCENTAGE" means with respect to any distribution date and:

            (1) with respect to Pool 1 Loans, the percentage expressed as a fraction,

                  (a) the numerator of which is the Overcollateralization Amount for the Class A-1 certificates for that distribution date; and

                  (b)  the   denominator  of  which  is  the  aggregate  of  the
            Overcollateralization Amount for the Class A-1 and Class A-2 certificates for that distribution date; and

            (2) with respect to Pool 2 Loans, the percentage equal to 100% minus the Allocation Percentage for the Pool 1 Loans.

For purposes of this definition, the Overcollateralization Amounts may not be less than zero.

      "AVAILABLE COLLECTION AMOUNT" means, with respect to each distribution date and each pool of loans, the sum of:

            (1) all amounts received on the loans in the related pool or paid by the master servicer, the servicer, the trustee or the transferor during the related Due Period with respect to these loans, exclusive of:

                  (a) amounts not  required to be  deposited  by the servicer in the Collection Account; and

                  (b) amounts  permitted  to be  withdrawn by the trustee or the servicer from the Collection Account;

            (2) the Purchase Price paid for any related loans required to be repurchased and the Substitution Adjustment to be deposited in the Collection Account in connection with any substitution of a loan, in each case before the related Determination Date; and

            (3) after the exercise of an optional termination by the holders of a majority of the percentage interest of the Class R certificates, the servicer or the securities insurer, the Termination Price allocable to the related loans.

      "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to each distribution date and pool of loans, the related Available Collection Amount deposited into the Distribution Account and remaining after providing for the distribution of all Trust Fees and Expenses for that distribution date allocated to that pool, to the extent not previously paid or taken into account in determining the related Available Collection Amount. The "Available Distribution Amount" will also include, on or prior to the distribution date in December 1999, the amount, if any, withdrawn from the Capitalized Interest Account that relates to the pool as described under "Description of the Certificates--Capitalized Interest Account" in this prospectus supplement.

      "CAPITALIZED INTEREST ACCOUNT" means a segregated trust account established and maintained for the benefit of the certificateholders. Funds in this account will be applied by the trustee if there are shortfalls in interest distributions to the offered certificates caused by the Pre-Funding Account.

      "CERTIFICATEHOLDERS' INTEREST CARRY-FORWARD AMOUNT" means, with respect to any distribution date and any class of certificates:

            (1) if on that distribution date the Pass-Through Rate for the related class of certificates is capped at the applicable Net Interest Rate, the excess, if any, of the amount of interest that would have accrued on that class of certificates for the immediately preceding distribution date if the Pass-Through Rate were not capped over the amount of interest that is due on that class of certificates for that distribution date at the capped interest rate, plus

            (2) any outstanding Certificateholders' Interest Carry-Forward Amount for that class remaining unpaid from prior distribution dates, together with interest at the applicable Pass-Through Rate for that class without giving effect to the applicable Net Interest Rate cap.

      "CERTIFICATEHOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any distribution date and any class of certificates, the sum of the Certificateholders' Monthly Interest Distribution Amount and the Certificateholders' Interest Shortfall Amount for that class on that distribution date.

      "CERTIFICATEHOLDERS' INTEREST SHORTFALL AMOUNT" means, with respect to any distribution date and any class of certificates, the excess, if any, of the Certificateholders' Monthly Interest Distribution Amount for that class for the preceding distribution date over the amount in respect of interest that is actually distributed to that class on the preceding distribution date.

      "CERTIFICATEHOLDERS' MONTHLY INTEREST DISTRIBUTION AMOUNT" means, with respect to any distribution date and any class of certificates, interest accrued for the related Accrual Period on that class at the applicable Pass-Through Rate on the principal balance of that class immediately preceding that distribution date, or, in the case of the first distribution date, on the closing date, after giving effect to all payments of principal to the holders of that class of certificates on or before the applicable preceding distribution date.

      "CERTIFICATEHOLDERS' PRINCIPAL DEFICIENCY AMOUNT" means,

            (1) with respect to any distribution date, other than as set forth in clause (2) below, the excess, if any, of:

                  (a) the aggregate  principal balance of all classes of Class A certificates as of the related distribution date, after giving effect to all distributions of principal on the Class A certificates on the related distribution date, but without giving effect to the application of any Insured Payment to be made on the related distribution date, over

                  (b) the aggregate principal balance of all the loans as of the end of the related Due Period and

            (2) with respect to the final distribution date of the certificates, the aggregate principal balance of all classes of Class A certificates, after giving effect to all distributions of principal on the Class A certificates on the final distribution date, but without giving effect to the application of any Insured Payment to be made on the final distribution date.

      "CLASS A CERTIFICATES" means any of the Class A-1 certificates and the Class A-2 certificates.

      "CLASS B PRINCIPAL DISTRIBUTION AMOUNT" means for each pool of loans and any distribution date, an amount equal to the related Overcollateralization Reduction Amount. If on any distribution date the aggregate of the Overcollateralization Reduction Amounts for both pools is greater than the current principal balance of the Class B certificates, the Class B Principal Distribution Amount will be distributable in an amount up to the current principal balance of the Class B certificates and from the related
Overcollateralization Reduction Amounts, pro rata, based on the Overcollateralization Reduction Amount for each pool.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COLLECTION ACCOUNT" means an account established and maintained for the benefit of the certificateholders into which the servicer is required to deposit certain amounts, including payments and collections on the loans.

      "COMPENSATING INTEREST" means an amount, up to the Master Servicer Fee, paid by the master servicer to cover interest shortfalls which results from a borrower's prepayment on a loan.

      "CPR" means the constant prepayment rate. This is the model used to measure prepayments of the loans in this prospectus supplement.

      "CUT-OFF DATE" means the close of business on September 1, 1999 with respect to the Initial Loans transferred to the trust on the closing date. With respect to the Subsequent Loans transferred to the trust after the closing date, the date specified in the applicable transfer agreement.

      "DEFAULTED LOANS" means loans to which an event of default has occurred under the related note or Mortgage.

      "DEFECTIVE LOAN" means a loan which has a material document deficiency or as to which the transferor has breached a representation or warranty with respect to the loan which materially and adversely affects the value of the loan.

      "DELETED LOAN" means a Defective Loan that is replaced by a Qualified Substitute Loan.

      "DETERMINATION DATE" means the 18th calendar day of each month or, if that day is not a business day, then the preceding business day.

      "DISTRIBUTION ACCOUNT" means an account established and maintained for the benefit of the certificateholders from which the trustee will make distributions to the certificateholders.

      "DUE FOR PAYMENT" means with respect to:

            (1) an Insured Amount, the distribution date on which Insured Amounts are due or,

            (2) an Insured Payment which is a Preference Amount, the business day on which the documentation required by the securities insurer has been received by the securities insurer.

      "DUE PERIOD" means a period commencing on the 2nd day of the calendar month preceding the month in which the related distribution date occurs and ending on the 1st day of the month in which the related distribution date occurs.

      "EXCESS SPREAD" means, with respect to any distribution date and each pool of loans, the excess, if any, of:

            (1) the related Available Distribution Amount, over

            (2) the sum of the related Regular Distribution Amount and the related pool's allocation of the Certificateholders' Interest Distribution Amount for the Class B certificates.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FREMONT" means Fremont Investment & Loan, a thrift and loan organized as a California industrial loan company.

      "GROSS MARGIN" means the number of basis points stated in the mortgage note that will be added to Six-Month LIBOR when determining the loan interest rate.

      "GUARANTY INSURANCE PREMIUM" means the monthly amount payable to the securities insurer under the Guaranty Policy.

      "GUARANTY POLICY" means the guaranty policy issued by the securities insurer, guaranteeing the timely payment of interest and ultimate payment of principal on the certificates.

      "HOME LOAN PURCHASE AGREEMENT" means the agreement between the depositor and the transferor. The loans will be conveyed by the transferor to the depositor under this agreement.

      "INITIAL LOANS" means any of the Initial Pool 1 Loans or Initial Pool 2 Loans.

      "INITIAL POOL 1 ACCELERATION" means an amount equal to the Maximum Collateral Amount for the Pool 1 Loans multiplied by 2.3%.

      "INITIAL POOL 1 LOANS" means the loans conveyed to the trust on the Closing Date and made part of the Pool 1 Loans.

      "INITIAL POOL 2 LOANS" means the loans conveyed to the trust on the Closing Date and made part of the Pool 2 Loans.

      "INSURANCE AGREEMENT" means the Insurance and Indemnity Agreement among the security insurer, the depositor, the transferor and the trustee.

      "INSURANCE PROCEEDS" means, with respect to any distribution date, the proceeds paid to the servicer by any insurer under any insurance policy covering a loan, mortgaged property or REO property or any other insurance policy that relates to a loan, net of any expenses which are incurred by the servicer in connection with the collection of those proceeds and not otherwise reimbursed to the servicer. Insurance Proceeds do not include Insured Payments or the proceeds of any insurance policy that are to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the accepted servicing procedures.

      "INSURED AMOUNTS" means, for any distribution date and for any class of Class A certificates, the sum of:

            (1) any insufficiency resulting from:

                  (a) the sum of the Available Distribution Amount for the related pool and the excess, if any, of the Available Distribution Amount for the other pool over the Certificateholders' Interest Distribution Amount for the other class of Class A certificates for that distribution date, being less than

                  (b) the  Certificateholders'  Interest Distribution Amount for
            that class of Class A certificates, less any shortfalls incurred by the imposition of the Soldiers' and Sailors' Relief of 1940, as amended, and

            (2) any Certificateholders' Principal Deficiency Amount.

      "INSURED PAYMENTS" means, for any class of Class A certificates, the aggregate amount actually paid by the securities insurer to the trustee in respect of:

            (1) Insured Amounts for a distribution date for that class of certificates and

            (2) Preference Amounts for any given business day for that class of certificates.

If on a distribution date one class of Class A certificates has an Overcollateralization Deficit and the other class of Class A certificates does not, after giving effect to all distributions on that distribution date other than any Insured Payment, then any principal portion of any Insured Payment for that distribution date will be distributable to the class of Class A certificates having the Overcollateralization Deficit. If both classes of Class A certificates have an Overcollateralization Deficit, after giving effect to all payments on that distribution date other than any Insured Payments, then any principal portion of any Insured Payment for that distribution date will be distributable to each class of Class A certificates to the extent of the amount necessary to eliminate the Overcollateralization Deficit for that class.

      "INTEREST REDUCTION AMOUNT" means, for any distribution date with respect to any pool, the amount equal to the sum of the Servicing Fee, the Master Servicing Fee and the Trustee Fee on the loans in that pool for the related Due Period and the Guaranty Insurance Premium payable with respect to that pool for that distribution date.

      "LIBOR DETERMINATION DATE" means, for each Accrual Period, the second business day preceding the first day of that Accrual Period.

      "LIFETIME CAP" means the maximum loan rate that may be charged for a loan.

      "LIFETIME FLOOR" means the minimum loan rate that may be charged for a loan.

      "LIQUIDATED LOAN" means any loan with a monthly payment more than 30 days past due and which the servicer has determined that all recoverable Net Liquidation Proceeds and Insurance Proceeds have been received. A loan will be deemed to be a Liquidated Loan on the earliest to occur of:

            (1) the liquidation of the related mortgaged property acquired through foreclosure or similar proceedings or

            (2) the  servicer's  determination  in accordance  with the accepted servicing procedures that there is not a reasonable likelihood of an economically significant recovery from the borrower or the related mortgaged property in excess of the costs and expenses in obtaining that recovery and in relation to the expected timing of that recovery.

      "LOAN CLASS" means the risk category assigned to each loan pursuant to the underwriting standards of Fremont.

      "LOAN-TO-VALUE RATIO" means the ratio, expressed as a percentage of:

                  (a) the principal balance of the loan at origination, over

                  (b) the lesser of the sales  price or the  appraisal  value of the related mortgaged property at origination, or in the case of a refinanced or modified loan, either the appraised value determined at origination or, if applicable, at the time of the refinancing or modification.

      "MASTER SERVICER COMPENSATION" means the aggregate of:

            (1) the investment earnings of funds in the Collection Account and Distribution Account,

            (2) late payment charges and prepayment penalties collected on the loans and

            (3) the Master Servicer Fee, less the Servicing Fee required to be paid from the Master Servicer Fee.

      "MASTER SERVICER FEE" means the monthly fee payable to the master servicer with respect to each loan equal to one-twelfth of 0.50% multiplied by the unpaid principal of the loan as of the first day of the immediately preceding Due Period, or as of the Cut-Off Date with respect to the first Due Period. All or a portion of the Master Servicer Fee will be used to pay the Servicing Fee.

      "MAXIMUM COLLATERAL AMOUNT" means, with respect to any pool of loans, the sum of:

            (1) the principal balance of the Initial Loans in that pool as of the Cut-Off Date and

            (2) the principal balance of the Subsequent Loans in that pool as of the applicable Cut-Off Date.

      "MONTHLY ADVANCE" means an advance required to be made by the master servicer of delinquent interest and principal on a loan, net of the Servicing Fee and Master Servicer Fee.

      "MORTGAGE" means, with respect to any loan, the mortgage, deed of trust or other similar security interest.

      "NET INTEREST RATE" means,

            (1)  for  any   distribution   date  and  each   class  of  Class  A
certificates, the annualized percentage, expressed on an actual/360 basis, derived from the fraction,

                  (a) the  numerator  of which is the  aggregate  amount  of all interest due on the loans in both pools during the related Due Period, minus the Certificateholders' Interest Distribution Amount for the Class B certificates for that distribution date and minus the aggregate Interest Reduction Amount for both pools, and

                  (b) the denominator of which is the aggregate principal balance of the Class A-1 and Class A-2 certificates immediately prior to the related distribution date; and

            (2) for any distribution date and the Class B certificates, the annualized percentage, expressed on a 30/360 basis, derived from the fraction,

                  (a) the  numerator  of which is the  aggregate  amount  of all interest due on the loans in both pools during the related Due Period, minus the aggregate Interest Reduction Amount for both pools, and

                  (b) the denominator of which is the aggregate principal balance of the loans in both pools as of the first day of the related Due Period.

            On or after the distribution date occurring in April 2000, the Net Interest Rate for the Class A-1 and Class A-2 certificates will be decreased by an amount equal to 0.50% per annum.

      "NET LIQUIDATION PROCEEDS" means, with respect to any distribution date:

            (1) any cash amounts received from Liquidated Loans, whether through trustee's sale, foreclosure sale, disposition of mortgaged properties or otherwise, other than Insurance Proceeds and Released Mortgaged Property Proceeds, and

            (2)  any  other  cash  amounts   received  in  connection  with  the
management of the mortgaged properties from defaulted loans.

The amounts set forth in clauses (1) and (2) will be net of:

                  (a) any reimbursements to the servicer, the master servicer or the trustee, as applicable, made from those amounts for any unreimbursed Servicing Compensation, Master Servicer Compensation, Servicing Advances and Monthly Advances, as applicable, and

                  (b) any other fees and expenses  paid in  connection  with the foreclosure, conservation and liquidation of the related Liquidated Loans or mortgaged properties.

      "NONPAYMENT" means, with respect to any distribution date, an Insured Amount owing in respect of that distribution date that has not been paid.

      "NOTICE" means the notice sent in writing by telecopy, in the form acceptable to the securities insurer, from the trustee specifying the Insured Amount which is due and owing on the applicable distribution date. The original of this notice must subsequently be delivered by registered or certified mail.

      "ONE-MONTH LIBOR" means the London interbank offered rate for one-month United States dollar deposits.

      "OPTIONAL TERMINATION DATE" means the first distribution date on or after any distribution date on which the outstanding aggregate principal balance of the loans declines to 10% or less of the aggregate of the principal balance of the Initial Loans and the Subsequent Loans for both pools, as of the applicable Cut-Off Date.

      "ORIGINAL AGGREGATE PRE-FUNDING AMOUNT" means an amount equal to the sum of (i) the Original Pool 1 Pre-Funding Amount and (ii) the Original Pool 2 Pre-Funding Amount.

      "ORIGINAL POOL 1 PRE-FUNDING AMOUNT" means an amount equal to $81,033,795, subject to a variance of plus or minus 5%. This amount will be deposited into the Pre-Funding Account on the Closing Date and will be used by the trustee to acquire Subsequent Pool 1 Loans during the Pre-Funding Period.

      "ORIGINAL POOL 2 PRE-FUNDING AMOUNT" means an amount equal to $40,074,193, subject to a variance of plus or minus 5%. This amount will be deposited into the Pre-Funding Account on the Closing Date and will be used by the trustee to acquire Subsequent Pool 2 Loans during the Pre-Funding Period.

      "ORIGINAL PRE-FUNDING AMOUNT" means either the Original Pool 1 Pre-Funding Amount or the Original Pool 2 Pre-Funding Amount, as applicable.

      "OVERCOLLATERALIZATION AMOUNT" means with respect to any distribution date and any class of Class A certificates, the amount equal to the excess, if any, of:

            (1) the sum of the principal balance of the related pool of loans as of the end of the preceding Due Period and the Pre-Funding Amount for the related pool of loans of the end of the preceding Due Period, over

            (2) the principal balance of that class of Class A certificates.

      "OVERCOLLATERALIZATION CALCULATION AMOUNT" means, with respect to any distribution date, an amount equal to the greatest of:

            (a) (1) with respect to any distribution date occurring prior to the Stepdown Date, an amount equal to 5.15% of the aggregate of the Maximum Collateral Amounts for both pools; and

                  (2) with respect to any other distribution date occurring on or after the Stepdown Date, an amount equal to 10.30% of the aggregate principal balance of the loans in both pools as of the end of the related Due Period;

            (b) 0.50% of the aggregate of the Maximum Collateral Amounts;

            (c) an amount equal to the product of:

                  (I)   2 and

                  (II)  an amount equal to the difference between:

                        (A) 50% of the principal balance of the loans in both pools that are more than 90 days delinquent; and

                        (B) 4 multiplied by the aggregate of the Excess Spread for both pools for that distribution date; and

            (d) an amount equal to the aggregate principal balance then outstanding of the three largest loans included in any pool of loans.

However, with respect to any distribution date, the Overcollateralization Calculation Amount will not exceed the principal balance of both classes of
Class   A    certificates.    The    securities    insurer    may
reduce the Overcollateralization Calculation Amount for any class of Class A certificates, at any time. However, the securities insurer may only reduce the Overcollateralization Calculation Amount if the reduction will not cause a downgrade, withdrawal or qualification by the rating agencies of the then current ratings on the Class A certificates.

      "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" means, with respect to any distribution date and any class of Class A certificates, the excess, if any, of the related Overcollateralization Target Amount over the related Overcollateralization Amount.

      "OVERCOLLATERALIZATION DEFICIT" means, with respect to any distribution date and any class of Class A certificates, the amount, if any, by which:

            (1) the principal balance of that class of Class A certificates, after taking into account all distributions to be made on the distribution date but without regard to the application of any related Insured Payment or Excess Spread on the distribution date, exceeds

            (2) the sum of:

                  (a) the  aggregate  principal  balance of the related  pool of loans as of the close of business on the last day of the related Due Period and

                  (b) the Pre-Funding  Amount as of that  distribution  date for the related pool.

      "OVERCOLLATERALIZATION REDUCTION AMOUNT" means, with respect to any distribution date that occurs on or after the Stepdown Date and each pool, the lesser of:

            (1) the excess, if any, of:

                  (a) the related Overcollateralization Amount, assuming principal payments distributed to that class on that distribution date are equal to the related Regular Principal Distribution Amount, without regard to this Overcollateralization Reduction Amount, over

                  (b) the related Overcollateralization Target Amount and

            (2) the related Regular Principal Distribution Amount, as determined without the deduction of this Overcollateralization Reduction Amount from that amount, on that distribution date.

      Prior to the occurrence of the Stepdown Date, the Overcollateralization Reduction Amount will be zero.

      "OVERCOLLATERALIZATION   TARGET  AMOUNT"   means,   with  respect  to  any
distribution date and:

            (1) with respect to the Class A-1  certificates,  an amount equal to
the   Overcollateralization   Calculation   Amount  multiplied  by  the  Pool  1
Percentage, and

            (2) with respect to the Class A-2  certificates,  an amount equal to
the   Overcollateralization   Calculation   Amount  multiplied  by  the  Pool  2
Percentage.

      "PASS-THROUGH RATE" means,

            (1) with respect to the Class A-1 certificates, a per annum rate equal to the lesser of:

                  (a) One-Month  LIBOR plus 0.355%,  or from and after the first day of the Accrual Period in which the Optional Termination Date occurs, One-Month LIBOR plus 0.710% and

                  (b) the Net Interest Rate for the Class A certificates;

            (2) with respect to the Class A-2 certificates, a per annum rate equal to the lesser of:

                  (a) One-Month  LIBOR plus 0.395%,  or from and after the first day of the Accrual Period in which the Optional Termination Date occurs, One-Month LIBOR plus 0.790% and

                  (b) the Net Interest Rate for the Class A certificates; and

            (3) with respect to the Class B certificates, a per annum rate equal to the lesser of:

                  (a) 9.250%, or from and after the first day of the Accrual Period in which the Optional Termination Date occurs, 9.750%, and

                  (b) the Net Interest Rate for the Class B certificates.

      "PERIODIC RATE CAP" means the maximum loan interest rate that may be charged on a loan on a particular date.

      "PLANS" means retirement plans and other employee benefit plans or arrangements subject to Title I of ERISA and Section 4975 of the Code.

      "POOL 1 LOANS" means the pool of loans conveyed to the trust that back the Class A-1 certificates. Pool 1 Loans include the Subsequent Pool 1 Loans.

      "POOL 1 PERCENTAGE" means,

            (1) with respect to any distribution date prior to the Stepdown Date, the percentage expressed as a fraction,

                  (a) the numerator of which is equal to the sum of:

                        (I) the aggregate unpaid principal balance of the Initial Pool 1 Loans as of the Cut-Off Date and

                        (II)  the Original Pool 1 Pre-Funding Amount; and

                  (b) the denominator of which is equal to the sum of:

                        (I) the aggregate unpaid principal balances of the Initial Pool 1 Loans and the Initial Pool 2 Loans as of the Cut-Off Date and

                        (II)  the Original Aggregate Pre-Funding Amount; and

            (2) with respect to any distribution date on or after the Stepdown Date, the percentage expressed as a fraction,

                  (a) the numerator of which is the aggregate  unpaid  principal balance of the Pool 1 Loans as of the last day of the related Due Period and

                  (b) the denominator of which is the aggregate unpaid principal balances of the Pool 1 Loans and the Pool 2 Loans as of the last day of the related Due Period.

      "POOL 1 PRE-FUNDING AMOUNT" means, with respect to any date of determination, the portion of the Original Pool 1 Pre-Funding Amount that remains on deposit in the Pre-Funding Account, net of investment earnings on that amount. During the Pre-Funding Period, the Pool 1 Pre-Funding Amount will be reduced by the amount of funds from the Pre-Funding Account used by the trust to purchase Subsequent Pool 1 Loans.

      "POOL 1 PRE-FUNDING PERCENTAGE" means, 97.15% with respect to the Class A-1 certificates and 2.85% with respect to the Class B certificates.

      "POOL 2 LOANS" means the pool of loans conveyed to the trust that back the Class A-2 certificates. Pool 2 Loans include Subsequent Pool 2 Loans.

      "POOL 2 PERCENTAGE" means,

            (1) with respect to any distribution date prior to the Stepdown Date, the percentage expressed as a fraction,

                  (a) the numerator of which is equal to the sum of:

                        (I) the principal balance of the Initial Pool 2 Loans as of the Cut-Off Date and

                        (II)  the Original Pool 2 Pre-Funding Amount; and

                  (b) the denominator of which is equal to the sum of:

                        (I) the aggregate of the principal balances of the Initial Pool 1 Loans and the Initial Pool 2 Loans as of the Cut-Off Date and

                        (II)  the Original Aggregate Pre-Funding Amount; and

            (2) with respect to any distribution date on or after the Stepdown Date, the percentage expressed as a fraction,

                  (a) the  numerator  of which is the  principal  balance of the
            Pool 2 Loans as of the last day of the related Due Period and

                  (b) the denominator of which is the aggregate of the principal balances of the Pool 1 Loans and the Pool 2 Loans as of the last day of the related Due Period.

      "POOL 2 PRE-FUNDING AMOUNT" means, with respect to any date of determination, the portion of the Original Pool 2 Pre-Funding Amount that remains on deposit in the Pre-Funding Account, net of investment earnings on that amount. During the Pre-Funding Period, the Pool 2 Pre-Funding Amount will be reduced by the amount of funds from the Pre-Funding Account used by the trust to purchase Subsequent Pool 2 Loans.

      "POOL 2 PRE-FUNDING PERCENTAGE" means, 97.15% with respect to the Class A-2 certificates and 2.85% with respect to the Class B certificates.

      "POOLING AND MASTER SERVICING AGREEMENT" means the Pooling and Master Servicing Agreement by and among the master servicer, the transferor, the depositor and the trustee.

      "PRE-FUNDING ACCOUNT" means a segregated trust account established and maintained for the benefit of the certificateholders. The Original Aggregate Pre-Funding Amount will be deposited into the Pre-Funding Account on the Closing Date. Funds on deposit in this account will be used by the trustee to acquire Subsequent Loans for the trust during the Pre-Funding Period.

      "PRE-FUNDING AMOUNT" means any of the Pool 1 Pre-Funding Amount or the Pool 2 Pre-Funding Amount, as applicable.

      "PRE-FUNDING PERIOD" means, with respect to any pool of loans, the period commencing on the closing date and ending on the earlier to occur of:

            (1) the date on which the Pre-Funding Amount for that pool, net of any investment earnings on that amount, is less than $50,000 and

            (2) December 23, 1999.

      "PREFERENCE AMOUNT" means any distribution of principal or interest on a Class A certificate which:

            (1) has become Due for Payment, and

            (2) is made to a holder of a Class A certificate  by or on behalf of the trustee which has been deemed a preferential transfer and was previously recovered from the holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

      "PURCHASE PRICE" means the amount required to be paid for any Defective Loans which must be repurchased by the transferor. This amount is equal to:

                  (a) the principal balance of the Defective Loan as of the date of repurchase, plus

                  (b) all accrued and unpaid interest on the Defective Loan from the date to which interest was last paid up to but not including the date of repurchase computed at the applicable loan interest rate, plus

                  (c) the  amount of any  unreimbursed  Servicing  Advances  and
            Monthly Advances made by the servicer, the master servicer and the trustee, respectively, with respect to the Defective Loan.

      "QUALIFIED SUBSTITUTE LOAN" means a loan that:

            (1) has an interest rate which differs from the loan interest rate for the Defective Loan which it replaces by no more than two percentage points in excess of the related loan interest rate and no lower than the interest rate of the Deleted Loan, and pays interest in the same manner as the Deleted Loan, i.e., adjustable-rate or fixed rate,

            (2) matures not more than one year later than, and not more than one year earlier than, the Maturity Date of the Deleted Loan, and in any case prior to January 1, 2030,

            (3) has a principal balance, after application of all payments received on or before the date of this substitution, equal to or less than the principal balance of the Deleted Loan as of that date,

            (4) has a lien priority no lower than the Deleted Loan,

            (5) complies as of the date of substitution with each representation and warranty set forth in the Pooling and Master Servicing Agreement with respect to the loans and is not more than 89 days delinquent as of the date of substitution for the Deleted Loan,

            (6) has a borrower with a debt-to-income ratio no higher than the debt-to-income ratio of the borrower with respect to the Deleted Loan, and

            (7) is otherwise acceptable to the securities insurer provided that with respect to a substitution of multiple loans, items (1), (2) and (3) above may be considered on an aggregate or weighted average basis.

      "REGULAR DISTRIBUTION AMOUNT" means, with respect to any distribution date and any class of Class A certificates, the lesser of:

            (1) the Available Distribution Amount for the related pool and

            (2) the sum of:

                  (a) the related Certificateholders' Interest Distribution Amount and

                  (b) the lesser of the related Regular  Principal  Distribution
            Amount  and  the  principal   balance  of  that  class  of  Class  A
            certificates immediately before the distribution date.

      "REGULAR PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date and any pool of loans, an amount equal to the sum of:

            (1) each scheduled distribution of principal collected by the servicer or advanced by the master servicer or the trustee in the related Due Period with respect to that pool,

            (2) all full and partial principal prepayments received by the servicer during the related Due Period with respect to that pool,

            (3) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period with respect to that pool,

            (4) the principal portion of the Purchase Price of any repurchased loan in that pool received before the related Determination Date,

            (5) the principal portion of any Substitution Adjustments deposited in the Collection Account as of the related Determination Date with respect to that pool, and

            (6) on the distribution date on which the optional termination of the certificates is to occur, the Termination Price received by the servicer allocable to principal of the loans in that pool.

If the distribution date occurs on or after the Stepdown Date, then the related Regular Principal Distribution Amount may be reduced, but not less than zero, by the related Overcollateralization Reduction Amount, if any, for that distribution date.

      "RELEASED MORTGAGED PROPERTY PROCEEDS" means, with respect to any loan, the proceeds received by the servicer in connection with:

            (1) a taking of an entire mortgaged property by exercise of the power of eminent domain or condemnation or

            (2) any release of part of the mortgaged property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, if the proceeds are not released to the borrower in accordance with applicable law, accepted servicing procedures and the Pooling and Master Servicing Agreement.

      "RESERVE ACCOUNT" means the segregated trust account established and maintained for the benefit of the certificateholders and the securities insurer. Portions of Excess Spread on each distribution date will be deposited into the Reserve Account as described in clause (b)(9)(A) under "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

      "RESERVE ACCOUNT REQUIREMENT" means for any distribution date, an amount equal to 2.3% of the Maximum Collateral Amount for the Pool 1 Loans less all amounts distributed to the Class A-1 certificates in clause (a)(6) and (a)(8) under "Description of the Certificates--Priority of Distributions" in this prospectus supplement. The Reserve Account Requirement may not be less than zero.

      "SECURITIES  INSURER DEFAULT" means a continuing failure by the securities
insurer  to  make  a  required   payment  under  the  Guaranty  Policy  or  some
bankruptcy-related events have occurred with respect to the securities insurer.

      "SECURITIES INSURER REIMBURSEMENT AMOUNT" means an amount equal to any unreimbursed Insured Payments in respect of the certificates not previously reimbursed and any other amounts owed to the securities insurer under the Insurance Agreement, including legal fees and other expenses incurred by the securities insurer, together with interest on the unpaid amounts at the rate specified in the Insurance Agreement.

      "SERVICING ADVANCES" means the reasonable and customary expense advances with respect to the loans required to be made by the servicer in accordance with accepted servicing procedures.

      "SERVICING AGREEMENT" means the servicing agreement between the master servicer and the servicer.

      "SERVICING COMPENSATION" means for any distribution date, the Servicing Fee and the additional servicing compensation payable to the servicer in the form of assumption, modification and other administrative fees, insufficient funds charges, and certain other servicing-related penalties and fees, excluding prepayment penalties.

      "SERVICING FEE" means, for any distribution date and for each loan, the monthly fee payable to the Servicer equal to an amount up to, and payable from, the Master Servicer Fee.

      "SIX-MONTH LIBOR" means the London interbank offered rate for six-month United States dollar deposits.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "STATISTICAL CALCULATION DATE" means August 25, 1999.

      "STATISTICAL POOL PRINCIPAL BALANCE" means,

            (1) with respect to the Initial Pool 1 Loans, $250,394,077 and

            (2) with respect to the Initial Pool 2 Loans, $115,584,286.

      "STEPDOWN DATE" means the first distribution date occurring on the later of:

            (1) April 25, 2002; or

            (2) the distribution date on which the aggregate principal balance of the loans in both pools as of the end of the related Due Period has been reduced to 50% of the aggregate of the Maximum Collateral Amounts for both pools.

      "SUBSEQUENT LOANS" means the Subsequent Pool 1 Loans or Subsequent Pool 2 Loans, as applicable.

      "SUBSEQUENT POOL 1 LOANS" means the additional loans that the trust may acquire with the Pool 1 Pre-Funding Amount on deposit in the Pre-Funding Account during the Pre-Funding Period. The trustee may acquire Subsequent Pool 1 Loans having an aggregate unpaid principal balance up to the Original Pool 1 Pre-Funding Amount.

      "SUBSEQUENT POOL 2 LOANS" means the additional loans that the trust may acquire with the Pool 2 Pre-Funding Amount on deposit in the Pre-Funding Account during the Pre-Funding Period. The trustee may acquire Subsequent Pool 2 Loans having an aggregate unpaid principal balance up to the Original Pool 2 Pre-Funding Amount.

      "SUBSTITUTION ADJUSTMENT" means, in connection with the substitution of a Qualified Substitute Loan for a Defective Loan, an amount equal to the shortfall caused by the substitute loan having an unpaid principal balance that is less than the Defective Loan plus all accrued and unpaid interest on, and any unreimbursed Servicing Advances for, the Defective Loan.

      "TERMINATION PRICE" means, with respect to any distribution date, an amount equal to the greater of:

            (1) the sum of:

                  (a) the principal balance for each class of offered certificates outstanding and all accrued and unpaid interest on those balances for each class at the applicable Pass-Through Rate and all unpaid Certificateholders' Interest Carry-Forward Amounts for each class of offered certificates through the last day of the Accrual Period relating to that distribution date. For purposes of determining accrued interest in this clause (a), the Pass-Through Rate will be determined without giving effect to the Net Interest Rate cap;

                  (b) the  aggregate  amount  of  unreimbursed  realized  losses allocated to the Class B certificates as a reduction of their principal balance, together with interest on those amounts at the Pass-Through Rate for the Class B certificates. For purposes of determining accrued interest in this clause (a), the Pass-Through Rate will be determined without giving effect to the Net Interest Rate cap;

                  (c) any Trust Fees and Expenses due and unpaid on the distribution date;

                  (d) any unreimbursed Servicing Advances and unreimbursed Monthly Advances including advances deemed to be nonrecoverable; and

                  (e) any unpaid Securities Insurer Reimbursement Amount; and

            (2) the sum of:

                  (a) the principal balance of each loan in both pools as of the close of business on the first day of the month of that distribution date;

                  (b) all unpaid  interest  accrued on the principal  balance of each loan at the related loan interest rate to the close of business on the first day of the month of that distribution date;

                  (c) the  aggregate  fair  market  value  of  each  foreclosure property on the close of business on the first day of the month of that distribution date. The fair market value must be determined by an independent appraiser acceptable to the trustee as of a date not more than 30 days before this date; and

                  (d) any unpaid Securities Insurer Reimbursement Amount.

      "TRANSFER AND SERVICING AGREEMENTS" means the Pooling and Master Servicing Agreement, the Servicing Agreement, and the Home Loan Purchase Agreement.

      "TRUST FEES AND EXPENSES" consists of the following:

            (1) the Servicing Compensation,

            (2) the Master Servicer Compensation,

            (3) the Trustee Fee and reimbursement of certain expenses, and

            (4) the Guaranty Insurance Premium.

      "TRUSTEE FEE" means, for any distribution date, the fee payable to the trustee on each loan, which is an amount equal to one-twelfth of the Trustee Fee Rate on the unpaid principal balance of the loan as of the first day of the immediately preceding related Due Period, or as of the Cut-Off Date, with respect to the first Due Period.

      "TRUSTEE FEE RATE" means 0.0075% per annum.

      "TRUSTEE LOAN FILE" means for each loan:

            (1) the related note endorsed in blank or to the order of the trustee or in blank without recourse;

            (2) any assumption and modification agreements;

            (3) the Mortgage, with evidence of recording indicated on the Mortgage, except for any Mortgage not returned from the public recording office;

            (4) an assignment of the Mortgage, if any, in the name of the trustee in recordable form;

            (5) a title insurance policy, or, if the policy has not been issued, a written commitment or interim binder or preliminary report of title issued; and

            (6) any intervening assignments of the Mortgage.

      "U.S. PERSON" means an entity meeting the following characteristics:

            (1) a citizen or resident of the United States,

            (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

            (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

            (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

================================================================================

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                              --------------------
                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----

Important Notice About Information Presented in this Prospectus
    Supplement and the Prospectus............................................S-2
Summary......................................................................S-5
Risk Factors................................................................S-16
Forward-Looking Statements..................................................S-25
Defined Terms...............................................................S-25
The Pools...................................................................S-25
Fremont Investment & Loan...................................................S-48
Master Servicer.............................................................S-48
Servicer....................................................................S-50
Underwriting Criteria.......................................................S-54
Prepayment and Yield Considerations.........................................S-59
Description of the Certificates.............................................S-75
Description of Credit Enhancement...........................................S-85
Description of the Transfer and Servicing Agreements........................S-91
Federal Income Tax Consequences............................................S-106
ERISA Considerations.......................................................S-109
Legal Investment...........................................................S-111
Use of Proceeds............................................................S-112
Underwriting...............................................................S-112
Experts....................................................................S-114
Legal Matters..............................................................S-114
Ratings....................................................................S-114
Glossary of Terms..........................................................S-116


                                   PROSPECTUS

Prospectus Supplement or Current Report on Form 8-K............................3
Summary of Terms...............................................................6
Risk Factors..................................................................16
The Trust Funds...............................................................26
Use of Proceeds...............................................................40
Yield Considerations..........................................................40
Maturity and Prepayment Considerations........................................42
The Depositor.................................................................45
Residential Loans.............................................................45
Description of the Securities.................................................47
Description of Primary Insurance Coverage.....................................79
Description of Credit Support.................................................84
Certain Legal Aspects of Residential Loans....................................91
Federal Income Tax Consequences..............................................114
State and Other Tax Consequences.............................................156
ERISA Considerations.........................................................156
Legal Investment.............................................................161
Plans of Distribution........................................................163
Incorporation of Certain Information by Reference............................165
Legal Matters................................................................166
Financial Information........................................................166
Rating.......................................................................166
Glossary of Terms............................................................168



DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL DECEMBER 19, 1999.
================================================================================

================================================================================


                           $500,257,334 (APPROXIMATE)



                                 [FREMONT LOGO]




                                 HOME LOAN ASSET
                               BACKED CERTIFICATES
                                  SERIES 1999-3

                                     FREMONT
                                    HOME LOAN
                                  TRUST 1999-3
                                     Issuer

                              PAINEWEBBER MORTGAGE
                            ACCEPTANCE CORPORATION IV
                                    Depositor

                            FREMONT INVESTMENT & LOAN
                         Transferor and Master Servicer

                          COUNTRYWIDE HOME LOANS, INC.
                                    Servicer


                                  [AMBAC LOGO]


                                 ---------------

                              PROSPECTUS SUPPLEMENT

                                 ---------------


                            PAINEWEBBER INCORPORATED

                           CREDIT SUISSE FIRST BOSTON

                        FIRST UNION CAPITAL MARKETS CORP.

                         BANC ONE CAPITAL MARKETS, INC.

                              CHASE SECURITIES INC.

                            DEUTSCHE BANC ALEX. BROWN

                               SEPTEMBER 20, 1999

================================================================================

PROSPECTUS
AUGUST 20, 1999
                PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
                                    Depositor

                            ASSET-BACKED CERTIFICATES

                               ASSET-BACKED NOTES
                              (Issuable in Series)

   PaineWebber Mortgage Acceptance Corporation IV from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

   For each series we will  establish a trust fund  consisting  primarily of

   o a segregated pool of various types of single-family and multifamily residential mortgage loans, home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

   o pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

   The certificates of a series will evidence beneficial ownership interests in the trust fund. The notes of a series will evidence indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.



    YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 16 IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

    The securities will not represent obligations of PaineWebber Mortgage Acceptance Corporation IV or any of its affiliates. No governmental agency will insure the certificates or the collateral securing the securities.

    You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

   THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



   No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.



                            PAINEWEBBER INCORPORATED

   We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Plans of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

                           ---------------------------

   This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----

Important Notice about Information Presented in this Prospectus and
   Each Accompanying Prospectus Supplement.............................5
Summary of Terms.......................................................6
Risk Factors..........................................................16
   Limited Liquidity of Securities May Adversely Affect
      Market Value of Securities......................................16
   Assets of Trust Fund Are Limited...................................16
   Credit Enhancement Is Limited in Amount and Coverage...............16
   Yield Is Sensitive to Rate of Principal Prepayment.................17
   Borrower May Be Unable to Make Balloon Payment.....................17
   Nature of Mortgages Could Adversely Affect Value of Properties.....18
   Violations of Environmental Laws May Reduce Recoveries on
      Properties......................................................20
   Violations of Federal Laws May Adversely Affect Ability to
      Collect on Loans................................................20
   Rating of the Securities Are Limited and May be Withdrawn or
      Lowered.........................................................21
   Adverse Conditions in the Residential Real Estate Markets May
      Result in a Decline in Property Values..........................23
   Book-Entry System for Certain Classes May Decrease Liquidity and
      Delay Payment...................................................23
   Unsecured Home Improvement Contracts May Experience Relatively
      Higher Losses...................................................24
   Mortgage Loans Underwritten as Non-Conforming Credits May
      Experience Relatively Higher Losses.............................24
   Assets of the Trust Fund May Include Delinquent and
      Sub-Performing Residential Loans................................25
   Changes in the Market Value of Properties May Adversely Affect
      Payments on the Securities......................................25
   Year 2000 Non-Compliance May Adversely Affect Payments on the
      Securities......................................................25
The Trust Funds.......................................................26
   Residential Loans..................................................26
   Agency Securities..................................................33
   Stripped Agency Securities.........................................37
   Additional Information Concerning the Trust Funds..................38
Use of Proceeds.......................................................40
Yield Considerations..................................................40
Maturity and Prepayment Considerations................................42
The Depositor.........................................................45
Residential Loans.....................................................45
   Underwriting Standards.............................................45
   Representations by Unaffiliated Sellers; Repurchases...............45
   Sub-Servicing......................................................47
Description of the Securities.........................................47
   General............................................................47
   Assignment of Assets of the Trust Fund.............................49
   Deposits to the Trust Account......................................52
   Pre-Funding Account................................................52
   Payments on Residential Loans......................................52
   Payments on Agency Securities......................................53
   Distributions......................................................54
   Principal and Interest on the Securities...........................55
   Available Distribution Amount......................................57
   Subordination......................................................57
   Advances...........................................................60
   Statements to Holders of Securities................................60
   Book-Entry Registration of Securities..............................62
   Collection and Other Servicing Procedures..........................65
   Realization on Defaulted Residential Loans.........................66
   Retained Interest, Administration Compensation and Payment of
      Expenses........................................................67
   Evidence as to Compliance..........................................68
   Certain Matters Regarding the Master Servicer, the Depositor and
      the Trustee.....................................................69
   Deficiency Events..................................................72
   Events of Default..................................................73
   Amendment..........................................................77
   Termination........................................................78
   Voting Rights......................................................79
Description of Primary Insurance Coverage.............................79
   Primary Credit Insurance Policies..................................79
   FHA Insurance and VA Guarantees....................................80
   Primary Hazard Insurance Policies..................................82
Description of Credit Support.........................................84
   Pool Insurance Policies............................................85
   Special Hazard Insurance Policies..................................87
   Bankruptcy Bonds...................................................90
   Reserve Funds......................................................90
   Cross-Support Provisions...........................................90
   Letter of Credit...................................................91
   Insurance Policies and Surety Bonds................................91
   Excess Spread......................................................91
   Overcollateralization..............................................91
Certain Legal Aspects of Residential Loans............................91
   General............................................................92
   Mortgage Loans.....................................................92
   Cooperative Loans..................................................93
   Tax Aspects of Cooperative Ownership...............................94
   Manufactured Housing Contracts Other Than Land Contracts...........95
   Foreclosure on Mortgages...........................................97
   Foreclosure on Cooperative Shares.................................100

   Repossession with respect to Manufactured Housing Contracts that are not Land Contracts.........................................101
   Rights of Redemption  with respect to Residential  Properties.....103
   Notice of Sale; Redemption Rights with respect to Manufactured
      Homes..........................................................103
   Anti-Deficiency Legislation, Bankruptcy Laws and Other
      Limitations on Lenders.........................................103
   Junior Mortgages..................................................107
   Consumer Protection Laws..........................................107
   Enforceability of Certain Provisions..............................108
   Prepayment Charges and Prepayments................................110
   Subordinate Financing.............................................110
   Applicability of Usury Laws...111
   Alternative Mortgage Instruments111
   Environmental Legislation.....112
   Soldiers' and Sailors' Civil Relief Act of 1940...................113
Federal Income Tax Consequences......................................114
   General...........................................................114
   REMICS............................................................115
   Taxation of Owners of Regular Securities..........................118
   Taxation of Owners of Residual Securities.........................127
   Taxes That May Be Imposed on the REMIC Pool.......................136
   Taxation of Certain Foreign Investors.............................138
   Grantor Trust Funds...............................................141
   Standard Securities...............................................141
   Stripped Securities...............................................145
   Partnership Trust Funds...........................................149
   Taxation of Owners of Partnership Securities......................150
State and Other Tax Consequences.....................................156
ERISA Considerations.................................................156
Legal Investment.....................................................161
Plans of Distribution................................................164
Incorporation of Certain Information by Reference....................165
Legal Matters........................................................166
Financial Information................................................166
Rating...............................................................166
Glossary of Terms....................................................168

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

      (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

      (2)  the  accompanying   prospectus  supplement  for  each  series,  which
describes the specific terms of the offered securities.

      IF THE TERMS OF THE OFFERED SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                       --------------------------------

      If you require additional information, the mailing address of our principal executive offices is PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, NY 10019 and the telephone number is
(212) 713-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" in this prospectus.

                                SUMMARY OF TERMS

   THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED POOLING AND SERVICING AGREEMENT OR TRUST AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF SECURITIES.

RELEVANT PARTIES

   Depositor..................PaineWebber  Mortgage Acceptance  Corporation IV,
                              the depositor, is a corporation organized under the laws of the State of Delaware. The depositor is a wholly owned limited purpose finance subsidiary of PaineWebber Group Inc.

   Master Servicer............The entity or entities  named as master  servicer in the related prospectus supplement.

   Trustees...................The trustee or indenture trustee named as trustee in the related prospectus supplement. The owner trustee named as owner trustee in the related prospectus supplement.

   Issuer of Notes............The depositor or an owner trust  established  for the purpose of issuing the series of notes will issue each series of notes through a separate trust. The depositor, and the owner trustee will enter into a separate trust agreement to form each owner trust.

SECURITIES

   Description of Securities..The    depositor    will    offer    asset-backed
                              pass-through certificates or asset-backed notes from time to time. The depositor will offer these securities in one or more series. Each series of securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a trust fund. The trust fund will consist of a segregated pool of residential loans or agency securities, or beneficial interests in them, and certain other assets described below.

                              A series of securities may include one or more classes of securities that may be entitled to, among other things:

                              o principal distributions, with disproportionate nominal or no interest distributions;

                              o interest distributions, with disproportionate, nominal or no principal distributions;

                              o distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

                              o subordinated distributions of scheduled payments of principal, prepayments of principal, interest or any combination of these payments;

                              o distributions only after the occurrence of events specified in the related prospectus supplement;

                              o distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust fund;

                              o interest at a fixed rate or a rate that is subject to change from time to time;

                              o distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until these events occur.

                              The related prospectus supplement will specify these entitlements.

                              The timing and amounts of these distributions may vary among classes, over time. In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both.

                              The related prospectus supplement will specify if each class of securities

                              o  has a stated principal amount; and

                              o is entitled to distributions of interest on the security principal balance based on a specified security interest rate.

   Interest...................Interest on each class of securities for a series:

                              o  will   accrue  at  the   applicable   security
                                 interest rate on its outstanding security principal balance;

                              o will be distributed to holders of the securities as provided in the related prospectus supplement on the related distribution date; and

                              o may be reduced to the extent of certain delinquencies or other contingencies described in the related prospectus supplement.

                              Distributions with respect to accrued interest on accrual securities will be identified in the related prospectus supplement. This accrued interest will not be distributed but rather will be added to the security principal balance of each series prior to the time when accrued interest becomes payable.

                              Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

                              See   "Yield   Considerations,"    "Maturity   and
                              Prepayment Considerations" and "Description of the Securities" in this prospectus.

   Principal..................The security principal balance of a security represents the maximum dollar amount, exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust fund. The related prospectus supplement will set forth the initial security principal balance of each class of securities.

                              Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

                              If an interest-only security does not have a security principal balance, it will not receive distributions of principal. See "The Trust Funds," "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

ASSETS

   The Trust Funds............Each trust fund will consist of:

                              o a segregated pool of residential loans, agency securities and/or mortgage securities; and

                              o  certain  other  assets  as  described  in this
                                 prospectus  and  in  the  related   prospectus
                                 supplement.

                              The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated sellers. The depositor will generally deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially
                              issued.      See      "Description     of     the
                              Securities-Pre-Funding     Account"    in    this
                              prospectus.

A. Residential Loans..........The   residential  loans  will consist of any
                              combination of:

                              o  mortgage  loans  secured  by first  or  junior
                                 liens  on  one-  to  four-family   residential
                                 properties;

                              o mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units;

                              o home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property;


                              o a manufactured home, which may have a subordinate lien on the related mortgaged property, as described in the related prospectus supplement;

                              o one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes;

                              o cooperative loans secured primarily by shares in a private cooperative housing corporation. The shares, together with the related proprietary lease or occupancy agreement give the owner of the shares the right to occupy a particular dwelling unit in the cooperative housing corporation; or

                              o  manufactured    housing    conditional   sales
                                 contracts  and  installment   loan  agreements
                                 which may be secured by either liens on:

                                   o new or used manufactured homes; or

                                   o the real property and any  improvements on
                                     it   which   may   include   the   related
                                     manufactured home if deemed to be part of the real property under applicable state law relating to a manufactured housing contract; and

                                   o in certain cases, new or used manufactured
                                     homes which are not deemed to be a part of the related real property under applicable state law.

                              The mortgage properties, cooperative shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico.

                              Each trust fund may contain any combination of the following types of residential loans:

                              o  fully amortizing loans

                                 o  with a fixed rate of interest and

                                 o  level monthly payments to maturity;

                              o  fully amortizing loans with

                                 o a fixed interest rate providing for level monthly payments, or

                                 o for payments of interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years,

                                 o  after which level monthly payments resume;

                              o  fully amortizing loans

                                 o with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate,

                                 o followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years,

                                 o  followed by level monthly payments;

                              o  fixed interest rate loans providing for

                                 o  level payments of principal and interest on
                                    the  basis  of  an   assumed   amortization
                                    schedule and

                                 o a balloon payment of principal at the end of a specified term;

                              o  fully amortizing  loans  with

                                 o  an interest rate adjusted periodically, and

                                 o corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an
                                    index   as   described   in   the   related
                                    prospectus supplement.

                                  These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest  rate to a fixed  interest  rate, as
                                  described    in   the   related    prospectus
                                  supplement;

                              o fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

                              o adjustable interest rate loans providing for an election at the borrower's option to extend the term to maturity for a period that will result in level monthly payments to maturity if an adjustment to the interest rate occurs resulting in a higher interest rate than at origination; or

                              o   other  types of  residential  loans as may be
                                  described    in   the   related    prospectus
                                  supplement.

                              The related prospectus supplement may specify that the residential loans are covered by:

                              o   primary mortgage insurance policies;

                              o   insurance   issued  by  the  Federal  Housing
                                  Administration; or

                              o   partial    guarantees    of   the    Veterans
                                  Administration.

                              See "Description of Primary Insurance Coverage" in this prospectus.

B. Agency   Securities........The agency securities may consist of any combination of:

                              o "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association;

                              o   guaranteed mortgage  pass-through  securities
                                  issued  by  the  Federal  National   Mortgage
                                  Association; and

                              o mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation.

C. Mortgage Securities........A  trust  fund  may  include previously issued:

                              o   asset-backed certificates;

                              o   collateralized mortgage obligations; or

                              o   participation     certificates     evidencing
                                  interests   in,   or    collateralized    by,
                                  residential loans or agency securities.

D. Trust Account..............Each  trust fund will  include  one or more trust accounts established and maintained on behalf of the holders of securities. To the extent described in this prospectus and in the related prospectus supplement, the master servicer or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust fund. A trust account may be maintained as an interest bearing or a non-interest bearing account. Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations. See "Description of the Securities -- Deposits to the Trust Account" in this prospectus.

E. Credit   Support...........One or more  classes  of  securities  within  any series may be covered by any combination of:

                              o   a surety bond;

                              o   a guarantee;

                              o   letter of credit;

                              o   an insurance  policy;

                              o   a bankruptcy bond;

                              o   a reserve fund;

                              o   a cash account;

                              o   reinvestment income;

                              o   overcollateralization;

                              o subordination of one or more classes of securities in a series or, with respect to any series of notes, the related equity certificates, to the extent provided in the related prospectus supplement;

                              o cross-support between securities backed by different asset groups within the same trust fund; or

                              o another type of credit support to provide partial or full coverage for certain defaults and losses relating to the residential loans.

                              The related prospectus supplement may provide that the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which this credit support relates. The related prospectus supplement will also specify the manner of determining the amount of the coverage provided by the credit support and the application of this coverage to the identified trust funds. See "Description of Credit Support" and "Description of the Securities -- Subordination" in this prospectus.

PRE-FUNDING ACCOUNT...........The  related  prospectus  supplement  may specify that funds on deposit in an account a pre-funding account will be used to purchase additional residential loans during the period specified in the related prospectus supplement.

SERVICING AND ADVANCES........The   master   servicer,   directly   or  through
                              sub-servicers:

                              o will service and administer the residential loans included in a trust fund; and

                              o if and to the extent the related prospectus supplement so provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the residential loans. This advancing obligation will be limited to the extent that the master servicer determines that the advances will be recoverable.

                              Advances made by the master servicer will be reimbursable to the extent described in the related prospectus supplement. The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances. The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement. See "Description of the Securities -- Advances." in this prospectus.

OPTIONAL TERMINATION..........The  related  prospectus  supplement  may specify that the assets in the related trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement. See "Description of the Securities -- Termination" in this prospectus and the related section in the related prospectus supplement.

TAX STATUS....................The  treatment  of  the  securities  for  federal income tax purposes will depend on:


                              o whether a REMIC election is made with respect to a series of certificates; and

                              o if a REMIC election is made, whether the certificates are "regular" interest securities or "residual" interest securities.

                              Notes will represent indebtedness of the related trust fund. You are advised to consult your tax advisors.

                              See  "Federal  Income  Tax  Consequences"  in this
                              prospectus   and   in   the   related   prospectus
                              supplement.

ERISA CONSIDERATIONS..........If you are a fiduciary  of any  employee  benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

                              See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

LEGAL INVESTMENT..............The applicable prospectus supplement will specify whether the securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to review by federal or state authorities, you should consult with your counsel or the applicable authorities to determine whether and to what extent a class of securities constitutes a legal investment for you.

                              See "Legal Investment" in this prospectus and in the related prospectus supplement.

USE OF PROCEEDS...............The depositor  will use the net proceeds from the sale of each series for one or more of the following purposes:


                              o to purchase the related assets of the trust fund;

                              o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

                              o to establish any reserve funds described in the related prospectus supplement; and

                              o to pay costs of structuring, guaranteeing and issuing the securities.

                              See "Use of Proceeds" in this prospectus and in the related prospectus supplement.

RATINGS.......................Prior  to  offering  securities  pursuant  to this prospectus and the related prospectus supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization. The rating or ratings applicable to the securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

                              o A security rating is not a recommendation to buy, sell or hold the securities of any series.

                              o A security rating is subject to revision or withdrawal at any time by the assigning rating agency.

                              o A security rating does not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

                                  RISK FACTORS

   Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the properties.

LIMITED LIQUIDITY OF SECURITIES MAY ADVERSELY AFFECT MARKET VALUE OF
SECURITIES

   We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter must do so.

ASSETS OF TRUST FUND ARE LIMITED

   The trust fund for your series constitutes the sole source of payment for your securities. The trust fund will consist of, among other things:

   o  payments with respect to the assets of the trust fund; and

   o any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

   You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

   o  all payments due on the securities of your series;

   o  adequate  provision for future  payments on certain classes of securities;
      and

   o  any other payments specified in the related prospectus supplement.

You will no longer receive payments from these trust fund assets.

   The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates.

CREDIT ENHANCEMENT IS LIMITED IN AMOUNT AND COVERAGE

   Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "Description of Credit Support" in this prospectus.

YIELD IS SENSITIVE TO RATE OF PRINCIPAL PREPAYMENT

   The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. In particular, variations on this rate will include:

   o the extent of prepayments of the residential loans and, in the case of agency securities, the underlying loans, comprising the trust fund;

   o the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

   o  the exercise of any right of optional termination; and

   o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

   Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund. These repurchases may lead to prepayments of principal. The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

   The rate of  prepayments is influenced by a number of factors,  including:

   o  prevailing mortgage market interest rates;

   o  local and national interest rates;

   o  homeowner  mobility;   and

   o  the  ability  of  the  borrower  to  obtain refinancing.

   Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be less than the indicated coupon rate. See "Description of the Securities -- Distributions" and "-- Principal Interest on the Securities" in this prospectus.

BORROWER MAY BE UNABLE TO MAKE BALLOON PAYMENT

   Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e. balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

   o  timely refinance the loan; or

   o  timely sell the related residential property.

   A number of factors will affect a borrower's ability to accomplish either of these goals, including:

   o  the level of available mortgage rates at the time of sale or refinancing;

   o  the borrower's equity in the related residential property;

   o  the financial condition of the borrower; and

   o  the tax laws.

A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

NATURE OF MORTGAGES COULD ADVERSELY AFFECT VALUE OF PROPERTIES

   Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties.
Among these factors are:

   o an overall decline in the residential real estate market in the areas in which the residential properties are located;

   o a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

   o a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

   Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

   o foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

   o foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

   o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

   In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

   If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

   o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

   o  incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

   Applicable state laws generally:

   o  regulate interest rates and other charges;

   o  require certain disclosures; and

   o require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

   o may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

   o  may entitle the borrower to a refund of amounts previously paid; and

   o  could subject the master servicer to damages and administrative sanctions.

   See "Certain Legal Aspects of Residential Loans" in this prospectus.

VIOLATIONS OF ENVIRONMENTAL LAWS MAY REDUCE RECOVERIES ON PROPERTIES

   Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans -- Environmental Legislation" in this prospectus.

VIOLATIONS OF FEDERAL LAWS MAY ADVERSELY AFFECT ABILITY TO COLLECT ON LOANS

   The residential loans may also be subject to federal laws,  including:

   o the Federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

   o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

   o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

   o for residential loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This Act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

   Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions may:

   o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

   o apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995;

   o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

   o  affect the enforceability of the related loans.

In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

   The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws

   o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

   o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

   o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

   Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust fund to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans" in this prospectus.

RATING OF THE SECURITIES ARE LIMITED AND MAY BE WITHDRAWN OR LOWERED

   Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

   o  the adequacy of the value of the assets of the trust fund;

   o  any credit enhancement with respect to the class; and

   o the likelihood that you will receive payments to which you are entitled under the terms of your securities.

   The rating will not be based on:

   o the likelihood that principal prepayments on the related residential loans will be made;

   o the degree to which prepayments might differ from those originally anticipated; or

   o  the likelihood of early optional termination of the series of securities.

   You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

   o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

   o the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

   We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

   o if in the judgment of the rating agency, circumstances in the future so warrant;

   o any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

   o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

   Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

   o that the historical data supporting the actuarial analysis will accurately reflect future experience;

   o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

   o that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See "Rating" in this prospectus.

A rating agency's withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

ADVERSE CONDITIONS IN THE RESIDENTIAL REAL ESTATE MARKETS MAY RESULT IN A DECLINE IN PROPERTY VALUES

   The residential real estate markets may experience an overall decline in property values. This decline could lead to a number of adverse results:

   o  the  outstanding   principal  balances  of  the  residential  loans  in  a
      particular trust fund are equal to or greater than the value of the residential properties;

   o any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

   o the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

   Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company, participating organizations, financial intermediaries and certain banks. Therefore:

   o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

   o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

   o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC. DTC will then be required to credit the distributions to the accounts of the participating organizations. Only then will they be credited to your account either directly or indirectly through Financial Intermediaries.

   See "Description of the Securities-- Book-Entry Registration of Securities" in this prospectus.

UNSECURED HOME IMPROVEMENT CONTRACTS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

   A borrower's obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower's loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

   o the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor to these obligations;

   o if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

   o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower's obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower's assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

   o the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if these obligations were secured by the real estate owned by the borrower.

MORTGAGE LOANS UNDERWRITTEN AS NON-CONFORMING CREDITS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

   The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." These borrowers may include those whose creditworthiness and repayment ability do not satisfy FNMA or FHLMC underwriting guidelines.

   A mortgage loan made to a "non-conforming credit" means a residential loan that is:

   o ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet FNMA or FHLMC underwriting guidelines;

   o made to a borrower whose creditworthiness and repayment ability do not satisfy the FNMA or FHLMC underwriting guidelines; or

   o  made to a borrower who may have a record of major derogatory  credit items
      such  as  default  on  a  prior  residential   loan,  credit   write-offs,
      outstanding judgments or prior bankruptcies.

   Mortgage loans made to borrowers who are characterized as "non-conforming credits" may experience greater delinquency and foreclosure rates than loans originated in accordance with the FNMA or FHLMC underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the FNMA or FHLMC underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to "non-conforming credits" are more likely to increase than the rates of loss on mortgage loans made in accordance with the FNMA or FHLMC guidelines and this increase may be substantial. As a result you may suffer losses. See "Residential Loans -- Underwriting Standards" in this prospectus.

ASSETS OF THE TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING RESIDENTIAL LOANS

   The assets of the trust fund may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

   o the rate of defaults and prepayments on the residential loans to increase; and

   o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

   See "The Trust Funds -- Residential Loans" in this prospectus.

CHANGES IN THE MARKET VALUE OF PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON THE SECURITIES

   We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

YEAR 2000 NON-COMPLIANCE MAY ADVERSELY AFFECT PAYMENTS ON THE SECURITIES

   The depositor is aware of the issues associated with the programming code in existing computer systems as year 2000 approaches, the "year 2000 problem" is pervasive and complex. Virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize this information could generate erroneous data or cause a system to fail. You could be adversely affected if the computer systems of the master servicer or any special servicer are not fully year 2000 compliant and this non-compliance disrupts the collection or distribution of receipts on the related mortgage loans.

   DTC has informed members of the financial community that it has developed and is implementing a program for the year 2000 problem. The purpose of this program is to make its systems, as they relate to the timely payment of distributions, including principal and interest payments, to holders of securities, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

   However, DTC's ability to perform its services properly is also dependent on other parties, including but not limited to, its participating organizations, through which you will hold your certificates, as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to:

   o impress on them the importance of these services being year 2000 compliant; and

   o determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services.

   In addition, DTC stated that it is in the process of developing contingency plans as it deems appropriate.

   If problems associated with the year 2000 problem arose with respect to DTC and the services described above, you could experience delays or shortfalls in the payments due on your securities.

                                  DEFINED TERMS

      We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. We define the capitalized terms used in this prospectus are defined under the caption "Glossary of Terms" in this prospectus on page 167.

                                 THE TRUST FUNDS

   The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or, from sellers affiliated with the depositor, as provided in the related prospectus supplement.

RESIDENTIAL LOANS

   The residential loans may consist of any combination of:

   o Mortgage loans secured by first or junior liens on one-to four-family residential properties;

   o  Multifamily Loans;

   o  Home Improvement Contracts;

   o  Home Equity Loans;

   o  Cooperative Loans; or

   o  Manufactured Housing Contracts

   The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. Each trust fund may contain, and any participation interest in any of the foregoing will relate to, any combination of the following types of residential loans:

      (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

      (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

      (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

      (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment of principal at the end of a specified term;

      (5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

      (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

      (7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower's option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity; or

      (8) Any other types of residential loans as may be described in the related prospectus supplement.

   The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates. The mortgage securities may:

   o evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

   o  have been issued previously by:

      o  the depositor or an affiliate of the depositor;

      o  a financial institution; or

      o another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

   If the mortgage securities were issued by an entity other than the depositor or its affiliates, the mortgage securities will have been:

   o acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

      (1) offered and distributed to the public pursuant to an effective registration statement or

      (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months. However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

   Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities that the Trust Fund includes mortgage securities, the related prospectus supplement will include a description of:

   o  the mortgage securities;

   o  any related credit enhancement;

   o  the residential loans underlying the mortgage securities; and

   o any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities, may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

   The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

   The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series.

   MORTGAGE LOANS. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

   o detached and attached dwellings;

   o townhouses;

   o rowhouses;

   o individual condominium units;

   o individual units in planned-unit developments; and

   o individual units in de minimus planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See "The Trust Funds -- Residential Loans -- FHA

Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

   Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

   o If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

      o first, to the payment of court costs and fees in connection with the foreclosure;

      o  second, to real estate taxes; and

      o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

   o If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

      o In order for the debt related to the mortgage loan included in the Trust Fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

      o If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien. As a result, holders of one or more classes of the securities bear:

         o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

         o  the risk of loss if the deficiency judgment is not realized on; and

         o the risk that deficiency judgments may not be available in certain jurisdictions.

   o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

   Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

   MULTIFAMILY LOANS. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

   The related  prospectus  supplement may specify that the Multifamily Loans:

   o  contain a Lockout  Period;

   o  prohibit prepayments entirely; or

   o require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

   HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

   COOPERATIVE LOANS. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

   MANUFACTURED HOUSING CONTRACTS. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

   The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a "manufactured home" is defined as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a


                                      -30
permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term "manufactured home" shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

   The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

   BUYDOWN LOANS. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

   o an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account; and

   o investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See "Residential Loans -- Underwriting Standards" in this prospectus.

   FHA LOANS AND VA LOANS. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

   Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

   There are two primary FHA insurance programs that are available for Multifamily Loans:

   o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and
      (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

   o Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

   VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

   LOAN-TO-VALUE RATIO. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

   o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of

      (1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus

      (2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

   o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

   Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender's consent.

   We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See "Description of the Securities" and "Description of Credit Support" in this prospectus.

AGENCY SECURITIES

   The agency securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the GNMA, guaranteed mortgage pass-through securities issued by the FNMA and mortgage participation certificates issued by the FHLMC.

   GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA Loans, VA Loans or by pools of other eligible residential loans.

   Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

   GNMA CERTIFICATES. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or FNMA as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

   o  the GNMA guaranty program;

   o  the  characteristics of the pool underlying the GNMA  Certificates;

   o  the servicing of the related pool;

   o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

   o  other relevant matters with respect to the GNMA Certificates.

   Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates' pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder's proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

   The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

   GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

   o collecting payments from borrowers and remitting the collections to the registered holder;

   o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

   o  maintaining primary hazard insurance; and

   o advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

   The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

   FNMA. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. FNMA was originally established in 1938 as a United

States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

   FNMA provides funds to the mortgage market by purchasing mortgage loans from lenders. FNMA acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. FNMA receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

   FNMA CERTIFICATES. FNMA Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by FNMA. FNMA Certificates represent fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan:

   o  must meet the applicable  standards of the FNMA purchase program;

   o is either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program; and

   o  is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including FNMA Certificates will set forth additional information regarding:

   o  the FNMA program;

   o  the characteristics of the pool underlying the FNMA Certificates;

   o  the  servicing of the related pool;

   o payment of principal and interest on the FNMA Certificates to the extent not described in this prospectus; and

   o  other relevant matters with respect to the FNMA Certificates.

   Except as described below with respect to Stripped Agency Securities, FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the FNMA Certificate on the underlying mortgage loans, whether or not received. In addition, FNMA will distribute the holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

   The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy its obligations, distributions to the holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of FNMA Certificates would be affected by delinquent payments and defaults on these loans. FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than FNMA Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a FNMA Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered FNMA Certificate, distributions on that certificate will be made by check.

   The FNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the FNMA
Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These FNMA Certificates and underlying mortgage loans will be described in the related prospectus supplement.

   FHLMC.   The  Federal  Home  Loan   Mortgage   Corporation   is  a  corporate
instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of purchasing first lien, conventional residential mortgage loans or participation interests in the mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans and participation interests in those mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

   FHLMC CERTIFICATES. Each FHLMC Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an FHLMC Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of FHLMC Certificates may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another group of FHLMC Certificates. The prospectus supplement for securities of each series evidencing interests in a trust fund including FHLMC Certificates will set forth additional information regarding:

   o  the FHLMC guaranty program;

   o  the characteristics of the pool underlying the FHLMC Certificate;

   o  the servicing of the related pool;

   o payment of principal and interest on the FHLMC Certificate to the extent not described in this prospectus; and

   o  other relevant matters with respect to the FHLMC Certificates.

   Except as described below with respect to Stripped Agency Securities:

   o FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of FHLMC
      Certificates  represented  by  the  FHLMC  Certificate,   whether  or  not
      received.

   o FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. FHLMC's guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

   o FHLMC also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

   o  foreclosure sale;

   o  payment of the claim by any mortgage insurer; and

   o the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

In taking actions regarding the collection of defaulted mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. FHLMC has not adopted servicing standards that require that the demand be made within any specified period.

   FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. FHLMC Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy the obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on the mortgage loans.

   The FHLMC Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those FHLMC Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series. The FHLMC Certificates and underlying mortgage loans will be described in the related prospectus supplement.

STRIPPED AGENCY SECURITIES

   The GNMA Certificates, FNMA Certificates or FHLMC Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

   o  an   undivided   interest   in  all  or  part  of  either  the   principal
      distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

   o in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, FNMA Certificates or FHLMC Certificates.

   To the extent set forth in the related Prospectus Supplement, GNMA, FNMA or FHLMC, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

   o  additional   information  regarding  the  characteristics  of  the  assets underlying the Stripped Agency Securities,

   o the payments of principal and interest on the Stripped Agency Securities and

   o  other relevant matters with respect to the Stripped Agency Securities.

ADDITIONAL INFORMATION CONCERNING THE TRUST FUNDS

   Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

   o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

   o  the types of related residential properties--e.g.,

      o  one- to four-family dwellings,

      o  multifamily residential properties,

      o shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

      o  condominiums and planned-unit development units,

      o  vacation and second homes and

      o  new or used manufactured homes;

   o  the original terms to maturity;

   o  the outstanding principal balances;

   o  the years in which the loans were originated;

   o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

   o the Loan-To-Value ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value ratios at origination;

   o the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

   o  the  geographical   distribution  of  the  residential   properties  on  a
      state-by-state basis;

   o with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

   o  information as to the payment characteristics of the residential loans.

   If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8-K will be filed with the SEC within fifteen days after the initial issuance of those securities.

   The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See "Residential Loans" and "Description of the Securities" in this prospectus. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

   The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, unless the related prospectus supplement provides that another party will make the representations and warranties. See "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases"; "-- Sub-Servicing" and "Description of the Securities -- Assignment of Assets of the Trust Fund." In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under "Description of the Securities -- Advances" or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

   The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the

Federal Reserve System. Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

   The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

   o  any applicable trust administration fee payable to the trustee,

   o certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

   o  any applicable withholding tax required to be withheld by the trustee and

   o  as otherwise described in the related prospectus supplement.

                                 USE OF PROCEEDS

   The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

   o  to purchase the related assets of the trust fund;

   o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

   o to establish any Reserve Funds or other funds described in the related prospectus supplement; and

   o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.

                              YIELD CONSIDERATIONS

   The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated--generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

   The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

   o in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

   o  in later months in the case of agency securities; or

   o in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

   When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

   Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted
mortgage  loans  and  not  yet  reimbursed,   including

   o  payments to senior lienholders,

   o  legal fees and costs of legal action,

   o  real estate taxes and

   o  maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

   Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

   o limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

   o  entitle the borrower to a refund of amounts previously paid and,

   o subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

   The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

   The original terms to maturity of the assets of the trust fund in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

   The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

   Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

   It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

   o  homeowner mobility;

   o  economic conditions;

   o  enforceability of due-on-sale clauses;

   o  market interest rates and the availability of funds;

   o  the existence of lockout provisions and prepayment penalties;

   o the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

   o  the relative tax benefits associated with the ownership of property; and

   o in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

   Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

   o  the amounts of the underlying senior mortgage loans;

   o  the interest rates on the underlying senior mortgage loans;

   o  the use of first mortgage loans as long-term  financing for home purchase;
      and

   o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

      o  home improvement;

      o  education expenses; and

      o  purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

   In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie FHLMC Certificates and FNMA Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

   In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a FHLMC or the FNMA program, the lender's right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

   With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities -- Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also "Description of the Securities -- Termination" in this prospectus for a description of the possible early termination of any series of securities. See also "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

   With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

   In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

   The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

                                  THE DEPOSITOR

   PaineWebber Mortgage Acceptance Corporation IV, the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of PaineWebber Group Inc. The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

   The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

   Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                RESIDENTIAL LOANS

UNDERWRITING STANDARDS

   The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

   Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

   o that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

   o if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

   o if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

   o  that the residential property was free from damage and was in good repair;

   o that there were no delinquent tax or assessment liens against the residential property;

   o  that each residential loan was current as to all required payments; and

   o that each residential loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

   In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

   The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

   o  the unpaid principal balance of the residential loans;

   o unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

   o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

   An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

   Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust fund. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

SUB-SERVICING

   Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under any sub-servicing agreement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

   The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

   Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. The following summaries describe certain provisions of the agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement for each trust fund and the related prospectus supplement.

   As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust fund will consist of:

   o  residential   loans,   including  any  mortgage   securities,   or  agency
      securities, exclusive of

      o any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest ("retained interest") and

      o principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

   o funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

   o  with respect to trust funds that include residential loans:

      o property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

      o  any Primary Credit Insurance Policies and Primary Hazard Insurance;

      o any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support; and

      o the rights of the trustee to any cash advance reserve fund or surety bond as described under "--Advances" in this prospectus;

   o  if specified in the related prospectus supplement, the reserve fund; and

   o  any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the Corporate Trust Office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

   Each series of securities may consist of any combination of:

   o one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement.

   o  one or more classes of securities which will be entitled to:

      o principal distributions, with disproportionate, nominal or no interest distributions; or

         o  interest  distributions,   with  disproportionate,   nominal  or  no
            principal distributions;

   o two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

   o other types of classes of securities, as described in the related prospectus supplement.

   Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See "--Principal and Interest on the Securities" in this Prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

ASSIGNMENT OF ASSETS OF THE TRUST FUND

   At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the assets of the trust fund. Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

   o information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

   o the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency securities;

   o any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

   o  the pass-through rate on the agency securities;

   o and with respect to a series of securities evidencing interests in residential loans, for each loan:

      o  information respecting its interest rate;

      o  its current scheduled payment of principal and interest;

      o  its Loan-to-Value Ratio; and

      o  certain other information.

   MORTGAGE LOANS AND MULTIFAMILY LOANS. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

   o  the mortgage note endorsed without recourse to the order of the trustee;

   o the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that Mortgage submitted for recording; and

   o  an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

   HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS. The related prospectus supplement may specify that the depositor will:

   o as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

   o with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

   o with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

   The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

   With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee's interest in the contracts could be defeated.

   COOPERATIVE LOANS. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

   o  the related cooperative note;

   o  the original security agreement;

   o  the proprietary lease or occupancy agreement;

   o  the related stock  certificate and related stock powers endorsed in blank;
      and

   o a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

   MANUFACTURED HOUSING CONTRACTS. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

   o the original Manufactured Housing Contract endorsed to the order of the trustee; and

   o  if  applicable,  copies  of  documents  and  instruments  related  to each
      Manufactured   Housing   Contract  and  the   security   interest  in  the
      manufactured home securing each Manufactured Housing Contract.

The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities to the Manufactured Housing Contracts, the depositor will be required to cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

   AGENCY SECURITIES. Agency securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. Registration must be done in accordance with the procedures established by the issuer or guarantor for registration of the securities with a member of the Federal Reserve System. Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

   REVIEW OF RESIDENTIAL LOANS. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases", or, in certain cases, substitute for the residential loan.

   We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

   The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

DEPOSITS TO THE TRUST ACCOUNT

   The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund. The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

   The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will specify who is entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

PRE-FUNDING ACCOUNT

   The master servicer or the trustee may establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase loans from the depositor from time to time during the funding period. The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three months after the closing date. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

PAYMENTS ON RESIDENTIAL LOANS

   The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

      (1) all payments on account of principal, including principal prepayments, on the residential loans;

      (2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

      (3) all proceeds of

         o any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures, and

         o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies;

       (4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession

      (5) any advances made as described under "--Advances" in this prospectus;

      (6) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "--Subordination" in this prospectus;

      (7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases," exclusive of any Retained Interest applicable to the loan;

      (8) all proceeds of any residential loan repurchased as described under "--Termination" in this prospectus;

      (9) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage -- Primary Hazard
   Insurance Policies" in this prospectus;

      (10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

      (11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

      (12) any distributions received on any mortgage securities included in the related trust fund.

PAYMENTS ON AGENCY SECURITIES

   The agency securities included in a trust fund will be registered in the name of the trustee so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

DISTRIBUTIONS

   Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

   Distributions will be made either:

   o by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

   o by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

   FINAL DISTRIBUTION DATE. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

   The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust fund. See "Maturity and Prepayment Considerations" in this prospectus. In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support," in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

SPECIAL DISTRIBUTIONS. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

   o  substantial payments of principal on the assets of the trust fund,

   o low rates then available for reinvestment of payments on assets of the trust fund,

   o  substantial Realized Losses or

   o  some combination of the foregoing, and

   o  based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable Trust Interest Rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

   All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

PRINCIPAL AND INTEREST ON THE SECURITIES

   Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

   Some classes of securities will not be entitled to interest payments.

   With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

   The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

   Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--Distributions--Final distribution date" in this prospectus.

   Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

   Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

   The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

   With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

   o the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

   o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support" in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

   Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

AVAILABLE DISTRIBUTION AMOUNT

   As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the "Available Distribution Amount" which consists of the following amounts:

      (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

      (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

      (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

      (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

   On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

SUBORDINATION

   A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

   SHIFTING INTEREST SUBORDINATION. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all


                                      -57
principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

   All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See "Description of Credit Support -- Special Hazard Insurance Policies" in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

   As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

   CASH FLOW SUBORDINATION. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

   The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

   Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above. If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

   If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

   Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

   Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

   The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

   SUBORDINATION AND CASH FLOW VALUES. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

   Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

ADVANCES

   The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

   The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support" in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, without interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

STATEMENTS TO HOLDERS OF SECURITIES

   On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

      (1) the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

      (2) the amount of the distribution, if any, allocable to interest;

      (3) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

      (4) if applicable, the aggregate amount of any advances included in this distribution and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

      (5) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

      (6) the number and aggregate principal balance of any residential loans in the related trust fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

      (7) with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

      (8) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

      (9) the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

      (10) in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

      (11) in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

      (12) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

      (13) the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

      (14) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding; and

      (15) with respect to any series of securities as to which the trust fund includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

   Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

   The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the Internal Revenue Service and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

BOOK-ENTRY REGISTRATION OF SECURITIES

   If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through the Depository Trust Company in the United States, or Cedelbank or The Euroclear System in Europe, if they are Participants of these systems, or indirectly through organizations which are Participants in these systems.

   The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Certificate. Unless and until Definitive Securities are issued, we anticipate that only "holders" of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

   The Security Owner's ownership of a book-entry security will be recorded on the records of the Financial Intermediary. In turn, the Financial Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

   Security Owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and the Participants. While the securities are outstanding, except under the circumstances described under this caption "--Book-Entry Registration of Securities," under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom Security Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the rules creating and affecting DTC and its operations provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

   Security Owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of securities only through Participants and indirect participants by instructing the Participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective Participants. Under the rules creating and affecting DTC and its operations and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

   Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or CEDEL Participants on that business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

   The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

   We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include these book-entry securities. CEDEL or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

   Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

   (1)  DTC  is  no  longer   willing  or  able   properly  to   discharge   its
responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

   (2) the depositor or trustee, at its sole option, elects to terminate the book-entry system through DTC, or

   (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

   If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

   Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

   None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. WE CANNOT ASSURE YOU THAT CEDE & CO., DTC OR ANY FINANCIAL INTERMEDIARY WILL PROVIDE INFORMATION TO YOU OR ACT IN ACCORDANCE WITH THEIR RESPECTIVE RULES, REGULATIONS, AND PROCEDURES.

COLLECTION AND OTHER SERVICING PROCEDURES

   RESIDENTIAL LOANS. The master servicer, directly or through sub-servicers, will be required to

   o make reasonable efforts to collect all required payments under the residential loans and

   o follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

   In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

   The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund. See "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "-- Prepayment Charges and Prepayments" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

   AGENCY SECURITIES. The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

REALIZATION ON DEFAULTED RESIDENTIAL LOANS

   As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

   If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

   (1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

   (2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

   If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

   o the outstanding principal balance of the defaulted residential loan, or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

   o the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

   o the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement the trust fund will realize a loss in the amount of this difference.

   If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

   In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support" in this prospectus.

   With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans -- Foreclosure on Cooperative Shares" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.

RETAINED INTEREST, ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

   If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

   The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

   With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

   As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

   With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

   We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

EVIDENCE AS TO COMPLIANCE

   Each agreement will generally provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, the master servicer, or the trustee, at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee. In the statement, the accounting firm will be required to state that they have performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans or agency securities serviced, as part of their examination of the financial statements of the master servicer or the trustee, as the case may be. Based on the examination, the accountants will be required to state that there were no exceptions that, in their opinion, were material, or provide a list of the exceptions. In rendering that statement, the firm may rely, as to matters relating to direct servicing of residential loans by sub-servicers, on comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry, rendered

                                      -68
within one year of the statement, of independent public accountants with respect to the related sub-servicer.

   Each applicable servicing agreement or trust agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer, in the case of a pool of agency securities or mortgage securities, or of the trustee, in the case of a trust agreement. This statement will be to the effect that, to the best of the officer's knowledge, the master servicer or the trustee, as the case may be, has fulfilled its obligations under the related agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE

   THE MASTER SERVICER. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

   o the master servicer may resign from its obligations and duties under the servicing agreement with the prior written approval of the depositor and the trustee; and

   o shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

   o the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

   Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected

   o against any liability for any breach of warranties or representations made in the servicing agreement; or

   o  against any specific liability imposed on the master servicer; or

      o   by the terms of the servicing agreement; or

      o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

      o by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

   o  entitled to indemnification by the trust fund and

   o will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than

      o any loss, liability, or expense related to any specific residential loan or residential loans,

      o any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

      o any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

   In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund. The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

   Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

   The related prospectus supplement may specify that the master servicer's duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

   THE DEPOSITOR. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related agreement.

   Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

   o  the agreement or the securities;

   o  any Pool Insurance  Policy;

   o  any special hazard insurance policy and the Bankruptcy Bond; or

   o  any agency securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

   In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

   Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

   THE TRUSTEES. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly. The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

   The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

   DUTIES OF THE TRUSTEES. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

   Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related agreement.

   Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

DEFICIENCY EVENTS

   With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

   A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

   If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

   The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

   If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

   If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund. Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund. In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

EVENTS OF DEFAULT

   POOLING AND SERVICING AGREEMENTS. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

   o any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

   o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

   o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

   o any other event of default specified in the pooling and servicing agreement.

A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

   So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

   If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

   No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

   o the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

   o the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

   o the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

The trustee,  however, is generally under no obligation to

   o exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

   o institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

   SERVICING AGREEMENT. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

   o any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

   o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

   o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

   o  any other servicing default specified in the servicing agreement.

   So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

   If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

   INDENTURE. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

   o a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

   o failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

   o any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

   o certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

   o  any other event of default provided with respect to notes of that series.

   If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

   If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

   o  maintain possession of the collateral securing the notes of the series and

   o continue to apply payments on the collateral as if there had been no declaration of acceleration.

The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

   In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

   o the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

   o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

   o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3 % of the then aggregate outstanding amount of the notes of the series, or

   o the trustee satisfies the other requirements as may be set forth in the related indenture.

   If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the Noteholders after the occurrence of an event of default under the indenture.

   If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

   No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

   o the holder previously has given to the trustee written notice of default and the continuance of a default;

   o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

      o have made written request to the trustee to institute the proceeding in its own name as trustee; and

      o  have offered to the trustee reasonable indemnity;

   o the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

   o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However,  the trustee will generally be under no obligation to

   o  exercise any of the trusts or powers vested in it by the indenture or

   o institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

AMENDMENT

   With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

   (1) to cure any ambiguity;

   (2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

   (3) to make any other provisions with respect to matters or questions arising under the agreement; and

   (4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided that the required action,  other than an amendment  described in clause
(4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

            (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

            (b) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

TERMINATION

   The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

   o the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

   o the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

   o the purchase of all of the assets of the trust fund by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

   The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

VOTING RIGHTS

   Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

                  DESCRIPTION OF PRIMARY INSURANCE COVERAGE

   The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under "Description of Credit Support."

   The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

PRIMARY CREDIT INSURANCE POLICIES

   The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA Loans, and VA Loans, for which this insurance is required, as described under "Description of the Securities -- Realization on Defaulted Residential Loans" in this prospectus.

   The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

   As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

   o  advance or discharge

      o  hazard insurance premiums; and

      o as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

   o if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

   o tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA INSURANCE AND VA GUARANTEES

   Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

   The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower's control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

   HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

   Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

   Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

   With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

   The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

PRIMARY HAZARD INSURANCE POLICIES

   The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

   Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

   o  war,

   o  revolution,

   o  governmental actions,

   o  floods and other water-related causes,

   o  earth movement, including earthquakes, landslides and mudflows,

   o  nuclear reactions,

   o  wet or dry rot,

   o  vermin, rodents, insects or domestic animals,

   o  theft, and,

   o  in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

   When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

   (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

   (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

   The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause generally provides that the insurer's liability if a partial loss occurs does not exceed the greater of:

   (1)   the replacement cost of the improvements less physical depreciation;
and

   (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

   The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower's cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

   The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

   (1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

   (2) residential properties have historically appreciated in value over time.

Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

   The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                          DESCRIPTION OF CREDIT SUPPORT

   The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities may include credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

   o  a Pool Insurance Policy;

   o  a special hazard insurance policy;

   o  a Bankruptcy Bond;

   o  a reserve fund;

   o  or a similar credit support instrument.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities -- Subordination" and "Description of Credit Support--Overcollateralization" in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

   To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

POOL INSURANCE POLICIES

   The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

   Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

   Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

   o an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

   o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

   o if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

   o the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

  (1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

  (2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

   Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

  (1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

  (2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

A claim must be paid within a specified period after the claim is made by the insured.

   The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

   In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts  necessary  to  cover  real  estate  taxes  and to  repair  the  related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy. See "Certain Legal Aspects of Residential
Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts that are not Land Contracts" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

   If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy.

However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by FHLMC, FNMA, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

   Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

SPECIAL HAZARD INSURANCE POLICIES

   The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

   Claims under each special hazard insurance policy will generally be limited to:

  (1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

  (2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

  (3) the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

   As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

   o loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

   o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

Special hazard insurance policies will typically not cover losses such as those occasioned by

   o  normal wear and tear,

   o  war,

   o  civil insurrection,

   o  certain governmental actions,

   o  errors in design,

   o  faulty workmanship or materials,

   o except under certain circumstances, nuclear or chemical reaction or contamination,

   o flood, if the property is located in a federally designated flood area, and

   o  certain other risks.

   Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

  (1)  the cost of repair to the property; and

  (2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

      (a)accrued interest at the interest rate to the date of claim settlement and

      (b)certain expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

   (a)the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

   (b) any amount paid as the cost of repair of the property.

   Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the

Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

   The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

   A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

   o  Primary Hazard Insurance Policy premiums,

   o flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

   o  real estate property taxes, if applicable,

   o  property protection and preservation expenses and

   o  foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

   If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

   Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BONDS

   The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

RESERVE FUNDS

   The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.  Amounts  in a  Reserve  Fund  may  be  distributed  to  holders  of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

   Amounts deposited in any Reserve Fund for a series will be invested in Permitted Instruments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

CROSS-SUPPORT PROVISIONS

   The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

   The coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by the credit support and of the application of the coverage to the identified trust funds.

LETTER OF CREDIT

   The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

INSURANCE POLICIES AND SURETY BONDS

   The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

EXCESS SPREAD

   The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

OVERCOLLATERALIZATION

   The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                  CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See "The Trust Funds--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

GENERAL

   All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

    (1) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

    (2) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

    (3) Manufactured Housing Contracts evidencing both

    o the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

    o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

MORTGAGE LOANS

   The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

   There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

   Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by

    o   the law of the  state  in which  the real  property  is  located,

    o the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and,

    o in some cases, with respect to deeds of trust, the directions of the beneficiary.

COOPERATIVE LOANS

   The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

   If the  Cooperative  is unable to meet the  payment  obligations

    (1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

    (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

   The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Cooperative Shares" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

   In general, a "tenant-stockholder", as defined in Section 216(b)(2) of the Code, of a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders  under  Section  216(a)  of the Code with  respect  to those
years.   In   view  of  the
significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

MANUFACTURED HOUSING CONTRACTS OTHER THAN LAND CONTRACTS

   Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

   The master servicer will generally be required to obtain possession of the certificate of title, but, the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

   As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

   Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

   The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party. Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or the Unaffiliated Seller.

   In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

   o the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or,

   o in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

   If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

   A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

   Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

FORECLOSURE ON MORTGAGES

   Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

   An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

   A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

    (1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

    (2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

   In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt's estate, if:

    (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

    (2) the price  paid for the  foreclosed  property  did not  represent  "fair
        consideration,"  which  is  "reasonably   equivalent  value"  under  the
        Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "`reasonably equivalent value', for foreclosed property, is the price in face received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than "fair consideration" under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

   Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender's own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

   A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

   In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

   o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

   o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;

   o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

   In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear whether they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

FORECLOSURE ON COOPERATIVE SHARES

   The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

   In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

   Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS THAT ARE NOT LAND CONTRACTS

   Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

    (1) Except in those few states where the debtor must receive notice of his right to cure his default -typically 30 days to bring the account current-repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

    (2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

    (3) Sale proceeds are to be applied first to repossession expenses --expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling-- and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

RIGHTS OF REDEMPTION WITH RESPECT TO RESIDENTIAL PROPERTIES

   The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

   Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

   While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

ANTI-DEFICIENCY LEGISLATION, BANKRUPTCY LAWS AND OTHER LIMITATIONS ON LENDERS

   States have taken a number of approaches to anti-deficiency and related legislation:

   o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

   o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

   o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

   o In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

   o Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property, may stay the senior lender from taking action to foreclose out the junior lien.

   A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in", i.e., bid up to the amount of the debt, at the sale of the asset. See "--Foreclosure on Mortgages" above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

   A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

   Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under a debtor's Chapter 13 plan --which date could be up to five years after the debtor emerges from bankruptcy--under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

   In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender's security interest, if the value is less than the amount due on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

   Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

   In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

   The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include

   o  the federal Truth-in-Lending Act and Regulation Z,

   o  Real Estate Settlement Procedures Act and Regulation X,

   o  Equal Credit Opportunity Act and Regulation B,

   o  Fair Credit Billing Act,

   o  Fair Credit Reporting Act,

   o  Fair Housing Act,  Housing and Community  Development Act,

   o  Home Mortgage Disclosure Act,

   o  Federal Trade Commission Act,

   o  Fair Debt Collection Practices Act,

   o  Uniform Consumer Credit Code,

   o  Consumer Credit Protection Act,

   o  Riegle Act, and

   o  related statutes and regulations.

These federal laws impose specific statutory liabilities on lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

   FOR COOPERATIVE LOANS. Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

JUNIOR MORTGAGES

   Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- Foreclosure" in this prospectus.

   Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS

   Numerous Federal and state consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include

   o  the federal Truth-in-Lending Act and Regulation Z,

   o  Real Estate Settlement Procedures Act and Regulation X,

   o  Equal Credit Opportunity Act and Regulation B,

   o  Fair Credit Billing Act,

   o  Fair Credit Reporting Act,

   o  Fair Housing Act, Housing and Community Development Act,

   o  Home Mortgage Disclosure Act,

   o  Federal Trade Commission Act,

   o  Fair Debt Collection Practices Act,

   o  Uniform Consumer Credit Code, Consumer Credit Protection Act,

   o  Riegle Act, and

   o  related statutes and regulations.

These laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan.

   Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, Federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

   Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

   In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

   The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

   If  a   residential   loan   is   subject   to   the   requirements   of  the
Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

ENFORCEABILITY OF CERTAIN PROVISIONS

   Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St. Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St. Germain Act "encourages" lenders to permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

   MORTGAGE LOANS. The preemption pursuant to the Garn-St. Germain Act exempts mortgage loans, originated other than by federal savings and loan associations and federal savings banks, that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982. However, this exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers or property underlying the Window Period Loans unless the property underlying a window period loan is located in Michigan, New Mexico or Utah. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by these institutions are therefore not deemed to be Window Period Loans.

   When the Window Period Loans exemption expired on October 15, 1985, due-on-sale clauses became generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were

   (1) originated or assumed during the "window period", which ended in all cases not later than October 15, 1982, and

   (2) originated by lenders other than national banks, federal savings institutions and federal credit unions.

   FHLMC took the position in its published mortgage servicing standards that, out of a total of eleven "window period states," three states --Michigan, New Mexico and Utah--enacted statutes extending, on various terms and for varying periods, prohibiting enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued. Regulations promulgated under the Garn-St. Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

   The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

   TRANSFER OF MANUFACTURED HOMES. Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

   In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

PREPAYMENT CHARGES AND PREPAYMENTS

   Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain
provisions  limiting  prepayments  on  these  loans,   including

   o  prohibiting prepayment for a specified period after origination,

   o  prohibiting partial prepayments entirely or

   o requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

   The laws of certain states may

   o render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

   o limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

SUBORDINATE FINANCING

   When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower --as junior loans often do-and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   The depositor believes that a court interpreting Title V would hold that mortgage loans related to a series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state's usury law would not apply to the mortgage loans.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act. Title VIII of the Garn-St. Germain Act which provides that, regardless of any state law to the contrary,

    (1) state-chartered banks may originate "alternative mortgage instruments," including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

    (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

    (3) all other non-federally chartered housing creditors, including without limitation

        o   state-chartered  savings and loan associations,

        o   savings  banks  and  mutual  savings  banks and

        o   mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII of the Garn-St. Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

ENVIRONMENTAL LEGISLATION

   Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

   The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by a state on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

   The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

    (a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

    (b) that  the   residential   property  is  in  compliance  with  applicable
        environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See "Description of the Securities--Realization on Defaulted Mortgage Loans" in this prospectus.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

   Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home

Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Holders of securities are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

   The following discussion addresses securities of four general types:

   (1)  REMIC Securities,

   (2)  Grantor Trust Securities,

   (3)  Partnership Securities, and

   (4)  Debt Securities.

The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

    (1) references to a "holder of securities" or a "holder" are to the beneficial owner of a security,

    (2) references to "REMIC Pool" are to an entity or portion of an entity as to which a REMIC election will be made and

    (3) references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

   The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICS

   CLASSIFICATION OF REMICS. When each series of REMIC Securities is issued, Cadwalader, Wickersham & Taft, special counsel to the depositor, will deliver an opinion. This opinion will


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generally be to the effect that,  assuming compliance with all provisions of the related pooling and servicing agreement,

    (1) the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC and

    (2) the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

   In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See "--Taxation of Owners of Residual
Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" in this prospectus.

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contact in effect on the Startup Day. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

   (i) in exchange for any qualified mortgage within a three-month period after that date; or

   (ii) in exchange for a "defective obligation" within a two-year period thereafter.

   A "defective obligation" includes

       (i)  a   mortgage  in  default  or  as  to which  default  is  reasonably foreseeable;

      (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

     (iii) a mortgage that was fraudulently procured by the borrower; and


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      (iv) a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

   A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

   Permitted  investments  include  cash  flow  investments,  qualified  reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the Internal Revenue Service.

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

    (1) one or more classes of regular interests or

    (2) a single class of residual interests on which distributions, if any, are made pro rata.

A  regular  interest  is an  interest  in a REMIC  Pool  that is

    o   issued on the Startup Day with fixed terms,

    o   designated as a regular interest,

    o unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

    o provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.

This specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest


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even if payments of principal with respect to that interest are  subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual
Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC
Provisions. We do not anticipate that the status of any trust fund as a REMIC will be terminated.

   CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting "loans
 . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in
Section 856(c)(3)(B) of the Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code.

   In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC, and will be "permitted assets" within the meaning of Section 860L(c) for a financial asset securitization investment trust. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations. The SBJPA of 1996 repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus eliminated the asset category of "qualifying real property loans" in former Code
Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that institutions must "recapture" a portion of their existing bad debt reserves is

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suspended if a certain  portion of their assets are  maintained in  "residential loans" under Code Section 7701(a)(19)(C)(v), but only if the loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

   The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

   TIERED REMIC STRUCTURES. For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Cadwalader, Wickersham & Taft will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

   Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in
Section  856(c)(3)(B)  of the Code,  the  tiered  REMICs  will be treated as one
REMIC.

TAXATION OF OWNERS OF REGULAR SECURITIES

   GENERAL. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

   ORIGINAL ISSUE DISCOUNT. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion


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is based in part on the OID Regulations  and in part on the legislative  history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

   Each Regular Security, except to the extent described below with respect to a Non-Pro rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

   Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on them. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount --a so-called "super-premium" class-as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than


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the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular
Securities.  The  Prepayment  Assumption  with  respect  to a series of  Regular
Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

   A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions", as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of

   (1)   the sum of:

         (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

         (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

    (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

   The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

    (1) the yield to maturity of the Regular Security at the issue date,

    (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and


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    (3) the Prepayment Assumption.

   For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

   In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of Security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

   (1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

   (2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

   The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

   ACQUISITION PREMIUM. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

   (1) the numerator of which is the excess of its purchase price over the adjusted issue price and


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   (2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium
under  the  constant  yield  method,   as  described  below  under  the  heading
"--Election to Treat All Interest Under the Constant Yield Method".

   VARIABLE RATE REGULAR SECURITIES. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

   (1) the issue price does not exceed the original principal balance by more than a specified amount and

   (2) the interest compounds or is payable at least annually at current values of:

         (a) one or more "qualified floating rates,"

         (b) a single fixed rate and one or more qualified floating rates,

         (c) a single "objective rate," or

         (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

   A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not

   (1) within the control of the issuer or a related party or

   (2) unique to the circumstances of the issuer or a related party.

   A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should


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

consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

   Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

   (1) (a) a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate, or

      (b) the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions, or

      (c) a positive or negative multiple of that rate, plus or minus a specified number of basis points, or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or

   (2) one or more variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

   Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount." The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

   MARKET DISCOUNT. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security:


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

   (1) is exceeded by the then-current principal amount of the Regular Security, or

   (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

   Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

   (1) on the basis of a constant interest rate, or

   (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which an election may be deemed to be made.

   By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the third paragraph under "--Original Issue Discount", remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


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

   PREMIUM. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the Internal Revenue Service. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the conference committee report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

   (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and

   (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. You should consult your own tax advisors regarding the advisability of making this type of an election.

   TREATMENT OF LOSSES. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a Regular

Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

   To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

   While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

   SALE OR EXCHANGE OF REGULAR SECURITIES. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal

    (1) the cost of the Regular Security to the seller,

    (2) increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and

    (3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

    (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

    (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

    (3) to the extent that the gain does not exceed the excess, if any, of

        (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable Federal rate as of the date of purchase, over

        (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

   In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of those taxpayers (39.6%) for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TAXATION OF OWNERS OF RESIDUAL SECURITIES

   TAXATION OF REMIC INCOME. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

   (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,


                                      -127

   (2) all bad loans will be deductible as business bad debts, and

   (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes:

   (1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

   (2) reduced by amortization of any premium on the mortgage loans,

   (3) plus income from amortization of issue premium, if any, on the Regular Securities,

   (4) plus income on reinvestment of cash flows and reserve assets, and

   (5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

   The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

   If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by the Residual Holders for those periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in Residual Securities.

   BASIS AND LOSSES. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased, but not below zero,

        (1) first, by a cash distribution from the REMIC Pool, and

        (2) second, by the amount of loss of the REMIC Pool reportable by the Residual Holder.

Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom a loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

   A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

   A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest. Residual Holders should consult their own tax advisors in this regard.

   Further, to the extent that the initial adjusted basis of a Residual Holder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

   TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

   ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described in this prospectus, and "-- Premium," below.

   MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool's basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

   PREMIUM. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the Internal Revenue Service may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

   LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to


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

the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

   (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code
Section 1274(d), multiplied by

   (2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.

   For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

   The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of that Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors -- Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company

    (1) could not be offset by net operating losses of its shareholders,

    (2) would constitute unrelated business taxable income for tax-exempt shareholders, and

    (3) would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions -- "thrift institutions" -- to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have "significant value" within the meaning of the REMIC Regulations. The elimination of this special rule is effective for taxable years beginning after December 31, 1995, except with respect to Residual securities continuously held by a thrift institution since November 1, 1995.

   In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have the rules apply only to taxable years beginning after August 20, 1996.

   TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL SECURITIES. Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

   (1) the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer and

   (2) the highest marginal federal income tax rate applicable to corporations.

   The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

   In addition, if a "Pass-Through Entity," as defined in the second succeeding paragraph, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

   (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

   (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.

The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

   For taxable years beginning on or after January 1, 1998, if an "electing large partnership," as defined in the immediately succeeding paragraph, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits  by record  holders
of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

   For these purposes,

   (1) "Disqualified Organization" means the United States, any state or political subdivision of the United States or any state, any foreign government, any international organization, any agency or instrumentality of any of the foregoing. However, the term does not include

         (a) an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity,

         (b)  any  cooperative   organization   furnishing  electric  energy  or
      providing telephone service or persons in rural areas as described in Code
      Section 1381(a)(2)(C), and

         (c) any organization, other than a farmers' cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511;

   (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

   (3) an "electing large  partnership"  means any partnership  having more than
100  members  during  the  preceding  tax  year,   other  than  certain  service
partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

   The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

   (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

   (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

   Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Holder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

   NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest," as defined in the following sentence, to a Residual Holder, other than a Residual Holder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer:

   (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

   (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

   The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

    (1) the transferor

        (a) conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

        (b) found that the transferee historically paid its debts as they came due, and

        (c) found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and

    (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

   The agreement with respect to each series of Securities will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations."

   FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

   (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

   (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

   If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

   SALE OR EXCHANGE OF A RESIDUAL SECURITY. If the sale or exchange of a Residual Security occurs, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses," of a Residual Holder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a
Residual   Holder  will  have  taxable  income  to  the  extent  that  any  cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security. As a result, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

   Any gain on the sale of a Residual Security will be treated as ordinary income

   (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or

   (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires, or enters into any other transaction that results in the application of Code Section 1091, any residual interest in any REMIC or any interest in a "taxable mortgage pool," such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

   MARK TO MARKET REGULATIONS. On December 24, 1996, the Internal Revenue Service issued final mark to market regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark to market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark to market regulations provide that, for purposes of this mark to market requirement, a Residual security is not treated as a security and thus may not be marked to market. The mark to market regulations apply to all Residual Securities acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

   PROHIBITED TRANSACTIONS. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate.
Prohibited transactions generally include:

    (1) the disposition of a qualified mortgage other than for:

        (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

        (b) foreclosure, default, or imminent default of a qualified mortgage,

        (c) bankruptcy or insolvency of the REMIC Pool, or

        (d) a qualified (complete) liquidation,

    (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

    (3) the receipt of compensation for services, or

    (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

   Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call --generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by

    (1) a default or reasonably foreseeable default,

    (2) an assumption of the mortgage loan,

    (3) the waiver of a due-on-sale or due-on-encumbrance clause, or

    (4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

   CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

    (1) during the three months following the Startup Day,

    (2) made to a qualified Reserve Fund by a Residual Holder,

    (3) in the nature of a guarantee,

    (4) made to facilitate a qualified liquidation or clean-up call, and

    (5) as otherwise permitted in Treasury regulations yet to be issued. We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

   NET INCOME FROM FORECLOSURE PROPERTY. The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

   LIQUIDATION OF THE REMIC POOL. If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of Regular Securities and Residual Holders within the 90-day period.

   ADMINISTRATIVE MATTERS. The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

   LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES. An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

   (1) 3% of the excess, if any, of adjusted gross income over $126,600 for 1999, $63,300 in the case of a married individual filing a separate return, as adjusted for inflation for subsequent years, or

   (2) 80% of the amount of itemized deductions otherwise allowable for the year.

   In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual
Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Holder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

TAXATION OF CERTAIN FOREIGN INVESTORS

   REGULAR SECURITIES. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

   (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

   (2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

   If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject


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

to United States federal income tax at regular rates. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security.

   The IRS recently issued final New Regulations which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations will be effective January 1, 2001, current withholding certificates will remain valid until the earlier of December 31, 2000, or the date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Securities held by a foreign partnership, that:

   (1) the certification described above be provided by the partners rather than by the foreign partnership and

   (2) the partnership provide certain information, including a United States taxpayer identification number.

   A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

   RESIDUAL SECURITIES. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest", subject to the conditions described in "Regular Securities" above, but only to the extent that:

   (1) the mortgage loans were issued after July 18, 1984 and

   (2) the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

   Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in this prospectus. If the amounts paid to Residual Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.


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

   BACKUP WITHHOLDING. Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments." Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Holder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

   REPORTING REQUIREMENTS. Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt
holders  of  record  of  Regular   Securities,   including

   o corporations,

   o non-calendar year taxpayers,

   o securities or commodities dealers,

   o real estate investment trusts,

   o investment companies,

   o common trust funds,

   o thrift institutions and

   o charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

   The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

   Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter --41 days after the end of a quarter under proposed Treasury regulations-- in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses as, as described under "--Limitations on Deduction of Certain Expenses" above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

GRANTOR TRUST FUNDS

   CLASSIFICATION OF GRANTOR TRUST FUNDS. With respect to each series of Grantor Trust Securities, Cadwalader, Wickersham & Taft will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

STANDARD SECURITIES

   GENERAL. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as "Stripped Securities," the holder of each security in the series, referred to in this Prospectus as "Standard Securities," will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder's method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including

    (1) interest at the coupon rate on the mortgage loans,

    (2) original issue discount, if any,

    (3) prepayment fees,

    (4) assumption fees, and

    (5) late payment charges received by the servicer.

   A holder of securities generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:


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

   (1) 3% of the excess, if any, of adjusted gross income over $126,600 for 1999 $63,300 in the case of a married individual filing a separate return, in each case, as adjusted for inflation in subsequent years, or

   (2) 80% of the amount of itemized deductions otherwise allowable for that year.

As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on that security.

   Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

   TAX STATUS. Cadwalader, Wickersham & Taft has advised the depositor that:

      1. A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans. . . secured by an interest in real property which is. . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

      2. A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
   Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets. Interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

      3. A Standard Security owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

      4. A Standard Security owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(a) will be considered to represent "permitted assets" within the meaning of Code Section 860L(c) to the extent that the assets of related Grantor Trust Fund consist of "debt instruments" or other permitted assets within the meaning of Code
   Section 860L(c).

      An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for the treatment must be reduced by the amount of the Buydown Funds. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. We cannot assure you that the treatment described above is


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

    proper. Accordingly, we urge you to consult your own tax advisors concerning the effects of these arrangements on the characterization of your investment for federal income tax purposes.

   PREMIUM AND DISCOUNT. We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

   PREMIUM. The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under "--Taxation of Owners of Residual Securities --Premium".

   ORIGINAL ISSUE DISCOUNT. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the mortgage loans. See "Stripped Securities" below regarding original issue discount on Stripped Securities.

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

   MARKET DISCOUNT. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "REMICs -- Taxation of Owners of Regular Securities -- Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

   RECHARACTERIZATION OF SERVICING FEES. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that


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

may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation --"excess servicing"-- will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

   Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   SALE OR EXCHANGE OF STANDARD SECURITIES. If a sale or exchange of a Standard Security occurs, a holder of securities will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

   (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in


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

effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction or

   (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

   Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of the taxpayers (39.6%) for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED SECURITIES

   GENERAL. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities." The securities will be subject to those rules if:

   (1) the Depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

   (2) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities -- Recharacterization of Servicing Fees"), and

   (3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

   In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

   Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where


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

Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

   (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and

   (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

   This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

   (1) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

   (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under "--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

   STATUS OF STRIPPED SECURITIES. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

   (1) "real estate assets" within the meaning of Code Section 856(c)(4)(A),

   (2) "obligation[s]. . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and


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

   (3) "loans. . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. The application of these Code provisions to Buydown Loans is uncertain. See "--Standard Securities -- Tax Status" above.

   TAXATION OF STRIPPED SECURITIES. Original Issue Discount. Except as described above under "General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--Taxation of Owner of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "-- General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped
Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

   If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

   SALE OR EXCHANGE OF STRIPPED SECURITIES. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Stripped Security, as described above under "--Taxation of Owners of Regular Securities -- Sale or Exchange of Regular Securities." To the extent that a


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

subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   PURCHASE OF MORE THAN ONE CLASS OF STRIPPED SECURITIES. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

   POSSIBLE ALTERNATIVE CHARACTERIZATION. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

   (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan,

   (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

   (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

   Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

   REPORTING REQUIREMENTS AND BACKUP WITHHOLDING. The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue


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

discount required to be reported as taxable income by a holder of securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the Internal Revenue Service. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

   TAXATION OF CERTAIN FOREIGN INVESTORS. To the extent that a security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

PARTNERSHIP TRUST FUNDS

   CLASSIFICATION OF PARTNERSHIP TRUST FUNDS. With respect to each series of Partnership Securities or Debt Securities, Cadwalader, Wickersham & Taft will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

   CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP SECURITIES AND DEBT SECURITIES. For federal income tax purposes:

   (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . .
 . residential real property" within the meaning of Code Section
7701(a)(19)(C)(v) and

   (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts.


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

   TAXATION OF DEBT HOLDER OF SECURITIES. Treatment of the Debt Securities as Indebtedness. The Depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Cadwalader, Wickersham & Taft will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

   If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

   Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

   (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and

   (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--Taxation of Owners of Regular Securities" above.

TAXATION OF OWNERS OF PARTNERSHIP SECURITIES

   TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP. The prospectus supplement may specify that the Depositor will agree, and the holders of securities will agree by their purchase of securities, to treat the Partnership Trust Fund:

   (1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the Partnership being the holders of securities, including the depositor, and the Debt Securities, if any, being debt of the partnership or

   (2) if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

   A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

   PARTNERSHIP TAXATION. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each holder of securities will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. We anticipate that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of:

   (1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

   (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

   (3) any other amounts of income payable to the holders of securities for the applicable Due Period.

   That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to securities. Moreover, even under the foregoing method of allocation, holders of securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

   All of the taxable income allocated to a holder of securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

   A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of securities would be miscellaneous itemized deductions subject to the limitations described above under " -- Standard Securities -- General." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

   Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "--
Standard Securities -- General" and "-- Premium and Discount." Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of securities.

   DISCOUNT AND PREMIUM. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Standard Securities--Premium and Discount" in this prospectus. As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

   If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of securities.

   SECTION 708 TERMINATION. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund --the "old partnership"-- to a new Partnership Trust Fund --the "new partnership"-- in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

   DISPOSITION OF SECURITIES. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

   Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

   If a holder of securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

   ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

   The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of securities. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

   SECTION 731 DISTRIBUTIONS. In the case of any distribution to a holder of securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder's security exceeds the adjusted basis of that holder's interest in the security. To the extent that the amount of money distributed exceeds that holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of securities, no loss will be recognized except if a distribution in liquidation of a holder's interest occurs. Any gain or loss recognized by a holder of securities will be capital gain or loss.

   SECTION 754 ELECTION. If a holder of securities sells its Partnership Securities at a profit or loss, the purchasing holder of securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of securities had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, holders of securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

   ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

   Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

    (1) the name, address and taxpayer identification number of the nominee and

    (2) as to each beneficial owner:

         (x) the name, address and identification number of the beneficial owner,

         (y) whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

         (z) certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

   In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

   The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

   TAX CONSEQUENCES TO FOREIGN HOLDERS OF SECURITIES. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, for taxable years of a Partnership Trust Fund commencing on or after January 1, 1998, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the security, or other investing or trading in stock or securities for the holder's own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at a rate of 35% for non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

   BACKUP WITHHOLDING. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 31% if, in general, the holder of securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

   THE  FEDERAL  TAX  DISCUSSIONS  SET FORTH  ABOVE  ARE  INCLUDED  FOR  GENERAL
INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING ON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                        STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

   Title I of ERISA and Section 4975 of the Code impose certain requirements on Plans and on persons who are fiduciaries with respect to the Plans. Certain employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of the plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal, state and local law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan. In addition, Section
406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

   Certain transactions involving a trust fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases securities if the residential loans, agency securities, mortgage securities and other assets included in the trust fund are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. ss. 2510.3-101 defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under these regulations, generally, when a Plan acquires an equity interest in an entity such as a trust fund. The Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "Benefit Plan Investors" is not significant. For this purpose, in general, equity participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by "Benefit Plan Investors." "Benefit Plan Investors" include Plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in these regulations, neither Plans nor persons investing plan assets should acquire or hold securities in reliance ON the availability of any exception under the regulations.

   In addition, the regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." If notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include notes of this type, but would not, by reason of the purchase, include the underlying assets of the related trust fund. However, without regard to whether notes of this type are treated as an equity interest for these purposes, the purchase or holding of notes by or on behalf of a Plan could be considered to result in a prohibited transaction. A prohibited transaction may result if the Issuer, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan, or if the depositor, the master servicer, any sub-servicer or any trustee has investment authority with respect to the assets of the Plan.

   Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the residential loans, agency securities, mortgage securities and other assets included in a trust fund constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase or holding of securities by a Plan, as well as the operation of the related trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

   Some of the transactions involving the securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The United States Department of Labor issued an individual exemption, Prohibited Transaction Exemption 90-36, referred to as the "Exemption," on June 25, 1990 to PaineWebber Incorporated. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on the prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates, such as a senior class of certificates, underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "underwriter" shall include:

   (1) PaineWebber Incorporated,

   (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with PaineWebber Incorporated and

   (3) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

   The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief under the Exemption:

   (1) the acquisition of certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   (2) the Exemption only applies to certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other certificates of the same series;

   (3) the certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit
Rating Co. or Fitch IBCA, Inc.;

   (4) the trustee cannot be an affiliate of any other member of the "restricted group." The "restricted group" consists of any underwriter, the depositor, the trustee, the master servicer, any sub-servicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund in the related trust fund as of the date of initial issuance of the certificates;

   (5) (a) the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates;

      (b) the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets of the trust fund to the related trust fund must represent not more than the fair market value of those obligations; and

      (c) the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for that person's services and reimbursement of that person's reasonable expenses in connection with those services;

   (6) the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   The  Exemption   also  requires  that  the  trust  fund  meet  the  following requirements:

   (1) the trust fund must consist solely of assets of the type that have been included in other investment pools;

   (2) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. for at least one year prior to the acquisition of certificates by or on behalf of a Plan or with plan assets; and

   (3) certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certificates by or on behalf of a Plan or with plan assets.

   A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied with respect to its certificate. However, to the extent that certificates are subordinate, the Exemption will not apply to an investment by a Plan. In addition, the Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related prospectus supplement are satisfied. Furthermore, any certificates representing a beneficial ownership in unsecured obligations will not satisfy the general conditions of the Exemption.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the "Excluded Plan." For purposes of the certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

   (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between PaineWebber or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the certificates is

      (a) a borrower with respect to 5% or less of the fair market value of the assets of the trust fund or

      (b) an affiliate of that person,

   (2) the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan and

   (3) the holding of certificates by a Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the certificates. Satisfaction of these conditions would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the related trust fund, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if the restrictions are deemed to otherwise apply merely

   (1) because a person is deemed to be a Party in Interest with respect to an investing Plan,

   (2)   by virtue of providing services to the Plan, or

   (3) by virtue of having certain specified relationships to a person of that type, solely as a result of the Plan's ownership of certificates.

   Before purchasing a certificate, a fiduciary of a Plan should itself confirm:

   (1) that the certificates constitute "certificates" for purposes of the Exemption and

   (2) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

   In addition to the Exemption, a Plan fiduciary or other investor using plan assets should consider the availability of certain class exemptions granted by the U.S. Department of Labor. These class exemptions may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including

   (1) PTCE 83-1, regarding transactions involving mortgage pool investment trusts;

   (2) PTCE 84-14, regarding transactions effected by a "qualified professional asset manager";

   (3) PTCE 90-1, regarding transactions by insurance company pooled separate accounts;

   (4) PTCE 91-38, regarding investments by bank collective investment funds;

   (5) PTCE 95-60, regarding transactions by insurance company general accounts; and

   (6) PTCE 96-23, regarding transactions effected by an "in-house asset manager."

   In addition to any exemption that may be available under PTCE 95-60 for the purchase, sale and holding of the securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA. This new section provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA, including the prohibited transaction provisions, and Section 4975 of the Code for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the U.S. Department of Labor was required to issue final regulations no later than December 31, 1997. These final regulations are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute plan assets, unless:

   (1) as otherwise provided by the Secretary of Labor in the 401(c) regulations to prevent avoidance of the regulations or

   (2) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the securities after the date which is 18 months after the date the 401(c) regulations become final. The United States Department of Labor proposed the regulations on December 22, 1997, but they have not yet been finalized.

   Any plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA and Section 4975 of the Code to that investment and the availability of the Exemption or any class exemption in connection with that investment. We cannot assure you that the Exemption or any other individual or class exemption will apply with respect to any particular Plan that acquires or holds securities or, even if all of the conditions specified in the Exemption or class exemption were satisfied, that the exemption would apply to all transactions involving the trust fund. The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the securities offered.

                                LEGAL INVESTMENT

   The prospectus supplement relating to each series of securities will specify which, if any, of the classes of securities offered constitute "mortgage related securities" for purposes of SMMEA. Any class of securities offered by this prospectus and by the related prospectus supplement that is not initially rated in one of the two highest rating categories by at least one rating agency or that represents an interest in a trust fund that includes junior residential loans will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those securities not qualifying as "mortgage related securities" -- "non-SMMEA securities" -- under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these securities, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the non-SMMEA securities constitute legal investments for them.

   Classes of securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to,

   (1)   state-chartered savings banks,

   (2) commercial banks, savings and loan associations and insurance companies,

   (3) as well as trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for these types of entities.

Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for these legislative enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely ON existing state law, and not SMMEA. Accordingly, the investors affected by this type of legislation will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in the legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

   (1) federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by these "mortgage related securities", federal credit unions may invest in these "mortgage related securities", and

   (2) national banks may purchase these "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to regulations the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(l) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities and residual interests in mortgage related securities, unless the credit union has obtained written approval from the National Credit Union Administration to participate in the "investment pilot program" described in 12 C.F.R. ss.
703.140. The Office of Thrift Supervision has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivatives Activities," which thrift institutions subject to the jurisdiction of the Office of Thrift Supervision should consider before investing in the securities.

   All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" -- the "1998 policy statement" -- of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision effective May 26, 1998, and by the National Credit Union Administration, effective October 1, 1998. The 1998 policy statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-
derivative products, used for investment purposes. Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by federal and state authorities before purchasing any securities. A review should be conducted, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under these rules, policies or guidelines and in certain instances irrespective of SMMEA.

   The foregoing does not take into consideration the applicability of statutes,
rules,  regulations,   orders,  guidelines  or  agreements  generally  governing
investments made by a particular investor, including, but not limited to,

    (1) "prudent investor" provisions,

    (2) percentage-of-assets limits,

    (3) provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and,

    (4) with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain classes of securities as "mortgage related securities," no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining

    (1) whether and to what extent the securities constitute legal investments or are subject to investment, capital or other restrictions and,

    (2) if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                              PLANS OF DISTRIBUTION

   The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by PaineWebber Incorporated acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

   Alternatively, the related prospectus supplement may specify that the securities will be distributed by PaineWebber acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If PaineWebber acts as agent in the sale of securities, PaineWebber will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that PaineWebber elects to purchase securities as principal, PaineWebber may realize losses or profits based ON the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

   The depositor will indemnify PaineWebber Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments PaineWebber and any underwriters may be required to make in respect of any liability.

   The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale or the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

   In  the  ordinary  course  of  business,  PaineWebber  Incorporated  and  the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

   The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

   As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. The depositor will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if written or oral request of any person is made, a copy of any or all reports incorporated in this prospectus by reference. The depositor will be required to provide these reports only to the extent reports relate to one or more of classes of the related series of securities, other than the exhibits to these documents, unless these exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019, Attention: General Counsel, or by telephone at (212) 713-2000.

   The depositor filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

   Copies of the registration statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, if payment of the prescribed charges is made, or may be examined free of charge at the SEC's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval -- EDGAR -- system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                  LEGAL MATTERS

   The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Cadwalader, Wickersham & Taft, New York, New York.

                              FINANCIAL INFORMATION

   A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

   It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

   Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified Rating Agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute

   (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

   (2) the degree to which the rate of prepayments might differ from that originally anticipated or

   (3)   the  likelihood   of  early  optional  termination  of  the  series  of
         securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

   We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

   The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

   If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

                                GLOSSARY OF TERMS

   "ACCRUAL SECURITIES" are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

   "ACCRUED SECURITY INTEREST" is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

   "AVAILABLE DISTRIBUTION AMOUNT" is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

      (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

      (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

      (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

      (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

   "AVAILABLE SUBORDINATION AMOUNT" is an amount equal to the difference between

   (1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

   (2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

   "BANKRUPTCY BOND" is a bond insuring residential loans which covers

      (1) certain losses resulting from

         (a) an extension of the maturity of a residential loan, or

         (b) a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

      (2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

   "BUYDOWN FUNDS" are funds paid on the related Buydown Loans.

   "BUYDOWN LOANS" are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the loan.

   "CASH FLOW VALUE" is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

      (1) the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

      (2) the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable Assumed Reinvestment Rate; or

      (3) amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

   "CERCLA" is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

   "COLLATERAL VALUE" is

   (1) with respect to a residential property or cooperative unit, it is the lesser of:

        (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan; and

        (b) the sales price of the property.

   (2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

   "CONSERVATION ACT" is the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

   "CODE" is  the Internal Revenue Code of 1986, as amended.

   "COOPERATIVE" is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

   "COOPERATIVE LOANS" are loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

   "CUT-OFF  DATE" is the date  specified in the related  prospectus  supplement
which  generally   represents  the  first  date  after  which  payments  on  the residential loans in a pool will begin to be paid to the trust.

   "DEBT   SECURITIES"  are  securities   which  represent   indebtedness  of  a
Partnership Trust Fund for federal income tax purposes.

   "DEPOSIT PERIOD" is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

   "DEFINITIVE SECURITY" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

   "DUE PERIOD" is the period of time specified in the related prospectus supplement.

   "EQUITY CERTIFICATES" are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

   "FHA INSURANCE" is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

   "FHLMC CERTIFICATES" are mortgage participation certificates issued by the FHLMC.

   "FINANCIAL INTERMEDIARY" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

   "FNMA CERTIFICATES" are guaranteed mortgage pass-through securities issued by the FNMA.

   "GARN-ST. GERMAIN ACT" is the Garn-St. Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

   "GNMA CERTIFICATES" are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

   "GRANTOR TRUST SECURITIES" are securities which represent interests in a grantor trust as to which no REMIC election will be made.

   "HOME EQUITY LOANS" are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

   "HOME IMPROVEMENT CONTRACTS" are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

   "INSURANCE INSTRUMENT" is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

   "INSURANCE PROCEEDS" are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

   "LAND CONTRACTS" are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

   "LIQUIDATION PROCEEDS" are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

   "LOAN-TO-VALUE RATIO" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

   "LOCKOUT PERIOD" is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

   "MANUFACTURED HOUSING CONTRACTS" are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

      (1) new or used manufactured homes;

      (2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

      (3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

   "MULTIFAMILY LOANS" are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

   "NET INTEREST RATE" with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

   "NON-PRO RATA SECURITY" is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

   "OID REGULATIONS" are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

   "PARTNERSHIP SECURITIES" are securities which represent interests in a Partnership Trust Fund.

   "PARTNERSHIP TRUST Fund" is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

   "PARTICIPANTS" are participating organizations through which a Security Owner can hold its book-entry security.

   "PLANS" are retirement plans and other employee benefit plans and arrangements, including individual retirement accounts and annuities and Keogh plans, which are subject to ERISA, and bank collective investment funds and insurance company general and separate accounts in which the plans, accounts or arrangements are invested.


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

   "POOL INSURANCE POLICY" is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

   "PREPAYMENT ASSUMPTION" is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

   "PREPAYMENT PERIOD" is a period that may be particularly specified in the related prospectus supplement which may commence on:

      (1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

      (2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

   and will end in both cases on the last day of the preceding calendar month.

   "PRIMARY CREDIT INSURANCE POLICY" is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

   "PRIMARY HAZARD INSURANCE POLICY" is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

   "PTCE" is the Prohibited Transaction Class Exemption.

   "QUALIFIED INSURER" is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by FHLMC, FNMA, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

   "REALIZED LOSS" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

   "REFINANCE LOANS" are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

   "REGULAR SECURITIES" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

   "REGULAR SECURITYHOLDER" is a holder of a Regular Security.

   "RELIEF ACT" is the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

   "REMIC POOL" is an entity or portion of an entity as to which a REMIC election will be made.

   "REMIC PROVISIONS" are Sections 860A through 860G of the Code.

   "REMIC REGULATIONS" are the REMIC Provisions and the Treasury regulations issued under the REMIC provisions.

   "REMIC SECURITIES" are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

   "RESIDUAL SECURITIES" are Securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

   "RESERVE FUND" is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

   "RESTRICTED GROUP" consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

   "RETAINED INTEREST" are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

   "RETAINED INTEREST RATE" is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the Depositor, any of it affiliates or its predecessor in interest, are calculated.

   "SECURITY REGISTER" is a record where exchanges or transfers of securities are registered by the Security Registrar.

   "SECURITY REGISTRAR" is one who registers exchanges or transfers of securities in the Security Register.

   "SECURITY OWNER" is a person who has beneficial ownership interests in a security.

   "SBJPA OF 1996" is the Small Business Job Protection Act of 1996.

   "SMMEA" is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

   "STARTUP DAY" is the date the REMIC securities are issued.

   "STRIPPED AGENCY SECURITIES" are GNMA Certificates, FNMA Certificates or FHLMC Certificates issued in the form of certificates which represent:

      (1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

      (2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, FNMA Certificates or FHLMC Certificates.

   "TITLE V" is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

   "TRUST ACCOUNTS" are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations

   "UNAFFILIATED SELLERS" are sellers of residential loans to the depositor that are not affiliated with the depositor.

   "U.S. PERSON" is

        (1) A citizen or resident of the United States,

        (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

        (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

        (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

   "VA GUARANTEE" is a guarantee of residential loans by the VA under the Serviceman's Readjustment of 1944, as amended.